                            TSMD ACQUISITION CORP.


                      PURCHASE OF ALL OF THE OUTSTANDING
                        CAPITAL STOCK OF W-J TSMD INC.


                               August 29, 1997


                                    INDEX


1. Stock Purchase Agreement dated as of August 29, 1997 ("Stock Purchase Agreement") by and among TSMD Acquisition Corp., Watkins-Johnson Company and W-J TSMD Inc.

         A.       GaAs/Thin Film Supply Agreement Term Sheet.

         B.       Form of Cross License Agreement.

         C.       Marketing Agreement Term Sheet.

         D.       MIM/Glass Seal/Hybrid Assembly Supply Agreement Term Sheet.

         E.       Sublease Term Sheets.

         F.       Form of Trademark License Agreement.

         G. Matters to be Covered in Opinion of Counsel to Seller and Company.

         H.       Matters to be Covered in Opinion of Counsel to Buyer.

2.       Schedule 3.3 (Buyer Approvals and Permits) to Stock Purchase Agreement.

-----------------
* Indicates that certain material has been omitted pursuant to a request for confidential treatment. Such material is contained in a copy of this document provided to the Securities and Exchange Commission.

                           STOCK PURCHASE AGREEMENT


                                 dated as of


                               August 29, 1997,


                                 by and among


                           TSMD ACQUISITION CORP.,


                           WATKINS-JOHNSON COMPANY


                                     and


                                W-J TSMD INC.

                                TABLE OF CONTENTS

                                                                                                  Page No.
                                    ARTICLE I
                  DEFINITIONS/PURCHASE & SALE/CLOSING..................................................  2

         1.1      Definitions..........................................................................  2
         1.2      Sale of the Stock by Seller.......................................................... 12
         1.3      Purchase of the Stock by Buyer;
                  Total Purchase Price................................................................. 13
         1.4      The Closing.......................................................................... 13
         1.6      Purchase Price Adjustment............................................................ 14
         1.7      Retention Plan Escrow................................................................ 17
         1.8      Deposit; Deposit Escrow.............................................................. 17

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SELLER............................................. 19

         2.1      Organization and Related Matters..................................................... 19
         2.2      Equity Securities.................................................................... 19
         2.3      Financial Statements; Changes;
                  Contingencies........................................................................ 20
         2.4      Tax and Other Returns and Reports.................................................... 21
         2.5      Material Contracts................................................................... 22
         2.6      Real and Personal Property;
                  Government-Furnished and
                  Government-Owned Property or
                  Equipment............................................................................ 23
         2.7      Intangible Property.................................................................. 25
         2.8      Authorization; No Conflicts.......................................................... 26
         2.9      Legal Proceedings and Certain
                  Labor Matters........................................................................ 27
         2.10     Minute Books......................................................................... 28
         2.11     Accounting Records; Internal
                  Controls............................................................................. 28
         2.12     Insurance............................................................................ 28
         2.13     Permits.............................................................................. 29
         2.14     Compliance with Law.................................................................. 29
         2.15     Dividends and Other Distributions.................................................... 29
         2.16     Employee Benefits.................................................................... 30
         2.17     Certain Interests.................................................................... 32
         2.18     Intercompany Transactions............................................................ 33
         2.19     No Brokers or Finders................................................................ 33
         2.20     Inventory............................................................................ 33
         2.21     Customers and Suppliers.............................................................. 34
         2.22     Environmental Compliance............................................................. 34
         2.23     Government Contracts................................................................. 35

         2.24     Backlog.............................................................................. 37
         2.25     Clearances........................................................................... 37


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF BUYER.............................................. 37

         3.1      Organization and Related Matters..................................................... 37
         3.2      Authorization........................................................................ 38
         3.3      No Conflicts......................................................................... 38
         3.4      No Brokers or Finders................................................................ 38
         3.5      Legal Proceedings.................................................................... 38
         3.6      Investment Representation............................................................ 39

                                   ARTICLE IV
                  COVENANTS WITH RESPECT TO CONDUCT OF COMPANY
                                PRIOR TO CLOSING....................................................... 39

         4.1      Access............................................................................... 39
         4.2      Material Adverse Changes; Reports;
                  Financial Statements................................................................. 40
         4.3      Conduct of Business.................................................................. 40
         4.4      Notification of Certain Matters...................................................... 42
         4.5      Permits and Approvals................................................................ 43
         4.6      Preservation of Business Prior to
                  Closing Date......................................................................... 43
         4.7      Government Filings................................................................... 43
         4.8      Elimination of Intercompany and
                  Affiliate Liabilities................................................................ 44
         4.9      Inconsistent Agreements.............................................................. 44
         4.10     Contribution......................................................................... 45
         4.11     Provisions Respecting Government
                  Contracts............................................................................ 45
         4.12     Certain Material Contracts........................................................... 46
         4.13     Customers and Suppliers.............................................................. 47
         4.14     Backlog.............................................................................. 47

                                    ARTICLE V
                          ADDITIONAL CONTINUING COVENANTS.............................................. 47

         5.1      Noncompetition....................................................................... 47
         5.2      Nondisclosure of Proprietary Data.................................................... 49
         5.3      Certain Tax Matters.................................................................. 50
         5.4      Corporate Name Change; Trademark
                  License Agreement.................................................................... 51
         5.5      Post-Closing Cooperation Generally................................................... 51

         5.6      Refund Claims and Warranty Claims.................................................... 51
         5.7      Warranty Work........................................................................ 52
         5.8      Change Orders........................................................................ 52
         5.9      Cooperation re: Refund Claims and
                  Warranty Claims...................................................................... 53
         5.10     Prorations; Cooperation re:
                  Collection of Receivables............................................................ 53
         5.11     Post-Closing Status of Company....................................................... 54
         5.12     Employment of Employees of the
                  Business............................................................................. 54


                                   ARTICLE VI
                              CONDITIONS OF PURCHASE................................................... 56

         6.1      General Conditions................................................................... 56
         6.2      Conditions to Obligations of Buyer................................................... 56
         6.3      Conditions to Obligations of
                  Seller............................................................................... 58

                                   ARTICLE VII
                        TERMINATION OF OBLIGATIONS; SURVIVAL........................................... 59

         7.1      Termination of Agreement............................................................. 59
         7.2      Effect of Termination................................................................ 61
         7.3      Survival of Representations and
                  Warranties........................................................................... 61
         7.4      Limitation on Obligations of
                  Company.............................................................................. 62

                                  ARTICLE VIII
                                INDEMNIFICATION........................................................ 62

         8.1      Obligations of Seller................................................................ 62
         8.2      Obligations of Buyer................................................................. 63
         8.3      Certain Tax Matters.................................................................. 63
         8.4      Procedure............................................................................ 65
         8.5      Limitations on Indemnification....................................................... 66
         8.6      Tax Adjustments...................................................................... 66

                                   ARTICLE IX
                                     GENERAL........................................................... 67

         9.1      Amendments; Waivers.................................................................. 67
         9.2      Schedules; Exhibits; Integration..................................................... 67
         9.3      Best Efforts; Further Assurances..................................................... 67

         9.4      Governing Law........................................................................ 68
         9.5      Assignment........................................................................... 68
         9.6      Headings............................................................................. 68
         9.7      Counterparts......................................................................... 69
         9.8      Publicity and Reports................................................................ 69
         9.9      Parties in Interest.................................................................. 69
         9.10     Performance by Subsidiaries.......................................................... 69
         9.11     Notices.............................................................................. 70
         9.12     Expenses............................................................................. 71
         9.13     Remedies; Waiver..................................................................... 71
         9.14     Attorney's Fees...................................................................... 71
         9.15     Knowledge Convention................................................................. 71
         9.16     Representation By Counsel;
                  Interpretation....................................................................... 72
         9.17     Specific Performance................................................................. 72
         9.18     Severability......................................................................... 72
         9.19     Confidentiality...................................................................... 72
         9.20     Schedules............................................................................ 75

                                   EXHIBITS


A        GaAs/Thin Film Term Sheet
B        Form of License Agreement
C        Marketing Term Sheet
D        MIM Supply Term Sheet
E        Sublease Term Sheets
F        Form of Trademark License Agreement
G        Matters to be Covered in Opinion of Counsel to Seller and Company
H        Matters to be Covered in Opinion of Counsel to Buyer


                                  SCHEDULES


Disclosure Schedule

1.1               Excluded Assets
2.1               Officers and Directors
2.4               Tax Matters
2.5               Material Contracts
2.6(a)            Real and Personal Property
2.6(d)            Government-Furnished Items
2.7               Intangible Property
2.8               Seller Approvals and Permits
2.9               Litigation
2.12              Insurance
2.16              Employee Benefit Plan Matters
2.20              Inventory Valuation Methodology
2.21              Customers and Suppliers
2.23(c)           Government Contract Audits
2.25              Clearances
3.3               Buyer Approvals and Permits
5.7               Warranty Work Principles
5.10              Proration Principles
6.2(d)            Certain Third Party Consents
8.3(a)            Certain Leases of Tangible Property
9.15              Knowledge

                           STOCK PURCHASE AGREEMENT


                  This STOCK PURCHASE AGREEMENT (this "Agreement") dated as of August 29, 1997 by and among TSMD ACQUISITION CORP., a Delaware corporation ("Buyer"), WATKINS-JOHNSON COMPANY, a California corporation ("Seller"), and W-J TSMD INC., a California corporation and a wholly-owned subsidiary of Seller ("Company").

                             B A C K G R O U N D

                  A. Seller is, and, upon completion of the Contribution, Company will be, engaged in the design, development, manufacture and sale of modular subsystems, microwave devices and electronic equipment that are used in defense and space applications and serve, among others, the following markets:
(i) guided munitions, including subsystems used by the USAF Advanced Medium-Range Air-to-Air Missile and the USN SM-2/Block IV shipboard missile;
(ii) certain intelligence applications, including modular subsystems used in the USAF Joint Airborne Surveillance Architecture (other than intelligence systems that are manufactured by Seller's Telecommunications Group in Gaithersburg, Maryland and are designed to monitor or intercept communication signals); (iii) electronic warfare and radar, including the USAF ALQ-131 electronic countermeasures system and the USN Aegis SPY missile protection radar system;
(iv) space applications, including for military and commercial satellites such as Motorola's Iridium satellite system and (v) commercial equipment, including test instruments built by Marconi in the United Kingdom. Seller operates the Business from a site located in Palo Alto, California.

                  B. Buyer, Seller and Company desire that Buyer purchase the Business on the terms and conditions set forth in this Agreement. They intend to accomplish that by having Seller and Company consummate the Contribution and Buyer purchase all the outstanding stock of Company from Seller pursuant to this Agreement.

                  C. After such stock sale, Seller will continue to design, develop, manufacture and sell semiconductor and telecommunications products, including microwave products (collectively the "Retained Businesses") at the Palo Alto site and elsewhere. Several special steps will be necessary to accommodate the separation of the Business and the Retained Businesses after the stock sale. For example, under the Sublease Agreements, Seller will sublease facilities to Company at the Palo Alto Site to enable Company to continue to conduct the Business at that site. In addition, Seller operates a gallium arsenide semiconductor wafer processing facility, a thin-film production substrate facility and a metal injection molding facility (the "MIM Facility") at the Palo

Alto site. Those facilities provide (or in the future are expected to provide) essential items to the Business and certain of the Retained Businesses. Seller will retain the gallium arsenide semiconductor wafer processing facility and the thin-film production substrate facility (except, in the case of the latter, for the Intangible Property relating thereto). Seller will enter into supply agreements with Company under which, after the stock sale, Seller will furnish Company with the items needed by the Business that are produced at those facilities. As regards the metal injection molding facility, Seller will contribute that facility to Company prior to the Closing as part of the Contribution. Company will enter into a supply agreement with Seller under which, after the stock sale, Company will furnish Seller with the items needed by the Retained Businesses that are produced at that facility. In addition, because Seller will continue to use technology and other know-how in certain of the Retained Businesses that are also used in the Business, Seller and Company will share the use of that "common" technology pursuant to the License Agreement.

                  D. The purpose of this Agreement is to memorialize the terms and conditions under which Buyer will purchase the Stock and Buyer, Seller and Company will effect the other arrangements described above.

                  NOW THEREFORE, in consideration of the promises and covenants contained herein and intending to be legally bound, Buyer, Seller and Company do hereby agree as follows:


                                    ARTICLE I
                       DEFINITIONS/PURCHASE & SALE/CLOSING

                  1.1      Definitions.

                  For all purposes of this Agreement, except as otherwise expressly provided:

                  (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

                  (b) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles;

                  (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement;


                  (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

                  (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply:

                  "Accounting Report" is defined in Section 1.6(a).

                  "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                  "Additional Accounting Firm" is defined in Section 1.6(c).

                  "Additional Accounting Report" is defined in Section 1.6(c).

                  "Adjustment Amount" means the excess of March 31 Net Asset Value over Closing Date Net Asset Value. In the event that March 31 Net Asset Value is less than Closing Date Net Asset Value, the Adjustment Amount shall be zero.

                  "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

                  "Agreed Adjustments" is defined in Section 1.6(b).

                  "Agreed Rate" means, as of the date of any payment of interest to be made by reference thereto, the interest rate established on such date by Citibank, N.A. as its "prime" rate, or, if that rate is no longer established or published, a comparable interest rate.

                  "Agreement" means this Agreement by and among Buyer, Seller and Company as amended or supplemented together with all Exhibits and Schedules attached or incorporated by reference.

                  "Ancillary Agreements" means the Calibration Group Supply Agreement, the GaAs/Thin Film Agreement, the License Agreement, the Marketing Agreement, the MIM Supply Agreement, the Sublease Agreements and the Trademark License Agreement.

                  "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

                  "Associate" of a Person means

                  (i) a corporation or organization (other than Company or a party to this Agreement) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

                  (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and

                  (iii) any relative or spouse of such person or any relative of such spouse.

                  "Assumed Obligations" means only those liabilities and obligations of Seller or Company that are (i) liabilities and obligations of the Business on the Closing Date for Accrued PTO and Holidays, Advance Billing, Provision for Losses on Contracts, Accrual for "Sick Leave Bank" and Deferred Compensation (to the extent relating to Messrs. Boland and Gilbert), (ii) executory obligations to perform under Contracts that are Purchased Assets and
(iii) liabilities or obligations under the Retention Plan.

                  "Audited Adjustment Amount" is defined in Section 1.6(a).

                  "Auditors" means Deloitte & Touche, independent public accountants to Seller and Company.

                  "Base Purchase Price" is defined in Section 1.3.

                  "Business" means the Tactical Subsystems Sector and the Microwave Devices Sector businesses conducted by Seller and by Company, including, but not limited to, the design, development, manufacture and sale of modular subsystems, microwave devices and electronic equipment that are used in defense and space applications and serve, among others, the following markets:
(i) guided munitions,
including subsystems used by the USAF Advanced Medium-Range Air-to-Air Missile and the USN SM-2/Block IV shipboard missile, (ii) certain intelligence applications, including modular subsystems used in the USAF Joint Airborne Surveillance Architecture, (iii) electronic warfare and radar, including the USAF ALQ-131 electronic countermeasures system and the USN Aegis SPY missile protection radar system, (iv) space applications, including for military and commercial satellites such as Motorola's Iridium satellite system and (v) commercial equipment, including test instruments built by Marconi in the United Kingdom, and shall be deemed to include any of the following incidents of such businesses: income, cash flow, operations, condition (financial or other), assets, liabilities, Products, properties and, to the extent contemplated by Seller's or Company's business plans or projections as of the date hereof, prospects; provided, however, that "Business" shall not include intelligence systems that are manufactured by Seller's Telecommunications Group in Gaithersburg, Maryland and are designed to monitor or intercept communication signals.

                  "Buyer's Accountants" is defined in Section 1.6(a).

                  "Calibration Group Supply Agreement" means a Calibration Group Supply Agreement by and among Buyer, Seller and Company on terms reasonably satisfactory to the parties thereto.

                  "Closing" means the consummation of the purchase and sale of the Stock under this Agreement.

                  "Closing Date" means the date of the Closing.

                  "Closing Date Net Asset Value" means the book value of the Purchased Assets (excluding any value attributed to intangibles that were not on the balance sheet for the Business as of March 31, 1997 referred to in Section 2.3) minus the book value of the Assumed Obligations (not including any liabilities or obligations under the Retention Plan), in each case as carried on Seller's books of account in accordance with GAAP consistently applied (provided that in the event of any conflict between those principles required under GAAP and those principles required for consistency, the principles required under GAAP shall control) as of the Closing Date.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" is defined in the preamble hereto.

                  "Contract" means any binding agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding.

                  "Contribution" means the transfer by Seller to Company of those Purchased Assets and Assumed Obligations not owned or held by Company as of the date hereof, such transfer to be evidenced by all necessary and appropriate documentation and filings with Governmental Entities including, but not limited to, all necessary filings with Governmental Entities with respect to the transfer of the Intangible Property listed on Schedule 2.7 from Seller to Company.

                  "Customer Contracts" means all Contracts providing for obligations to deliver Products, the rights to be paid for those Products and the obligations and rights that are ancillary to those obligations and rights.


                  "Deposit" is defined in Section 1.8(a).

                  "Disclosure Schedule" means the Disclosure Schedule of even date herewith delivered by Seller to Buyer. The Sections of the Disclosure Schedule shall be numbered to correspond to the applicable Sections of this Agreement and the matters disclosed in particular Sections of the Disclosure Schedule shall be deemed to qualify only the corresponding particular Section of this Agreement except where the nature of the disclosure is such that its applicability to other Sections of the Agreement is apparent.

                  "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

                  "Escrow Agent" is defined in Section 1.8(a).

                  "Escrow Agreement" means the Escrow Agreement by and among Buyer, Seller and Escrow Agent on terms reasonably satisfactory to the parties thereto regarding the holding and release of the Deposit.

                  "ESOP" is defined in Section 2.16(b).

                  "Equity Securities" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

                  "ERISA Affiliate" has the meaning set forth in
Section 2.16(c).

                  "Estimated Adjustment Amount" is defined in Section 1.5.

                  "Estimated Purchase Price" is defined in Section 1.5.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" means those assets specifically identified on Schedule 1.1 which shall include, but not be limited to, assets of the

Business on the Closing Date comprising Accounts Receivable, Deferred Tax Assets and Other Current Assets - Prepaids.

                  "Excluded Liabilities" means any and all liabilities of Seller, Company or the Business of any kind or nature, whether known or unknown, accrued, absolute, contingent or otherwise (other than the Assumed Obligations) including, but not limited to, Accounts Payable, Accrued Salaries and Profit Sharing, Government Accruals and Accrued Expenses - Other, and any and all liabilities with respect to any of the plans, agreements or arrangements listed (or required by Section 2.16(a) to be listed) in Schedule 2.16.

                  "Final Audited Adjustment Amount" is defined in
Section 1.6(c).

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

                  "GaAs/Thin Film Agreement" means the GaAs/Thin Film Agreement by and among Buyer, Seller and Company on the principal terms set forth in Exhibit A hereto and such other terms as are reasonably satisfactory to the parties thereto.

                  "Government Bid" is defined in Section 2.23(a).

                  "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Government Bid, change order, or other contractual commitment of any kind relating to the Business including, but not limited to, any Customer Contract or Supplier Contract, in each instance between Seller or Company and (i) any Governmental Entity, (ii) any prime contractor of any Governmental Entity, or (iii) any subcontractor with respect to any contract described in clauses (i) or (ii) above.

                  "Government Contract Novation" means, with respect to any Government Contract, an instrument reasonably satisfactory in form and substance to Buyer and Seller pursuant to which all of Seller's rights, claims, benefits and liabilities thereunder shall have been validly conveyed, transferred, assigned and novated to Buyer by all parties thereto.

                  "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "Government-Furnished Items" is defined in Section 2.6(d).


                  "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

                  "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

                  "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

                  "Intangible Property" means any Intellectual Property Rights, marketing rights, contractual rights, licenses and all related agreements and documentation.

                  "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications (pending or otherwise), patent rights, copyrights, computer firmware and software (existing in any form), Know-How, Trade Secrets, Marks, proprietary processes, inventions and formulae.

                  "Inventory" means all finished products, work in progress, parts, components and raw materials.

                  "Investment Plan" is defined in Section 2.16(b).

                  "IRS" means the Internal Revenue Service or any successor entity.

                  "Know-How" means any information, including, but not limited to, invention records, research and development findings, records and reports, experimental and engineering reports, pilot designs, production designs, production specifications, raw material specifications, quality control reports and specifications, drawings, photographs, models, tools, parts, algorithms, processes, methods, market and competitive analysis, or other information, whether or not considered proprietary or a Trade Secret.

                  "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

                  "License Agreement" means the Cross License Agreement by and among Buyer, Seller and Company substantially in the form of Exhibit B hereto.

                  "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

                  "March 31 Net Asset Value" means $34.6 million.

                  "Mark" means any brand name, copyright, patent, service mark, trademark, tradename, and all registrations or application for registration of any of the foregoing.

                  "Marketing Agreement" means the Marketing Agreement by and among Buyer, Seller and Company on the principal terms set forth in Exhibit C hereto and such other terms as are reasonably satisfactory to the parties thereto.

                  "Material Contract" is defined in Section 2.5.

                  "MIM Facility" is defined in the Background hereto.

                  "MIM Supply Agreement" means an MIM Supply Agreement by and among Buyer, Seller and Company on the principal terms set forth in Exhibit D hereto and such other terms as are reasonably satisfactory to the parties thereto.

                  "Net Tax Benefit" is defined in Section 8.6.

                  "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

                  "Palo Alto Site" means the real property currently leased by Seller in Palo Alto, California that is commonly referred to as 3333 Hillview Avenue.

                  "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.


                  "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

                  "Post-Closing Partial Period" means any period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period beginning the day after the Closing Date.

                  "Pre-Closing Partial Period" means any period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date.

                  "Prime Government Contract" means any Government Contract between Seller or Company, on the one hand, and the government of the United States of America on the other hand.

                  "Products" means products, technology and services manufactured, sold, licensed, under development or otherwise exploited by Seller or Company in connection with the Business, or proposed in Seller's or Company's business plans or projections to be exploited in connection with the Business, including replacement parts or components sold by Seller or Company for other products.

                  "Projected Retention Payments" is defined in Section 1.7(a).

                  "Purchased Assets" means each and every asset or property used in the conduct of, connected with or comprising the Business including, but not limited to, all assets and properties listed on Schedules 2.6(a) (which Schedule shall include, among other things, assets of the Business on the Closing Date comprising Unbilled Receivables, Inventory, PPE, Intangibles and $85,000 in loans to employees of the Business) and 2.7, except for the Excluded Assets.

                  "Refund Claim" is defined in Section 5.6.

                  "Retained Businesses" is defined in the Background hereto.

                  "Retention Plan" means Seller's Retention Bonus Plan.

                  "Retention Plan Adjustment" is defined in Section 1.7.

                  "SEC" means the Securities and Exchange Commission or any successor entity.

                  "Section 338(h)(10) Election" is defined in Section 5.11.

                  "Securities Act" means the Securities Act of 1933, as amended.


                  "Seller's Post-Closing Balance Sheet" is defined in
Section 1.6(a).

                  "Seller's Incomplete Schedules" is defined in Section 9.20.

                  "Sublease Agreements" means the Sublease Agreements by and among Buyer, Seller and Company on the principal terms set forth in Exhibit E hereto and such other terms as are reasonably satisfactory to the parties thereto.

                  "Stock" means all of the outstanding capital stock of Company.

                  "Subsidiary" means any Person in which Company has a direct or indirect equity or ownership interest in excess of 10%.

                  "Supplier Contracts" means all Contracts providing for the purchase goods and services consumed by the Business or directly used to support the Business, the obligations to pay for those goods and services, and the obligations and rights that are ancillary to those obligations and rights.

                  "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and, except as specifically provided herein, any Loss in connection with the determination, settlement or litigation of any Tax liability.

                  "Tax Reimbursement Amount" is defined in Section 8.6.

                  "Tax Return" means a report, return or other in formation required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller or Company.

                  "Title IV Plan" is defined in Section 2.16(c).

                  "Total Purchase Price" is defined in Section 1.3.

                  "Trademark License Agreement" means the Trademark License Agreement by and among Buyer, Seller and Company substantially in the form of Exhibit F hereto.

                  "Trade Secrets" means any formula, pattern, device or

compilation of information which gives an opportunity to obtain an advantage over competitors who do not know or use it, including, but not limited to, formulas for chemical compounds, a process of manufacturing, treating or preserving materials, a pattern for a machine or any forms, plans, drawings, specifications, customer lists, marketing and competition analysis and project management, inventory and cost control systems and techniques.

                  "Warranty Claim" is defined in Section 5.6.

                  "Warranty Work" is defined in Section 5.7.

                  1.2      Sale of the Stock by Seller.

                  Subject to the terms and conditions of this Agreement, Seller agrees to sell the Stock and deliver the certificate evidencing the Stock to Buyer at the Closing. The certificate will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Buyer or its nominee as Buyer may have directed prior to the Closing Date and otherwise in a form acceptable for transfer on the books of Company.

                  1.3      Purchase of the Stock by Buyer; Total Purchase Price.

                  Subject to the terms and conditions of this Agreement, Buyer agrees to purchase the Stock from Seller and to pay to Seller the Total Purchase Price. The "Total Purchase Price" shall consist of $103,000,000 (the "Base Purchase Price"), minus the Adjustment Amount, if any, minus the Retention Plan Adjustment.

                  1.4      The Closing.

                  The Closing will take place at the offices of O'Melveny & Myers, Embarcadero Center West, 275 Battery Street, San Francisco, California 94111-3305 on the last Friday of the first month during which all of the conditions specified in Article VI have been satisfied (provided, however, that if such conditions are not satisfied before the close of business on the fifth business day prior to such day, the Closing will take place on the last Friday of the next succeeding month), or at such other place or on such other day as Seller and Buyer may agree in writing.

                  1.5      Payment of Purchase Price.

                  Not later than 5 days prior to the Closing Date, Seller shall prepare and deliver to Buyer an estimated balance sheet for the Business as of the Closing Date, which balance sheet shall have been prepared in conformity with GAAP applied on a basis consistent with the balance sheet for the Business as of March 31, 1997 referred to in Section 2.3 (provided that in the event of any conflict between those principles required under GAAP and those principles required for consistency, the principles required under GAAP shall control) which shall not reflect the results of or otherwise give effect to Buyer's purchase of the Stock and the accounting treatment thereof and a notice setting forth Seller's good faith estimate of the Adjustment Amount (the "Estimated Adjustment Amount") together with a schedule setting forth in detail the calculations supporting Seller's computation thereof. Buyer shall pay the Estimated Purchase Price to Seller at the Closing by wire transfer of funds immediately available in the City of New York to an account specified by Seller not later than 5 days prior to the Closing Date. The "Estimated Purchase Price" shall be the sum of (a) the Base Purchase Price net of the Retention Plan Adjustment, and (b) the Estimated Adjustment Amount. Promptly, but in any event not later than 5 days, after the final determination of the Adjustment Amount pursuant to

Section 1.6, (i) in the event that the Total Purchase Price exceeds the Estimated Purchase Price, Buyer shall pay to Seller by wire transfer of funds immediately available in the City of New York an amount equal to such excess plus interest thereon from the Closing Date to the date of payment thereof at the Agreed Rate, or (ii) in the event the Estimated Purchase Price exceeds the Total Purchase Price, Seller shall pay to Buyer by wire transfer of funds immediately available in the City of New York an amount equal to such excess plus interest thereon from the Closing Date to the date of payment thereof at the Agreed Rate.

                  1.6      Purchase Price Adjustment.

                  (a) Physical Inventory; Closing of Books; Audit of Seller's Post-Closing Balance Sheet.

                  On the day after the Closing Date, Buyer shall direct its independent certified public accountants ("Buyer's Accountants") to conduct a physical inventory (consistent with year-end closing practices) of all of the Inventory of the Business (including, but not limited to, all "offshore" inventory), such physical inventory to be completed as promptly as practicable but in any event not later than 10 days after the Closing Date. Seller shall cooperate with Buyer and Buyer's Accountants to afford all access and provide all information necessary to facilitate such physical inventory. On the day after the Closing Date, Seller shall initiate and shall take all actions necessary to effect a closing (effective as of the Closing Date) of Seller's (with respect to the Business) and Company's books of account (including, but not limited to, the closing of all variance accounts (i.e., all unfavorable variances on open projects shall be written off)). As promptly as practicable but in any event not later than 30 days after the Closing Date, Seller shall prepare and deliver to Buyer a balance sheet for the Business as of the Closing Date, which balance sheet shall have been prepared in conformity with GAAP applied on a basis consistent with the balance sheet for the Business as of March 31, 1997 referred to in Section 2.3 (provided that in the event of any conflict between those principles required under GAAP and those principles required for consistency, the principles required under GAAP shall control) which shall not reflect the results of or otherwise give effect to Buyer's purchase of the Stock and the accounting treatment thereof, which shall reflect the closing of all variance accounts as required above (such balance sheet, as so prepared, being "Seller's Post-Closing Balance Sheet") and a notice setting forth Seller's good faith calculation of the Adjustment Amount (the "Revised Adjustment Amount") together with a schedule setting forth in detail the calculations supporting Seller's computation thereof. At Buyer's election, promptly following Buyer's receipt thereof, Buyer may direct Buyer's Accountants to conduct an audit in accordance with the standards of the American Institute of Certified Public Accountants, such audit to be completed as promptly as practicable but in any event not later than 30 days after the receipt by Buyer of Seller's Post-Closing Date Balance Sheet and the Revised Adjustment Amount, of Seller's Post-Closing Balance Sheet and the Revised Adjustment Amount. Buyer's Accountants shall, if so requested by Seller, permit the Auditors to observe the processes applied by Buyer's Accountants in conducting the audit of Seller's Post-Closing Balance Sheet referred to above. In the event Buyer elects not to direct Buyer's Accountants to conduct such an audit, Buyer shall so advise Seller not later than 30 days after the receipt by Buyer of Seller's Post-Closing Date Balance Sheet and the Revised Adjustment Amount, upon which advice the Revised Adjustment Amount shall be final and binding as the Adjustment Amount under this Agreement. In the event Buyer elects to direct Buyer's Accountants to conduct such an audit, upon completion thereof Buyer's Accountants shall deliver to Buyer a written notice (the "Accounting Report") setting forth a schedule of all adjustments, if any, to Seller's Post-Closing Balance Sheet and the Revised Adjustment Amount determined by Buyer's Accountants to be required to generate a balance sheet for the Business as of the Closing Date and calculate the Adjustment Amount hereunder (the Adjustment Amount, after giving effect to such adjustments, being the "Audited Adjustment Amount"). At Buyer's election, promptly following Buyer's receipt thereof, Buyer may deliver the Accounting Report to Seller. In the event Buyer elects not to deliver the Accounting Report to Seller, Buyer shall so advise Seller not later than 5 days after the receipt by Buyer of the Accounting Report, upon which advice the Revised Adjustment Amount shall be final and binding as the Adjustment Amount under this Agreement.

                  (b) Review by Seller. In the event that Buyer shall deliver the Accounting Report to Seller, promptly following receipt of the Accounting Report Seller shall review the same and, as promptly as practicable, but in any event not later than 30 days thereafter, shall deliver to Buyer either (i) a written notice stating that the Accounting Report and the Audited Adjustment Amount are accepted by Seller, or (ii) a certificate signed by Seller's chief financial officer setting forth Seller's objections to the Accounting Report together with a summary of the reasons therefor and calculations supporting such adjustments that, in its view, are necessary to eliminate such objections. In the event Seller delivers to Buyer such a written notice stating that the Accounting Report and the Audited Adjustment Amount are accepted by Seller or does not deliver such a certificate of objection within such 30-day period, the Audited Adjustment Amount set forth in the Accounting Report shall, upon the earlier of such delivery or the end of such 30-day period be final and binding as the Adjustment Amount under this Agreement. In the event Seller so objects within such 30-day period, Buyer and Seller shall endeavor to resolve by written agreement (the "Agreed Adjustments") any differences as to the Adjustment Amount and, in the event Buyer and Seller so resolve any such differences, the Audited Adjustment Amount set forth in the Accounting Report, as adjusted by the Agreed Adjustments, shall be final and binding as the Adjustment Amount under this Agreement.

                  (c) Audit by Additional Accounting Firm. In the event any objections lodged by Seller in accordance with Section 1.6(b) above are not resolved by Agreed Adjustments within the 30-day period next following the 30-day period referred to in Section 1.6(b) above, then Buyer and Seller shall jointly select a national accounting firm acceptable to both Buyer and Seller (or, if they cannot agree on such selection, they shall select a national (big-six) accounting firm by lot after eliminating Buyer's Accountants and the Auditors) and shall direct the firm so selected (the "Additional Accounting Firm") to conduct, as promptly as practicable, but in any event not later than 30 days after such direction, such audit of the Audited Adjustment Amount (as determined by Buyer's Accountants as set forth in the Accounting Report) as they believe to be necessary to resolve the objections (it being understood that under no circumstances shall they be charged with reconsidering or conducting an audit of any elements of the Audited Adjustment Amount as to which no objection has been lodged by Seller and which do not bear directly on the matters or conclusions objected to by Seller), and to deliver a written notice (the "Additional Accounting Report") to each of Buyer and Seller setting forth what adjustments, if any, to the Audited Adjustment Amount the Additional Accounting Firm believes to be required under GAAP and this Agreement to resolve such objections, and the amount of the Adjustment Amount after giving effect to such adjustments (such Audited Adjustment Amount if and as so adjusted being the "Final Audited Adjustment Amount"). In such event, the Final Audited Adjustment Amount shall be final and binding as the Adjustment Amount under this Agreement.

                  (d) Access to Information; Fees and Expenses. The parties hereto shall make available to Buyer, Seller, the Auditors, Buyer's Accountants and, if applicable, the Additional Accounting Firm, such books, records and other information (including all work papers, summary memoranda and summary conclusions of the Auditors and Buyer's Accountants) as any of them may reasonably request to audit Seller's Post-Closing Balance Sheet and prepare and review the Accounting Report or the Additional Accounting Report in accordance with the terms of this Section 1.6. The fees and expenses of the Additional Accounting Firm, if any, shall be paid 50% by Buyer and 50% by Seller.

                  1.7      Retention Plan Escrow.

                  (a) Not later than 5 days prior to the Closing Date, Seller shall deliver to Buyer an estimate (the "Retention Payment Adjustment") prepared in good faith by Seller in consultation with Buyer's Accountants of all amounts projected to become due and payable to employees of the Business (the "Projected Retention Payments") (and all Taxes payable in connection therewith) under the terms of the Retention Plan together with a schedule setting forth in detail the calculations supporting their computation thereof.

                  (b) Upon the Closing, Buyer shall deposit into an escrow an amount equal to the Projected Retention Payments. All interest or other amounts earned on all amounts held in such escrow shall be for the benefit of Buyer.

                  (c) Company shall be responsible for the payment of all amounts payable under the Retention Plan. Such payments shall be made from amounts held pursuant to the escrow referred to in Section 1.7(b). Seller shall indemnify and hold harmless Buyer and Company from and against any and all Losses (including, but not limited to, any Taxes) resulting from any excess of amounts payable under the Retention Plan in excess of the Retention Plan Adjustment. Upon the final determination of all amounts that may be or become due and payable under the Retention Plan, Buyer shall pay over to Seller any excess of the Retention Plan Adjustment over the aggregate of all amounts due and payable under the Retention Plan.

                  1.8      Deposit; Deposit Escrow.

                  (a) Not later than 3 business days after the date hereof (September 4, 1997), Buyer shall deposit into an escrow with an escrow agent ("Escrow Agent") an earnest money deposit consisting of an irrevocable standby letter of credit for the benefit of Escrow Agent in the amount of $2 million (together with any additional amounts deposited pursuant to Section 1.8(b), if any, the "Deposit") and Buyer, Seller and Escrow Agent shall execute and deliver the Escrow Agreement.

                  (b) Upon the later to occur of (i) September 26, 1997 and (ii) the satisfaction of the conditions set forth in Sections 6.1(b), 6.2(d) and 6.2(i) and the completion of negotiations between Buyer and Seller of the final forms of each of the Ancillary Agreements and the final form of all documentation evidencing or effecting the Contribution (each of which shall be in form reasonably satisfactory to Buyer and its counsel), Buyer shall either (x) deposit into escrow a supplemental earnest money deposit in cash or an irrevocable standby letter of credit for the benefit of Escrow Agent, in either case in the amount of $1 million or (y) deliver to Seller a copy of a commitment letter from a third-party lender evidencing such lender's commitment to provide financing sufficient for Buyer to pay the Total Purchase Price; provided, however, that such supplemental deposit or commitment letter shall be required only if the conditions set forth in Sections 6.1(a), 6.2(a) and (b) are satisfied as of the date of such requirement. If under such circumstances Buyer does not make a supplemental deposit or deliver such commitment letter, then either Seller or Buyer may terminate this Agreement for a period of five (5) business days thereafter, in which case the Deposit plus all interest accrued thereon shall be paid to Seller.

                  (c) In the event the purchase and sale of the Stock is not consummated or this Agreement is terminated because of the failure of any condition to the obligations of Buyer under Sections 6.1 or 6.2 to effect the Closing hereunder or any other reason except for a default hereunder solely on the part of Buyer or because of the failure of the condition to the obligations of Seller under Section 6.3(b) to effect the Closing hereunder, the Deposit plus all interest accrued thereon shall be immediately refunded to Buyer. In the event the purchase and sale of the Stock is not consummated because of a default hereunder solely on the part of Buyer or because of the failure of the condition to the obligations of Seller under Section 6.3(b) to effect the Closing hereunder, the Deposit and all interest accrued thereon shall be paid to and retained by Seller. On the Closing Date and only upon, or concurrently with, the consummation of the Closing, Escrow Agent shall cause to be refunded to Buyer the Deposit plus all interest accrued thereon.

                  (d) In the event that the Deposit is paid to Seller pursuant to the provisions of Section 1.8(c) and the Escrow Agreement, Seller's receipt of such payment shall constitute liquidated damages ("Seller's Liquidated Damages Amount") and Seller shall have no other remedy, whether at law or in equity, for any breach hereof by Buyer, including, but not limited to, any failure by Buyer to effect the Closing. Buyer, Seller and Company expressly agree and acknowledge that actual damages in the event of a breach of this Agreement by Buyer would be extremely difficult or impracticable to ascertain and that Seller's Liquidated Damages Amount represents the parties' approximation of such damages and that such amount is not a penalty.

                  (e) The provisions of this Section 1.8 shall survive any termination of this Agreement.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER


                  Except as otherwise specified on the Disclosure Schedule, Seller and Company, jointly and severally, represent, warrant and agree for the benefit of Buyer as follows:

                  2.1      Organization and Related Matters.

                  (a) Seller and Company are corporations duly organized, validly existing and in good standing under the respective laws of the jurisdiction of their incorporation or organization. Seller and Company have all necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which they are a party. Company has no Subsidiaries, and Company owns no Equity Securities of any entity that is not a Subsidiary. Schedule 2.1 correctly lists the current directors and executive officers of Company. True, correct and complete copies of the charter documents of Company as in effect on the date hereof have been delivered to Buyer. Company is not a registered or reporting company under the Exchange Act.

                  (b) Each of Seller and Company have, and Company after the consummation of the Contribution will have, all necessary corporate power and authority to own its properties and assets and to carry on the Business and each of them is and Company will be duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of the Business require licensing or qualification, except where the failure to be so qualified or licensed is not material to the Business.

                  2.2      Equity Securities.

                  Seller owns all of the outstanding Equity Securities of Company beneficially and of record. All of such Equity Securities are owned free and clear of any Encumbrances. At the Closing, Buyer will acquire good and marketable title to and complete ownership of the Stock, free and clear of any Encumbrances. The authorized capital stock of Company consists of 1,000 shares of common stock, no par value, of which no shares are issued and no shares are outstanding as of the date hereof, and of which 1,000 shares will be issued and 1,000 shares will be outstanding as of the Closing. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Company or to restructure or recapitalize Company. There are no outstanding Contracts of Seller or Company to repurchase, redeem or otherwise acquire any Equity Securities of Company. All Equity Securities of Company are duly authorized, validly issued and outstanding and are fully paid and nonassessable and were issued in conformity with applicable Laws. There are no preemptive rights in respect of any Equity Securities of Company.


                  2.3      Financial Statements; Changes; Contingencies.

                  (a) Audited Financial Statements. Seller has delivered to Buyer balance sheets for the Business at December 31, 1996 and 1995 and the related statements of operations and changes in cash flow for the periods then ended. All such financial statements have been examined by the Auditors whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis. Such statements of operations and cash flow present fairly the results of operations and cash flows of the Business for the respective periods covered, and such balance sheets present fairly the financial condition of the Business as of their respective dates. Seller has made available to Buyer copies of each management letter delivered to or by Seller or Company to or by the Auditors in connection with such financial statements or relating to any review by Auditors of the internal controls of Seller or Company during the two-year period ended December 31, 1996 or thereafter, and has made available for inspection all reports and working papers produced or developed by Auditors or management in connection with the Auditors' examination of such financial statements, as well as all such reports and working papers for prior periods for which any tax liability of the Business has not been finally determined or barred by applicable statutes of limitation.

                  (b) Unaudited Interim Financial Statements. Seller has delivered to Buyer an unaudited balance sheet for the Business at March 31, 1997 and the related statement of operations for the three-month period then ended, an unaudited balance sheet for the Business at June 27, 1997 and the related statement of operations for the six-month period then ended, an unaudited statement of operations for the three-month period ended March 31, 1997 and an unaudited statement of operations for the six-month period ended June 27, 1997. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis. Such statements of operations present fairly the results of operations of the Business for the respective periods covered, and such balance sheets present fairly the financial condition of the Business as of their respective dates. Seller has made available to Buyer copies of all material reports and working papers produced or developed by management in connection with their preparation of such financial statements. Since June 27, 1997, there has been no change in any of the accounting policies, practices or procedures of Seller or Company.

                  (c) No Material Adverse Changes. Since December 31, 1996, whether or not in the ordinary course of business, there has not been, occurred or arisen:

                  (i) any change in or event affecting the Business or the Stock that has had or may reasonably be expected to have a material adverse effect on the Business or the Stock;


                 (ii) any agreement, condition, action or omission which would be proscribed by (or require consent under) Section 4.3 had it existed, occurred or arisen after the date of this Agreement;

                (iii)  any strike or other labor dispute; or

                 (iv)  any casualty, loss, damage or destruction
         (whether or not covered by insurance) of any material property of Company.

                  (d)  No Other Liabilities or Contingencies.

                  There are no material liabilities of Company, the Business or Seller (with respect to the Business) of any kind or nature, whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (A) are reflected or disclosed in the most recent of the financial statements referred to in subsection (a) above, (B) were incurred after June 27, 1997 in the ordinary course of business and do not exceed $50,000 individually or $300,000 in the aggregate or (C) are executory obligations to perform under Contracts.

                  2.4      Tax and Other Returns and Reports.

                  (a) Seller and Company have timely filed (or, where permitted or required, its respective direct or indirect parents have timely filed) all required Tax Returns with respect to which Company may have any liability for Taxes and have, except as set forth on Schedule 2.4, paid all Taxes due for all periods ending on or before the date hereof with respect to which Company may have any liability. Adequate provision has been made in the books and records of

Seller and Company and in the financial statements referred to in Section 2.3 for all Taxes whether or not due and payable and whether or not disputed. Neither Seller nor Company has elected to be treated as a consenting corporation under Section 341(f) of the Code. Schedule 2.4 lists the date or dates through which the IRS has examined the United States federal income tax returns of Seller. All required Tax Returns, including amendments to date, have been prepared in good faith and are complete and accurate in all material respects. Except as set forth in Schedule 2.4, no Governmental Entity has, during the past three years, examined or is in the process of examining any Tax Returns of Seller or Company. Except as set forth on Schedule 2.4, no Governmental Entity has proposed (tentatively or definitively), asserted or assessed or, to the best knowledge of Seller, threatened to propose or assert, any deficiency, assessment or claim for Taxes against (1) Seller with respect to which Company may have any liability, or (2) Company.

                  (b) Neither Seller nor Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

                  (c) Neither Seller nor Company has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller and the only other member of which was Company) under Sections 1502 and 1504 of the Code and the Treasury Regulations thereunder (or any similar provision of state, local, or foreign law). Company does not have any liability for the Taxes of any Person other than Company as a transferee or successor or by contract.

                  2.5      Material Contracts.

                  Schedule 2.5 lists each Contract to which Seller (with respect to the Business) or Company is a party or to which Seller or Company or any of their properties is subject or by which Seller or Company is bound that (a) is a Customer Contract that provides for payments to or performance by Seller or Company in excess of $250,000 in the aggregate, (b) is a Supplier Contract that provides for payments by Seller or Company in excess of $250,000 in the aggregate, (c) is a Government Contract, (d) after June 27, 1997 obligates Seller or Company to pay an amount of $250,000 or more in the aggregate, (e) has an unexpired term as of the date hereof in excess of three years, (f) represents a Contract upon which the Business is substantially dependent or the absence of which would have a material adverse effect on the Business, (g) provides for an extension of credit other than consistent with normal credit terms, (h) limits or restricts the ability of Seller (with respect to the Business) or Company to compete or otherwise to conduct its business in any manner or place, (i) provides for a guaranty or indemnity by Seller (with respect to the Business) or Company, (j) grants a power of attorney, agency or similar authority to another person or entity, (k) contains a right of first refusal, (l) contains a right or obligation of any Affiliate, officer or director or any Associate, of Seller or Company to Seller or Company, (m) requires Seller or Company to buy or sell goods or services with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts (other than as provided for or otherwise reserved against on the most recent of the balance sheets referred to in Section 2.3), (n) is an offshore production contract or
(o) was not made in the ordinary course of business (each of which, together with each Contracts relating to any of the Intangible Property listed on
Schedule 2.7, being a "Material Contract"). True copies of each Material Contract, including all amendments and supplements thereto, have been made available to Buyer. Each Material Contract is valid and subsisting; Seller or Company, as applicable, has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by Seller or Company or, to the best knowledge of Seller and Company, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance thereof will occur. The consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Seller or Company under any Material Contract.

                  2.6 Real and Personal Property; Government-Furnished and Government-Owned Property or Equipment.

                  (a) Schedule 2.6(a) lists all tangible property, whether real or personal of Seller or Company that is material to the Business, properly identifies each of such properties as an interest in real property or personal property and designates any leasehold interests therein. Neither Seller (with respect to the Business) nor Company owns fee title to any real property. Seller (with respect to the Business) or Company has good and marketable title to, free and clear of any Encumbrances, all items of real property and such other assets and properties including, but not limited to, all assets that it purports to own or have the right to use at June 27, 1997 or that were thereafter acquired, except for
(i) Encumbrances consisting of liens for Taxes not yet due, and (ii) assets and properties not material to the Business that were disposed of since such date in the ordinary course of business consistent with past practice. All material leasehold properties held by Seller (with respect to the Business) and Company as lessee are held under valid, binding and enforceable leases, subject only to such exceptions as are not, individually or in the aggregate, material to the Business. There is no pending or, to the best knowledge of Seller, threatened Action that would materially interfere with the quiet enjoyment of any such leasehold by Seller (with respect to the Business) or Company.

                  (b) All material tangible properties of Seller (with respect to the Business) and Company are in a good state of maintenance and repair (except for ordinary wear and tear) and are adequate for the operation of the Business.

                  (c) Company was incorporated on June 27, 1997. Company has had no operations since its inception. Upon consummation of the Contribution, Company will own and have good and marketable title to, free and clear of any Encumbrances, each and every Purchased Asset including, but not limited to, all assets and properties listed on Schedules 2.6(a) and 2.7, and will acquire rights to use each and every asset or property used in the conduct of, connected with or comprising the Business that is not a Purchased Asset pursuant to and on the terms set forth in the Ancillary Agreements. Company does not have and upon the Closing will not have any liabilities other than the Assumed Obligations.

                  (d) Schedule 2.6(d) sets forth a listing by description or inventory number of all personal property, equipment and fixtures loaned, bailed or otherwise furnished to Seller or Company by or on behalf of any Governmental

Entity that (i) relate to the Business, (ii) are or were used in the conduct of the Business and (iii) are or should be in the possession of Seller or Company ("Government-Furnished Items") and identifies each Government Contract to which each such Government-Furnished Item relates. All Government-Furnished Items currently used in the Business and, to the best knowledge of Seller and Company, all other Government-Furnished Items are in a good state of maintenance and repair (except for ordinary wear and tear), have been regularly and appropriately maintained and repaired in accordance with all contractual, legal and regulatory requirements and shall be in the possession of Company on the Closing Date. Seller and Company have complied with all of their obligations relating to the

Government-Furnished Items, and upon the return thereof to the applicable Governmental Entity in the condition thereof on the date hereof, Seller and Company would have no liability to such Governmental Entity with respect thereto.

                  2.7      Intangible Property.

                  (a) Schedule 2.7 lists all of the Intangible Property in which Seller (with respect to the Business) or Company has an interest. Such assets include all Permits or other rights with respect to any of the foregoing. Except as shown on Schedule 2.7, Seller (with respect to the Business) and Company do not use any Intangible Property by consent of any other Person, and are not required to and do not make any payments to others with respect thereto, and such Intangible Property is owned by Seller or Company and is assignable free and clear of any Encumbrances. Seller and Company have in all material respects performed all obligations required to be performed by them, and are not in default in any material respect under any Contract relating to any of the foregoing. Neither Seller (with respect to the Business) nor Company has received any notice to the effect (and is not otherwise aware) that any such Intangible Property or its use by Seller or Company conflicts with any rights of any Person.

                  (b)      Except as otherwise set forth on Schedule 2.7:

                           (i) Seller or Company owns, has the exclusive right to use, sell, license or dispose of, has exclusive right to bring actions for the infringement of Intellectual Property Rights related to, and has taken all appropriate actions and made all applicable applications and filings pursuant to applicable Laws to perfect or protect its interest in the Products as in existence on the date hereof;

                           (ii) Seller or Company owns, has the exclusive right to use, sell, license or dispose of, has the exclusive right to bring actions for the infringement of, and has taken all appropriate actions and made all applicable applications and filings pursuant to applicable Laws to perfect or protect its interest in, all Intangible Property, necessary or required for the conduct of the Business;

                           (iii) the execution, delivery and performance of this Agreement and the consummation of the other transactions contemplated hereby will not breach, violate or conflict with any Intangible Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of, or in any way impair the right of Seller or Company to use, sell, license or dispose of or to bring any action for the infringement of, any Intangible Property;

                           (iv) there are no royalties, honoraria, fees or other payments payable by Seller or Company to any Person by reason of the ownership, use, license, sale or disposition of the Products or any Intangible Property necessary or required for the conduct of the Business;

                           (v) the manufacture, marketing, license, sale or use of any Product by Seller or Company will not violate any license or agreement with any third party; there is no pending or, to the best knowledge of Seller and Company, threatened Action, nor is Seller or Company aware of a basis for any such Action, contesting the validity, ownership or right to use, sell, license or dispose of any of the Products, nor has Seller or Company received any notice asserting that any of the Products or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party;

                           (vi) Seller and Company have taken all steps necessary (including, without limitation, entering into appropriate confidentiality, non-disclosure and non-competition agreements with all officers, directors and employees of Seller and Company with access to or knowledge of the Intangible Property and the Products) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all such property and rights;

                           (vii) employees of Seller and Company have taken all actions necessary to irrevocably assign or otherwise transfer to Seller or Company all of their respective right, title and interest in and to any Intangible Property which are necessary or required for the conduct of the Business; and

                           (viii) the Products perform the functions and operations, have the technical capabilities and meet or exceed the specifications appearing in Seller's and Company's published and internal technical documentation and marketing literature.


                  2.8      Authorization; No Conflicts.

                  The execution, delivery and performance of this Agreement and any related agreements by Seller and Company has been duly and validly authorized by the Board of Directors of Seller and Company and by all other necessary corporate action on the part of Seller and Company. This Agreement and any related agreements constitute the legally valid and binding obligation of Seller and Company, enforceable against each of them in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of this Agreement by Seller and Company and the execution, delivery and performance of any related agreements or contemplated transactions by Seller and Company will not violate or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the charter documents or by-laws of any of such entities or violate or constitute a material breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any Material Contract, result in the imposition of any material Encumbrance against any material asset or properties of Seller (with respect to the Purchased Assets or any asset or property that Company or Buyer will acquire rights to use pursuant to the Ancillary Agreements) or Company, or violate any Law. Schedule 2.8 lists all Approvals and Permits required to be obtained by Seller or Company to consummate the transactions contemplated by this Agreement. Except for matters identified in
Schedule 2.8 as requiring that certain actions be taken by or with respect to a third party or Governmental Entity, the execution and delivery of this Agreement by Seller and the performance of this Agreement and any related or contemplated transactions by Seller or Company will not require filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity.

                  2.9      Legal Proceedings and Certain Labor Matters.

                  There is no Order or Action pending, or, to the best knowledge of Seller and Company, threatened, against or affecting Seller, Company or any of their Affiliates, properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on Seller, Company, the Business, on Seller's ability to perform this Agreement, or on any aspect of the transactions contemplated by this Agreement. There is no organized labor strike, dispute, slowdown or stoppage, collective bargaining or unfair labor practice claim or union representation question (collectively, "Labor Matters"), pending or to the best knowledge of Seller threatened, against or affecting Seller (with respect to the Business), Company or the Business. Schedule 2.9 lists each Order, Action and Labor Matter that involves a claim or potential claim of aggregate liability in excess of $50,000 against, or that enjoins or compels or seeks to enjoin or to compel any activity by Company or Seller (with respect to the Business). There is no matter as to which Seller (with respect to the Business) or Company has received any notice, claim or assertion, or, to the best knowledge of Seller and Company, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of Seller or Company or any other Person, nor to the best knowledge of Seller and Company is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by Seller or Company.

                  2.10     Minute Books.

                  The minute books of Company accurately reflect all actions and proceedings taken to date by the respective shareholders, boards of directors and committees of Company, and such minute books contain true and complete copies of the charter documents of Company and all related amendments. The stock record books of Company reflect accurately all transactions in its capital stock of all classes.

                  2.11     Accounting Records; Internal Controls.

                  Each of Seller (with respect to the Business) and Company has records that accurately and validly reflect its respective transactions, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP so as to maintain accountability for assets. Such accounting records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques utilized by companies of comparable size in similar lines of business. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Seller and Company in the operation of the Business (including any disaster recovery facility) to generate and retrieve such records are comparable in performance, condition and capacity with those utilized by companies of comparable size in similar lines of business.

                  2.12     Insurance.

                  Seller (with respect to the Business) and Company are, and at all times during the past two years have been, insured with reputable insurers against all risks normally insured against by companies in similar lines of business, and all of the insurance policies and bonds maintained by them are in full force and effect. Schedule 2.12 lists all insurance policies and bonds that are material to the Business. Neither Seller nor Company is in default under any such policy or bond. Seller and Company have timely filed claims with insurers with respect to all material matters and occurrences for which they have coverage. All insurance policies maintained by Seller (with respect to the Business) and Company will remain in full force and effect and to the best knowledge of Seller and Company may reasonably be expected to be renewed on comparable terms following consummation of the transactions contemplated by this Agreement (subject to such entities' continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause), and neither Seller nor Company has received any notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies. Seller and Company have complied with and implemented in all material respects all outstanding (i) requirements of and recommendations of any insurance company that has issued a policy with respect to any of the material properties and assets of Seller (with respect to the Business) and Company and (ii) requirements and recommendations of the Board of Fire Underwriters or other body exercising similar functions or any Governmental Entity with respect to any such insurance policy.

                  2.13     Permits.

                  Seller and Company hold all material Permits that are required by any Governmental Entity to permit them to conduct the Business, all such material Permits are valid and in full force and effect and Company will hold all such material Permits upon consummation of the transactions contemplated by this Agreement. To the best knowledge of Seller and Company, no suspension, cancellation or termination of any of such material Permits is threatened or imminent.

                  2.14     Compliance with Law.

                  Seller (with respect to the Business) and Company are organized and have conducted the Business in all material respects in accordance with applicable Laws, and the forms, procedures and practices of Seller (with respect to the Business) and Company are in compliance in all material respects with all such Laws, to the extent applicable.

                  2.15     Dividends and Other Distributions.

                  There has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid by Company subsequent to the date of the most recent financial statements referred to in Section 2.3.

                  2.16     Employee Benefits.

                  (a) Employee Benefit Plans, Collective Bargaining and Employee Agreements, and Similar Arrangements.

                           (1)  Schedule 2.16 lists all employee benefit plans
and collective bargaining agreements or other similar arrangements to which each of Seller and Company is or ever has been a party or by which it is or ever has been bound, and all employment and severance agreements to which each of Seller and Company is currently bound (provided that the obligation to list employment and severance agreements may be satisfied with respect to any form of employment or severance agreement by including in Schedule 2.16 a copy of such form and a description of the classes or groups of employees to which such form is applicable), legally or otherwise, including, without limitation, (a) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (b) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (c) any employment agreement, or (d) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

                           (2)  Seller has made available to Buyer true and
complete copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

                           (3)  There are no negotiations, demands or proposals
made or endorsed by Seller or Company that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in Section 2.16(a)(1)(a) other than routine offers of employment made in the ordinary course.

                           (4)  Each of Seller and Company is in full
compliance with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder, and is in material compliance with all other Laws applicable with respect to all such employee benefit plans, agreements and arrangements. Each of Seller and Company is in material compliance with all of its obligations under all such plans, agreements and arrangements. To the best knowledge of Seller and Company, there are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and all such plans, agreements and arrangements have been operated in compliance with their terms. To the best knowledge of Seller and Company, no facts exist which could give rise to any such Actions.

                           (5)  Except for those listed on Schedule 2.16, each
of the plans, agreements or arrangements listed on Schedule 2.16 can be terminated by Company within a period of 30 days following the Closing Date without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

                           (6)  All obligations of Company under each such plan,
agreement and arrangement (x) that are due prior to the Closing Date have been paid or will be paid prior to that date, and (y) that have accrued prior to the Closing Date have been or will be paid or properly accrued on the financial statements of Company as of the Closing Date.

                  (b)  Qualified Plans

                           (1)  None of the "employee pension benefit plans"
(within the meaning of Section 3(2) of ERISA) in Schedule 2.16 is a stock bonus, pension or profit-sharing plans within the meaning of Section 401(a) of the Code, except for the Watkins-Johnson Employees' Investment Plan (the "Investment Plan") and the Watkins-Johnson Employee Stock Ownership Plan (the "ESOP").

                           (2)  The IRS has issued, with respect to each such
plan a determination letter stating that such plan is qualified in form under
Section 401(a) of the Code and each trust under each such plan is exempt from tax under Section 501(a) of the Code. No non-exempt prohibited transaction (within the meaning of Section 4975 of the Code) or non-exempt party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans.

                           (3)  Seller has delivered to Buyer for each such plan
copies of the following documents: (i) the Form 5500 filed in each of the most recent three plan years including but not limited to all schedules thereto and financial statements with attached opinions of independent accountants, (ii) the most recent determination letter from the IRS, (iii) the consolidated statement of assets and liabilities of such plan as of its most recent valuation date, and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such plan for the most recently ended plan year. The financial statements so delivered fairly present the financial condition and the results of operations of each of such plans as of such dates, in accordance with GAAP.

                  (c)  Title IV Plans.


                  Seller does not maintain or contribute to any plan subject to Title IV of ERISA (a "Title IV Plan"), and neither Seller nor any business organization with respect to which Seller is an ERISA Affiliate has contractually agreed to assume any liabilities in connection with any employee benefit plan at any time maintained or contributed to any Title IV Plan. Seller has not entered into any contractual obligation, indemnity agreement or similar arrangement with any ERISA Affiliate in connection with any Title IV Plan maintained at any time by such ERISA Affiliate. An "ERISA Affiliate" is any trade or business (whether or not incorporated) that is a member of a group which Company or Seller is a member and which is under common control within the meaning of Section 414(b) and (c) of the Code.

                  (d)  Multiemployer Plans.

                  No plan listed in Schedule 2.16 is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA). Company, Seller and any ERISA Affiliate of Company and Seller have never contributed to or had an obligation to contribute to any multiemployer plan.

                  (e) Health Plans. All group health plans of Company and any ERISA Affiliate have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

                  (f) Fines and Penalties. There has been no act or omission by Company or any ERISA Affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (k) or Section 4071 of ERISA or Chapter 43 of the Code.

                  2.17     Certain Interests.

                  No Affiliate of Seller or Company nor any officer or director of any thereof, nor Associate of any such individual, has any material interest in any property used in or pertaining to the Business; no such Person is indebted or otherwise obligated to Seller or Company; and neither Seller nor Company is not indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from Seller or Company or the successors or assigns of any thereof to any Person.

                  2.18     Intercompany Transactions.


                  Company has not engaged in any transaction with Seller or any other Affiliate of Seller. Company has and, upon consummation of the Contribution will have, no liabilities or obligations to Seller or any other Affiliate of Seller and none of Seller or such Affiliates has or, upon consummation of the Contribution will have, any obligations to Company. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from Company or its successors or assigns to Seller or any Affiliate of Seller.

                  2.19     No Brokers or Finders.

                  No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller or Company or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions except for Alliant Partners and Bentley Hall Von Gehr International, as to which Seller shall have full responsibility and neither Buyer nor Company shall have any liability.

                  2.20     Inventory.

                  All Inventory of Seller (with respect to the Business) and Company is of good merchantable quality, reasonably in balance, and salable (in the case of Inventory held for sale) or usable (in the case of other Inventory) in the ordinary course of business. The value of obsolete, damaged or excess Inventory and of Inventory below standard quality has been written down on the most recent balance sheet referred to in Section 2.3 or, with respect to Inventory purchased since such balance sheet date, on the books and records of Seller or Company, to ascertainable market value, or adequate reserves described on such balance sheet have been provided therefor, and the value at which Inventory is carried reflects the customary Inventory valuation policy of Seller (with respect to the Business) and Company (which fairly reflects the value of obsolete, spoiled or excess Inventory) for stating Inventory, in accordance with GAAP consistently applied in accordance with the valuation methodology described on Schedule 2.20.

                  2.21     Customers and Suppliers.

                  Schedule 2.21 lists the names of and describes all Contracts with and the appropriate percentage of Business attributable to, the twenty most significant customers and suppliers (in terms of dollar volume) of the Business at the date of this Agreement, and any suppliers of significant goods or services (other than electricity, gas, telephone or water) to the Business with respect to which alternative sources of supply are not readily available on comparable terms and conditions (including all suppliers which are the only reasonably available source).

                  2.22     Environmental Compliance.

                   (a) Seller (with respect to the Business) and Company have not generated, used, transported, treated, stored, released or disposed of, or have suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Laws or at any location which could require investigation or remediation; (b) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business or the use of any property or facility of Seller or Company (whether owned, generated or used by Company) or to the knowledge of Seller any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Laws or which would require reporting to or notification of any Governmental Entity or which could have an adverse impact on the operation of any property or facility owned, operated or used by Seller (with respect to the Business) or Company; (c) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility of Seller or of Company and no Hazardous Substance is present on, under or about any property or facility owned, operated or used by Seller (with respect to the Business) or Company which could require investigation or remediation by any Governmental Entity; (d) any Hazardous Substance handled or dealt with in any way in connection with the Business, whether before or during Seller's or Company's ownership, has been and is being handled or dealt with in all respects in compliance with applicable Laws; and

(e) no condition exists at any property owned, operated or used by Seller (with respect to the Business) or Company which is in violation of any Law or for which any Law could require that corrective action be taken.

                  2.23     Government Contracts.

                  (a) In addition to the representations and warranties in
Section 2.5, with respect to each and every Government Contract or bid which, if accepted, would result in a Government Contract (a "Government Bid"): (i) Seller and Company have complied with all material terms and conditions of such Government Contract or Government Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of Law therein; (ii) Seller and Company have complied with all requirements of all material Laws or agreements pertaining to such Government Contract or Government Bid; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were complete and correct in all material respects as of their effective date, and Seller and Company have complied in all material respects with all such representations and certifications; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified Seller or Company, either in writing or, to their knowledge, orally, that Seller or Company has breached or violated any Law, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Bid; (v) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to such Government Contract or Government Bid; (vi) no material cost incurred by Seller or Company pertaining to such Government Contract or Government Bid has been formally questioned or challenged, is the subject of any investigation or has been disallowed by the U.S. Government; and (vii) no money due to Seller or Company pertaining to such Government Contract or Government Bid has been withheld or set off nor has any claim been made to withhold or set off money and Seller or Company is entitled to all progress payments received with respect thereto.

                  (b) With respect to the Business: (i) neither Seller nor Company or, to their knowledge, any of their respective directors, officers, employees, consultants or agents is (or during the last three years has been) under administrative, civil or criminal investigation known to Seller or Company, indictment or information by any Governmental Entity, or any audit or investigation of Seller or Company with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (ii) during the last three years, neither Seller nor Company has conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. There exists no irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led to any of the consequences set forth in Clause (i) or (ii) of the immediately preceding sentence or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

                  (c) With respect to the Business, there exist (i) no outstanding material claims against Seller or Company, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Bid; and (ii) no material disputes between Seller or Company and the U.S. Government under the Contract Disputes Act or any other Federal statute or between Seller or Company and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Neither Seller nor Company has any interest in any pending or potential claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Schedule 2.23(c) identifies each Government Contract which is currently under audit by the U.S. Government or any other Person that is a party to such Government Contract.

                  (d) The Business has not been debarred or suspended from

participation in the award of contracts with the United States Department of Defense or any other Governmental Entity (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the knowledge of Seller and Company, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of Seller (with respect to the Business), Company or any director or officer of Seller or Company in respect of the Business. With respect to the evaluation of any Government Bid made by Seller or Company, or by a prime contractor of Seller or Company, during the past three years, there has been no adverse finding made by any Governmental Entity concerning Seller's or Company's past performance on a Government Contract. No payment has been made by Seller or Company (or, to the extent that the same might result in any liability on the part of Seller or Company, by any person on behalf of Seller or Company) in connection with any Government Contract in violation of applicable procurement laws or regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt

Practices Act. Seller's and Company's cost accounting and procurement systems and the associated entries reflected in Seller's and Company's financial statements with respect to the Government Contracts are in compliance in all material respects with all Laws.

                  (e) All material test and inspection results provided by Seller or Company to the U.S. Government pursuant to any Government Contract or to any other Person pursuant to a Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract of any article designed, engineered or manufactured in the Business were complete and correct in all material respects as of the date so provided. Seller or Company has provided all material test and inspection results to the U.S. Government or to any other Person pursuant to a Government Contract as required by Law and the terms of the Government Contracts.

                  2.24     Backlog.

                  Schedule 2.24 sets forth a list and brief summaries of Contracts constituting the customer backlog of the Business as of June 27, 1997. Buyer understands and acknowledges that such Contracts may be cancelled at the option of the applicable customer.

                  2.25     Clearances.

                  Except to the extent disclosure is prohibited by the Industrial Security Manual, Schedule 2.25 sets forth listings (including an indication of the type of clearance) of all facility security clearances held by Seller (with respect to the Business) and Company and all personnel security clearances held by any officer, director, employee, consultant or agent of Seller (with respect to the Business) or Company.



                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents, warrants and agrees as follows:

                  3.1      Organization and Related Matters.

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

                  3.2      Authorization.

                  The execution, delivery and performance of this Agreement and any related agreements by Buyer has been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer. This Agreement and any related agreements constitute the legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                  3.3      No Conflicts.

                  The execution, delivery and performance of this Agreement and any related agreements by Buyer will not violate or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the charter documents or bylaws of Buyer, violate or constitute a material breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any Contract to which Buyer is a party that is material to the financial condition, results of operations or conduct of the business of Buyer or violate any Law. Except for matters identified in
Schedule 3.3 as requiring that certain actions be taken by or with respect to a third party or Governmental Entity, the execution and delivery of this Agreement by Buyer and the performance of this Agreement and any related or contemplated transactions by Buyer will not require filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity.

                  3.4      No Brokers or Finders.

                  No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Buyer or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

                  3.5      Legal Proceedings.

                  There is no Order or Action pending or, to the best knowledge of Buyer, threatened against or affecting Buyer, its Affiliates or any of their properties or assets that individually or when aggregated with one or more other Actions has or might reasonably be expected to have a material adverse effect on Buyer's ability to perform this Agreement, or on any aspect of the transactions contemplated by this Agreement.

                  3.6      Investment Representation.

                  Buyer is acquiring the Stock from Seller for Buyer's own account, for investment purposes only and not with a view to or for sale in connection with any distribution thereof.


                                   ARTICLE IV
                  COVENANTS WITH RESPECT TO CONDUCT OF COMPANY
                                PRIOR TO CLOSING

                  4.1      Access.

                  Subject to specific restrictions imposed upon Seller and Company by Law or Contract to which either of them is a party and to the execution and delivery by each of the representatives of Buyer referred to below of a confidentiality agreement on substantially the same terms as set forth in that certain Confidentiality Agreement dated April 30, 1997 by and between Buyer and Seller, Seller and Company shall authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel and representatives of prospective financing institutions of Buyer) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of their respective businesses, to all of their respective properties, books, records, operating instructions and procedures, Tax Returns, and all other information with respect to the Business as Buyer may from time to time request, and to make such reasonable numbers of copies of such books, records and other documents and to discuss their respective businesses with such other Persons, including, without limitation, the directors, officers, employees, accountants, counsel, suppliers, customers, and creditors of Seller (with respect to the Business) and Company, as are reasonably necessary or appropriate for the purposes of familiarizing them with the Business and obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer shall be entitled to (a) conduct or cause to be conducted without the consent of Seller or Company, an environmental compliance audit of the Business and, respect to any interest in real property held by Seller (with respect to the Business) or Company, a non-invasive environmental audit consisting of a "phase 1" environmental study, (b) conduct or cause to be conducted subject to the prior written consent of Seller or Company (which consent shall not be unreasonably withheld) with respect to any interest in real property held by Seller (with respect to the Business) or Company such other environmental investigations or studies as Buyer may desire and (c) review, as soon as available, copies of all reports, renewals, filings, certificates, statements and other documents received by Seller (with respect to the Business) or Company from any Governmental Entity.

                  4.2      Material Adverse Changes; Reports; Financial
                           Statements.

                  Seller will promptly notify Buyer of any event of which Seller obtains knowledge which has had or might reasonably be expected to have a material adverse effect on the Business or which if known as of the date hereof would have been required to be disclosed to Buyer.

                  4.3      Conduct of Business.

                  Seller and Company agree with and for the benefit of Buyer that none of (i) Seller, as to matters relating to Taxes or Tax Returns, to the extent that the activities of Seller with respect to the Business are not severable from Seller's other activities, (ii) Seller (other than with respect to matters relating to Taxes or Tax Returns) with respect to the Business and
(iii) Company shall, without the prior written consent of Buyer:

                  (a) conduct the Business in any manner except in the ordinary course consistent with past practice;

                  (b) amend, terminate, fail to renew or renegotiate any Material Contract or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any Material Contract or enter into any new Material Contract or take any action that would jeopardize the continuance of its material supplier or customer relationships;

                  (c) terminate, amend or fail to renew any existing insurance coverage under which the Business is or the Products are insured;

                  (d) terminate or fail to renew or preserve any Permits used in or necessary for the operation of the Business;

                  (e)  incur or agree to incur any obligation or liability

         (absolute or contingent) that is an Assumed Liability and that individually calls for payment by

         Seller or Company of more than $250,000 in the aggregate;

                  (f) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee or stockholder of Company or Seller or any of their respective Associates or Affiliates;

                  (g) grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof) or any material increase in salary or benefits of any officer, director, employee or agent of the Business or, other than pursuant to the Retention Plan, pay any bonuses in excess of $5,000 in the aggregate to any individual employee of the Business, or enter into any new employment, collective bargaining or severance agreement in which employees of the Business participate;

                  (h) sell, transfer, mortgage, encumber or otherwise dispose of any assets or any liabilities, except for dispositions of property not material in amount;

                  (i) issue, sell, redeem or acquire for value, or agree to do so, any debt obligations or Equity Securities of Company;

                  (j) declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to its shareholders, or split, combine, dividend, distribute or reclassify any shares of its Equity Securities;

                  (k)  change or amend its charter documents or bylaws;

                  (l) make any capital expenditures or commitments with respect thereto in excess of $200,000 individually or $500,000 in the aggregate;

                  (m)  make special or extraordinary payments to any person;

                  (n) make any material investment, by purchase, contributions to capital, property transfers, or otherwise, in any other Person;

                  (o) dispose of or permit to lapse any rights to the use of any Intangible Property or dispose of or disclose any Intangible Property not a matter of public knowledge;

                  (p) directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any other agreement or understanding, other than through the use thereof in the ordinary course;

                  (q) compromise or otherwise settle any claims, or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith), or file any appeal from an asserted deficiency, except in a form previously approved by Buyer in writing, or file or amend any Tax Return, in any case before furnishing a copy to Buyer and affording Buyer an opportunity to consult with respect thereto;

                  (r) make any Tax election or make any change in any method or period of accounting or in any accounting policy, practice or procedure;

                  (s) introduce any new method of management or operation in respect of the Business;

                  (t) deviate from past practice in the ordinary course with respect to maintenance of Inventory; or

                  (u) agree to or make any commitment to take any actions prohibited by this Section 4.3.

                  4.4      Notification of Certain Matters.

                  Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of Buyer or Seller, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

                  4.5      Permits and Approvals.

                  (a) Seller and Buyer each agree to cooperate and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to all) Approvals and Permits that may be necessary or which may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement.

                  (b) To the extent that the Approval of a third party with respect to any Material Contract is required in connection with the transactions contemplated by this Agreement, Seller shall use its best efforts to obtain such Approval prior to the Closing Date and in the event that any such Approval is not obtained (but without limitation on Buyer's rights under Section 6.2(d)), Seller shall cooperate with Buyer to ensure that Buyer obtains the benefits of each such Material Contract. In addition, Seller shall indemnify and hold harmless Buyer and Company for and against any and all Losses as a result, directly or indirectly, of the failure to obtain any such Approval except for any Losses resulting from the failure to obtain any Government Contract Novation that is not obtained solely because of the nature, character or actions of Buyer or any of its Affiliates. Seller agrees to pay and be responsible for any cost or expense that may be required in order to assign to Company or permit Company following the Closing to use Seller's Oracle product database, including, but not limited to, any cost or expense incurred in connection with obtaining any necessary Approval and/or any additional license fees.

                  4.6      Preservation of Business Prior to Closing Date.

                  During the period beginning on the date hereof and ending on the Closing Date, (a) Seller will use its best efforts to preserve the Business and to preserve the goodwill of customers, suppliers and others having business relations with Seller (with respect to the Business) and Company and (b) Seller and Buyer will consult with each other concerning, and Seller will cooperate with Buyer and use Seller's best efforts to keep available to Buyer the services of the officers and employees of Seller (with respect to the Business) and Company that Buyer may wish to have Company retain. Nothing in this Section 4.6 shall obligate Buyer or Company after the Closing to retain or offer employment to any officer or employee of Company.

                  4.7      Government Filings.

                  Each of Seller and its Affiliates and Buyer and its Affiliates will make any and all filings required in connection with the consummation of the transactions contemplated hereby under the Hart-Scott-Rodino Act not later than 5 business days after the date hereof. Each of Seller and its Affiliates and Buyer and its Affiliates will make any and all filings required in connection with the consummation of the transactions contemplated hereby under any and all other applicable Laws. Seller and Buyer shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of such Laws. Seller and Buyer will supply to each other copies of all correspondence, filings or communications, including file memoranda evidencing telephonic conferences, by such party or its affiliates with any Governmental Entity or members of its staff, with respect to the transactions contemplated by this Agreement and any related or contemplated or inconsistent transactions, except for documents filed pursuant to Item 4(c) of the Hart-Scott Rodino Notification and Report Form or communications regarding the same.

                  4.8      Elimination of Intercompany and Affiliate
                           Liabilities.

                  Prior to the Closing Date, Seller shall purchase, cause to be repaid or (with respect to guarantees) assume liability for (i) any and all loans or other extensions of credit made or guaranteed by Company to or for the benefit of any director, officer, or employee of Seller or Company, or any of their Associates (except for the $85,000 in loans to employees of the Business that are Purchased Assets) and (ii) any and all loans, guarantees or other extensions of credit of any amount made to or for the benefit of Seller or any Affiliate of Seller. At the Closing Date, neither Buyer nor Company shall have any continuing commitment, obligation or liability of any kind with respect to the persons referred to in subsections (i) and (ii) above. Seller agrees to indemnify Buyer and Company for any Losses with respect to any such commitment, obligation or liability not fully assumed or discharged as contemplated.

                  4.9      Inconsistent Agreements.

                  Seller and Company will not, either directly or indirectly, initiate, solicit or encourage and will use its best efforts to cause all of their respective directors, officers, employees and agents not to initiate, solicit or encourage any inquiry, offer or proposal with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning, or enter into any agreement contemplating or providing for, any acquisition, merger, tender or exchange offer or other form of business combination, or any acquisition or disposition of all or any substantial part of the assets or the stock or other securities of Company or the Business.

                  4.10     Contribution.

                  On or prior to the Closing, Seller will cause the Contribution to be consummated without cost or obligation on the part of Company pursuant to documentation and procedures reasonably satisfactory to Buyer and its counsel.


                  4.11     Provisions Respecting Government Contracts.

                  (a) This Section 4.11 sets forth the procedures that the parties will use with respect to the assignment or change in control of all Government Contracts and any claim, right or benefit arising thereunder or resulting therefrom. Buyer, Seller and Company acknowledge and agree that neither obtaining Government Contract Novations nor the written confirmations referred to in Section 4.11(b) from Governmental Entities that such Government Contract Novations are not required that are necessary to consummate the transactions contemplated hereby (including, but not limited to, the Contribution) will be a condition to the obligations of any of them to effect the Closing.

                  (b) With respect to any Government Contract or any claim, right and benefit arising thereunder or resulting therefrom, Seller, Company and Buyer will use their best efforts to obtain the written consent of the other parties to such Government Contract for the assignment or novation thereof to Company and/or to the change in control of Company pursuant hereto, or written confirmation from such parties reasonably satisfactory in form and substance to Buyer that such consent is not required. As soon as practicable following the date hereof, (i) with respect to each Prime Government Contract to which Seller is a party, Seller shall either obtain written confirmation reasonably satisfactory in form and substance to Buyer that novation of such Government Contract is not required or submit to the relevant Responsible Contracting Officer a written request that the U.S. Government enter into a Government Contract Novation with Buyer with respect to such Prime Government Contract; and
(ii) with respect to each Government Contract that is not a Prime Government Contract, Seller shall submit to the parties thereto documentation reasonably satisfactory in form and substance to Buyer and Seller shall seek the written waiver or approval of the other contracting party or parties thereto to the transfer and assignment of all of Seller's claims, rights, benefits and liabilities thereunder to Company at the Closing. In this regard, Seller, Company and Buyer shall take all actions required or customary under the Federal Acquisition Regulation (as supplemented by any individual agency regulation) and Seller shall continue to participate fully in, and cooperate fully with, such efforts following the Closing Date. Except as provided in the immediately preceding sentence, in no event shall Seller, Company or Buyer be obligated to pay any money to the U.S. Government or any other Person or to offer or grant other financial or other accommodations to the U.S. Government or any other Person in connection with obtaining any Government Contract Novation or any such consent or waiver.

                  (c) If such novation, consent, waiver or confirmation is not obtained with respect to any such Government Contract, Seller, Company and Buyer will cooperate in an arrangement reasonably satisfactory to Buyer and Seller under which Company or Buyer would obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Company, or under which Seller would enforce for the benefit of Company, with Company assuming Seller's obligations, any and all claims, rights and benefits of Seller against a third party thereto. Seller will promptly pay to Company when received all monies received by Seller in connection with any such arrangement.

                  (d) No instrument that any Governmental Entity requires Seller, Company or Buyer to execute in connection with any novation or assignment contemplated by this Section 4.11 (including, without limitation, a novation agreement as contemplated by Federal Acquisition Regulation 42.1204) shall alter the provisions of this Agreement concerning the allocation of assets and liabilities between Buyer, Company and Seller. As to any liability allocated by the provisions of this Agreement to Seller, Seller shall indemnify Company and Buyer against, and hold Company and Buyer harmless from any claims by any Governmental Entity against Company or Buyer for satisfaction of such liabilities pursuant to any such novation instrument. As to any liability allocated by the provisions of this Agreement to Company or Buyer, Company and Buyer shall indemnify Seller against, and hold Seller harmless from, any claims by any Governmental Entity against Seller for satisfaction of such liabilities pursuant to such novation instrument.

                  4.12 Certain Material Contracts. To the extent that Seller and Company have not made available to Buyer copies of any Material Contracts because disclosure thereof is prohibited by the terms thereof or by Law, Seller and Company shall, as promptly as practicable after the date hereof, seek and use their respective best efforts to procure all such consents, authorizations and approvals as may be necessary to obtain a waiver or amendment of such prohibition such that copies of all such Material Contracts may be made available to Buyer (or representatives of Buyer holding necessary security clearances) for review, and shall promptly advise Buyer upon receipt of any such consent, authorization or approval. Buyer shall use Buyer's best efforts to review each Material Contract provided pursuant to this Section 4.12 as promptly as practicable after the provision thereof to Buyer.

                  4.13 Customers and Suppliers. Seller and Company shall, as promptly as practicable after the date hereof, seek and use their respective best efforts to arrange such meetings and telephone conferences with all material customers and suppliers of the Business (including, but not limited to, all customers and suppliers listed on Schedule 2.21) as may be necessary and appropriate for Buyer to conduct a comprehensive review of Seller's and Company's relations with customers and suppliers of the Business.

                  4.14     Backlog.


                  On the Closing Date, Seller shall deliver to Buyer a list of Contracts constituting the customer backlog of the Business as of the most recent practicable date prior to the Closing Date, which list shall be true, correct and complete.


                                    ARTICLE V
                         ADDITIONAL CONTINUING COVENANTS

                  5.1      Noncompetition.

                  (a) Restrictions on Competitive Activities. Seller agrees that after the Closing Buyer and Company shall be entitled to the goodwill and going concern value of the Business and to protect and preserve the same to the maximum extent permitted by law. Seller also acknowledges that its management contributions to the Business have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of Company. For these and other reasons and as an inducement to Buyer to enter into this Agreement, Seller agrees that for a period of four years after the date hereof neither Seller nor any of its Affiliates will, directly or indirectly, for its own benefit or as agent for another carry on or participate in the ownership, management or control of, or the financing of, or be employed by, or consult for or otherwise render services to, or allow its name or reputation to be used in or by any other present or future business enterprise in the defense (except for (i) intelligence systems that are manufactured by Seller's Telecommunications Group in Gaithersburg, Maryland and are designed to monitor or intercept communication signals, (ii) products for the telecommunications market currently manufactured or in development by Watkins-Johnson including, but not limited to, cellular and PCS base station subsystems, wireless local loop customer premise equipment, repeater subsystems for point to multi-point and medium power amplifiers and (iii) as an outside GaAs foundry for third parties) or space industry or that otherwise competes with the Products or the Business in each state of the United States and in each foreign jurisdiction in which the Business is conducted or the Products are sold as of the Closing Date.

                  (b)  Restrictions on Buyer's Competitive Activities.

                  Buyer recognizes that the parties will share the use of certain Intangible Property after Closing. Buyer also recognizes that Seller has developed proprietary designs for products for the telecommunications market that are not included in the Contribution but which may be known to Company's employees. For these and other reasons, and as an inducement to Seller to enter into this Agreement, Buyer agrees that for a period of four years, Buyer and its Affiliates shall not (i) manufacture Gallium Arsenide parts for third parties;

(ii) disclose to third parties confidential process and design rule information related to the manufacture of Gallium Arsenide parts except as necessary for the manufacture of parts solely for Buyer and its Affiliates; and (iii) manufacture for the telecommunications market products that duplicate in whole or with minor modifications the proprietary designs of products currently manufactured or in development by Watkins-Johnson including, but not limited to, cellular and PCS base station subsystems, wireless local loop customer premise equipment, repeater subsystems for point to multi-point and medium power amplifiers.

                  (c) Exceptions. Nothing contained herein shall limit the right of Buyer or Seller as an investor to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded on NASDAQ or in a generally recognized over-the-counter market, provided that Buyer's or Seller's, as the case may be, equity interest therein does not exceed 5% of the outstanding shares or interests in such corporation or partnership.

                  (d) Restrictions on Soliciting Employees. In addition, to protect Buyer against any efforts by Seller to cause employees of Company to terminate their employment, Seller agrees that for a period of four years following the Closing Date, Seller will not directly or indirectly (i) induce any employee of Company to leave Company or to accept any other employment or position, or (ii) assist any other entity in hiring any such employee. Buyer agrees that for a period of four years following the Closing Date, Neither Buyer nor Company will directly or indirectly (i) induce any employee of Seller to leave Seller or to accept any other employment or position, or (ii) assist any other entity in hiring any such employee.

                  (e) Special Remedies and Enforcement. Buyer and Seller recognize and agree that a breach by the other of them of any of the covenants set forth in Sections 5.1(a), (b) or (d) could cause irreparable harm, that remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against the other party, in addition to any other rights and remedies which are available. If either of Sections 5.1(a), (b) or (d) is more restrictive than permitted by the Laws of the jurisdiction in which enforcement thereof is sought, such Sections shall be limited to the extent required to permit enforcement under such Laws. Without limiting the generality of the foregoing, the parties intend that the covenants contained in Sections 5.1(a),
(b) and (d) shall be construed as a series of separate covenants, one for each state or jurisdiction referred to therein. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 5.1, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

                  5.2      Nondisclosure of Proprietary Data.

                  After the Closing, neither Seller nor any of its representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any Intangible Property or other proprietary data (including, but not limited to, any customer list, record or financial information) concerning the business or policies of Company that Seller or any representative of Seller may have learned as a shareholder, employee, officer or director of Company. In addition, neither Seller nor any of its representatives shall make use of, divulge or otherwise disclose, directly or indirectly, to persons other than Buyer, any confidential information concerning the business or policies of Company and which may have been learned in any such capacity.

                  5.3      Certain Tax Matters.

                  (a) Any Tax sharing agreement between Seller and Company shall be terminated as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

                  (b)  Seller and Buyer will join in making an election  under
Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the Stock. Seller will pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify Buyer, Company, and their subsidiaries against any Losses or Taxes arising out of any failure to pay such Tax. Seller will also pay any state, local, or foreign Tax (and indemnify Buyer, Company, and their subsidiaries against any Losses or Taxes arising out of any failure to pay such Tax) attributable to an election under state, local, or foreign law similar to the election under
Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the Stock. In connection with any such election, Buyer shall propose, and Seller shall consent, such consent not to be unreasonably withheld, to an allocation of the Total Purchase Price amongst the Purchased Assets, including, but not limited to, intangibles.

                  (c) Any Taxes for a period including a Pre-Closing Partial Period and a Post-Closing Partial Period shall be apportioned between such Pre-Closing Partial Period and such Post-Closing Partial Period, based, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of Company during such Pre-Closing Partial Period and such Post-Closing Partial Period.


                  (d) Seller shall include Company in the consolidated Federal income tax return filed by Seller for the period ending on or prior to the Closing Date. Seller shall prepare books and working papers (including a closing of the books) which will clearly demonstrate the income and activities of Company for the period ending on the Closing Date and any Pre-Closing Partial Period. It is Buyer's present intention to include Company in the consolidated Federal Income tax returns filed by Buyer with respect to the 12 month period beginning after the Closing Date (to the extent that Company qualifies to be so included); provided, however, that the representations and warranties set forth in this sentence shall be deemed not to have been breached or inaccurate in the event that Buyer shall not so include Company in its consolidated Federal Income Tax returns because of any independent business reason of Buyer therefor.

                  (e) After the Closing, Seller shall, and shall cause its respective Subsidiaries, Affiliates, and agents (including the Auditors) to, cooperate fully with Buyer and Company in the preparation of all Tax Returns required to be filed by Buyer or Company and shall provide, or cause to be provided at Seller's sole cost and expense, to Buyer and Company any records and other information requested by such parties in connection therewith. Seller shall, and shall cause its Affiliates to, cooperate fully with Buyer and Company in connection with any Tax investigation, audit or other proceeding. Buyer shall, at its expense, furnish or cause to be provided to Seller, upon request, records and other information relating to Company as is reasonably necessary for the preparation of all Tax Returns required to be filed by Seller, Tax investigations, audits or other proceedings.

                  5.4      Corporate Name Change; Trademark License Agreement.

                  Within five days after the Closing Date, Buyer shall cause Company to amend Company's articles of incorporation to cause Company's corporate name to be changed to a name that does not include "W-J" or any other name or abbreviation that might be confused with "W-J" or "Watkins-Johnson" or reflect sponsorship or endorsement by Seller. On or prior to the Closing, Buyer, Seller and Company shall enter into the Trademark License Agreement.

                  5.5      Post-Closing Cooperation Generally.

                  The parties acknowledge and agree that the Ancillary Agreements are intended to express their specific understandings with respect to certain accommodations necessary to effect the orderly separation and the successful ongoing operation of the Business and the Retained Businesses following the Closing on mutually acceptable terms. The parties further agree that they will in general cooperate in good faith in such other ways as may be necessary or appropriate to effect such an orderly separation and the successful ongoing operation of the Business and the Retained Businesses following the Closing, including perfection and enforcement of rights relating to Intangible Property.

                  5.6      Refund Claims and Warranty Claims.

                  Certain of the Customer Contracts grant or will grant the customer or another Person a right to reduce the contract price or receive a refund. Such claims by customers and other Persons under Contracts that constitute or include the Customer Contracts are referred to in this Agreement as "Refund Claims." Certain of the Customer Contracts also confer warranty and similar rights on customers or other Persons. Such claims under such rights are referred to in this Agreement as "Warranty Claims." From and after the Closing, (a) Seller shall have full responsibility for all refund, warranty, product liability and other claims (i) under all Customer Contracts that were or are completed before the Closing and (ii) with respect to all Products shipped by Seller or Company before the Closing and (b) Buyer and Company shall have full responsibility for all refund, warranty, product liability and other claims (i) under all Customer Contracts entered into by Buyer or Company after the Closing and (ii) with respect to all Products shipped by Buyer or Company after the Closing.

                  5.7      Warranty Work.

                  Buyer and Company shall perform (subject to Seller's consent as described below) as Seller's contractor, all warranty work necessary to satisfy all valid and legally-binding Warranty Claims for which Seller is responsible pursuant to Section 5.6 ("Warranty Work"). However, before beginning any Warranty Work, Buyer or Company shall notify Seller of the nature and scope of the Warranty Claim and obtain Seller's prior written consent to perform the Warranty Work. Seller's consent shall not be unreasonably withheld. If Seller grants that consent, Buyer and Company shall perform the Warranty Work. Seller shall bear the costs of that Warranty Work. The principles set forth on Schedule
5.7 shall be used to calculate the costs of Warranty Work. Seller shall be given reasonable access to Buyer's and Company's relevant records and personnel to enable Seller to verify such costs. Buyer and Company shall perform the Warranty Work competently and in a timely manner and shall bear full responsibility for any defects or claimed defects in any Warranty Work. Following the Closing, Buyer and Company shall in general respond to and deal with customers bringing any Warranty Claims for which Seller is responsible pursuant to Section 5.6 in a manner consistent with the practices of Seller (with respect to the Business) and Company with respect thereto prior to the Closing.

                  5.8      Change Orders.

                  Notwithstanding Sections 5.6 and 5.7, if Buyer or Company

authorizes any change orders or amendments to any Contract that affect the obligations of Buyer, Company or Seller under that Contract, Seller shall not be required to participate in or bear any cost respecting any Refund Claim or Warranty Claim connected with that change order or amendment.

                  5.9  Cooperation re: Refund Claims and Warranty Claims.

                  Following the Closing, Seller and Company shall cooperate in good faith in responding to and discharging all Refund Claims and Warranty Claims.

                  5.10     Prorations; Cooperation re: Collection of
Receivables.

                  (a) Seller is retaining the receivables and payables accrued by Company or the Business before or as of the Closing. Accordingly, receivables derived from Customer Contracts performed in part before the Closing and performed in part after the Closing, as well as the expenses of performing those Contracts and operating the Business, shall be prorated as of the close of business on the Closing Date between Seller, on one hand, and Buyer and Company, on the other hand. In the case of receivables derived from such Customer Contracts and the direct expenses of performing those Contracts, the prorations shall be based on the principles set forth on Schedule 5.10. The operating expenses of the Business (for example, utilities, rent and employee costs) shall be prorated based on the number of days elapsed during the relevant billing, payment or other period that includes the Closing Date, unless proration on that basis would be manifestly unfair. An example of manifest unfairness would be if a water pipe broke on the premises to be subleased by Company under the Sublease Agreements two days before the Closing and resulted in charges payable to the water utility company for two million gallons of water during the period that includes the Closing Date. Under that circumstance, Seller would pay those incremental charges.

                  (b) Following the Closing, Seller and Company shall cooperate in good faith to administer the collection of receivables of Company or the Business, and shall each apply the same policies and procedures with respect to the collection of receivables of Company or the Business, in each instance whether accrued by Company or the Business prior to or subsequent to the Closing. Seller and Company agree that to the extent that any payment is received from a customer that is designated as being a payment in respect of any particular invoice or shipment, such payment shall be applied to the payment or shipment so designated by the customer. In the absence of any such designation, any payments received from customers shall be applied against outstanding receivables in the order originally invoiced.

                  5.11     Post-Closing Status of Company.

                  Buyer covenants that during the 12 months after the Closing
(a) neither Buyer nor any other entity other than Company shall conduct the Business and (b) Company shall not be merged into Buyer or liquidated; provided, however, that the covenant set forth in this Section 5.11 shall be deemed not to have been breached in the event that at any time during the 12 months after the Closing Buyer or any other entity other than Company shall conduct the Business or Company shall be merged into Buyer or liquidated because of any compelling business reason (which shall include, but not be limited to, a restructuring in order to accomplish any acquisition or refinancing) of Buyer therefor.

                  5.12     Employment of Employees of the Business.

                  (a) Subject to the provisions of Section 9.9, Buyer shall, during the period between the date hereof and the Closing Date, determine those employees of the Business to whom Company will offer employment as of the Closing. Notwithstanding the foregoing, Company shall not be required to hire any employee or continue the employment of any hired employee for any length of time following the Closing. Seller shall, on or prior to the Closing, implement any and all amendments to Seller's severance benefit plans and arrangements as may be necessary such that any employee hired by Company as of the Closing Date will not be entitled to any benefits thereunder as a result of the consummation of the transactions contemplated by this Agreement or as a result of any termination of employment of any such employee by Company after the Closing.

                  (b)      (i) The Investment Plan is maintained pursuant to
Section 401(k) of the Code. Seller is obligated to match contributions to the Investment Plan on a one-for-one basis with respect to the first 2% of compensation contributed and a one-for-two basis with respect to the next 2% of compensation contributed by an employee to the Investment Plan, with such contributions made each pay period. All contributions to the Investment Plan due to date have been made, and all contributions due through the Closing Date shall be made by Seller.

                           (ii)  Prior to the Closing, Seller and
Company shall take such actions as may be necessary or appropriate to terminate the participation of the employees who are transferring to Company in the Investment Plan and to cause the Investment Plan's assets attributable to such employees to be held for or distributed to or for the benefit of such employees as soon as it is administratively feasible after the Closing. The obligation to hold or distribute the assets attributable to the employees referred to in the preceding sentence may, if agreed to by the parties, be satisfied by a plan-to-plan transfer from the Investment Plan to an appropriate plan covering the employees designated by Buyer. If the parties do not agree on a plan-to-plan transfer, then Seller shall cause such obligation shall be satisfied by causing the Investment Plan to make available to each employee a distribution of his or her entire account balance as soon as administratively feasible after the Closing.

                           (iii)  The ESOP is an "employee stock
ownership plan" as defined in Section 4975(e)(7) of the Code. Seller has contributed 1% of the compensation of each employee employed at year end to the ESOP. All contributions to the ESOP due to date have been made, and all contributions due through the Closing Date shall be made by Seller.

                           (iv)  Prior to the Closing, Seller and
Company shall take such actions as may be necessary or appropriate to terminate the participation of the employees who are transferring to Company in the ESOP and to cause the ESOP's assets attributable to such employees to be held for or distributed to or for the benefit of such employees as soon as it is administratively feasible after the Closing. The obligation to hold or distribute the assets attributable to the employees referred to in the preceding sentence may, if agreed to by the parties, be satisfied by a plan-to-plan transfer from the ESOP to an appropriate plan covering the employees designated by Buyer. If the parties do not agree on a plan-to-plan transfer, then Seller shall cause such obligation shall be satisfied by causing the ESOP to make available to each employee a distribution of his or her entire account balance as soon as administratively feasible after the Closing.

                           (v)  Following Seller's satisfaction of the
obligations set forth herein with respect to the ESOP, no further contributions will be due from Seller with respect to the ESOP or the Investment Plan.

                  (c) Buyer shall cause Company to provide group health plan coverage effective as of the Closing Date to the Employees who were covered under a group health plan of Seller immediately prior to the Closing. Neither Buyer, Company nor any plan or plans they sponsor shall have any obligation with respect to health plan claims of the employees incurred prior to the Closing, even if such claims are not presented until after the Closing. Seller shall insure that its group health plans provide coverage to pay health plan claims incurred by Employees before the Closing according to the terms of Seller's group health plans.

                  (d) Buyer may cause Company to provide salary reduction health and/or dependent care flexible spending plans to the Employees effective as of the Closing. If Buyer does so, then (1) Buyer shall credit each Employee with any unused health and flexible spending account balance as exists for such Employee as of the Closing Date (treating any employee with a negative account balance as having a zero account balance), and (2) Seller shall, within five business days of the Closing Date, pay Company the aggregate amount of such unused flexible spending account balances (treating any employee with a negative account balance as having a zero account balance).

                  (e) Seller shall remain responsible for any worker's compensation, long term disability and short term disability claims relating to occurrences arising before the Closing, even if such claims are not presented until after the Closing.


                                   ARTICLE VI
                             CONDITIONS OF PURCHASE

                  6.1      General Conditions.

                  The obligations of the parties to effect the Closing shall be subject to the following conditions:

                  (a) No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending by any Governmental Entity at what would otherwise be the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement or (with respect to obligations of Buyer only) which would not permit the Business as presently conducted to continue unimpaired following the Closing Date.

                  (b) Approvals. To the extent required by applicable Law, all Permits and Approvals required to be obtained from any Governmental Entity (other than Government Contract Novations) shall have been received or obtained on or prior to the Closing Date and any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

                  6.2      Conditions to Obligations of Buyer.

                  The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by
Buyer:

                  (a) Representations and Warranties and Covenants of Seller and Company. The representations and warranties of Seller and Company herein contained shall be true in all material respects (provided, however, that where a representation or warranty is already qualified by materiality, such materiality qualifier shall be disregarded for purposes of this condition) at the Closing Date with the same effect as though made at such time; Seller and Company shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and Seller and Company shall have delivered to Buyer certificates in form and substance satisfactory to Buyer dated the Closing Date and signed by their respective Chief Executive Officers and Chief Financial Officers to such effect.

                  (b) No Material Adverse Change. There shall not have been any material adverse change in or affecting the Business subsequent to the date hereof.

                  (c) Opinion of Counsel. Buyer shall have received at the Closing from Heller Ehrman White & McAuliffe, counsel to Seller and Company, a favorable opinion dated the Closing Date covering the matters set forth in Exhibit G.

                  (d) Third-Party Consents. Seller and Company shall have obtained all Approvals and Permits listed on Schedule 6.2(d), each in form and substance reasonably satisfactory to Buyer.

                  (e) Resignation of Directors and Certain Officers and Employees. Each director and those officers and employees of Company specified by Buyer by written notice to Seller not less than 5 days prior to the Closing Date shall have submitted their resignations in writing to Company (such resignations of officers and directors (in such capacity) to be effective as of the Closing and such resignations of employees to be effective immediately prior to the Closing).

                  (f) Ancillary Agreements. Seller and Company shall have executed and delivered each of the Ancillary Agreements to which each of them is to be a party.

                  (g) Contribution. The Contribution (other than any Government Contract Novations necessary in connection therewith) shall have been consummated without cost or obligation on the part of Company pursuant to documentation and procedures reasonably satisfactory to Buyer and its counsel.

                  (h) Capital Markets. Trading in securities generally on the New York or American stock exchanges or NASDAQ shall not have been suspended, minimum or maximum prices shall not have been established on any such exchange, a banking moratorium shall not have been declared by New York or United States authorities, and there shall not have been an outbreak or escalation of hostilities between the United States and any foreign power, an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or any material change in the general financial markets of the United States which, in each case, in the judgment of any lender to Buyer or any prospective underwriter of securities to be issued by Buyer in connection with Buyer's obtaining financing sufficient for Buyer to pay the Total Purchase Price, would make it impractical or unadvisable to proceed with such financing.

                  (i) Certain Material Contracts. Buyer shall have been afforded access to copies of each Material Contract (except for any Material Contracts the disclosure to Buyer of which is prohibited by
         Law) not provided to Buyer prior to the date hereof and shall have concluded a review of the terms and conditions thereof, and such review shall not have disclosed information not previously disclosed by Seller or Company which Buyer reasonably believes has or is likely to have a material adverse effect on the Business or is materially adversely inconsistent with information disclosed to Buyer prior to the date hereof.

                  6.3      Conditions to Obligations of Seller.

                  The obligations of Seller to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by
Seller:

                  (a) Representations and Warranties and Covenants of Buyer. The representations and warranties of Buyer herein contained shall be true in all material respects (provided, however, that where a representation or warranty is already qualified by materiality, such materiality qualifier shall be disregarded for purposes of this condition) at the Closing Date with the same effect as though made at such time; Buyer shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have delivered to Seller certificates of Buyer in form and substance satisfactory to Seller dated the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer to such effect.

                  (b) Opinion of Counsel. Seller shall have received at the Closing from O'Melveny & Myers, counsel to Buyer, a favorable opinion dated the Closing Date covering the matters set forth in Exhibit H.

                  (c)  Ancillary Agreements. Buyer shall have executed and

         delivered each of the Ancillary Agreements to which it is to be a party.

                  (d) Third-Party Consents. Seller and Company shall have obtained all Approvals and Permits listed on Schedule 6.2(d).


                                   ARTICLE VII
                      TERMINATION OF OBLIGATIONS; SURVIVAL

                  7.1      Termination of Agreement.

                  Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on December 15, 1997 unless extended by mutual consent in writing of Buyer and Seller and otherwise may be terminated at any time before the Closing as follows and in no other manner:

                  (a) Mutual Consent. By mutual consent in writing of Buyer and Seller.

                  (b) Conditions to Buyer's Performance Not Met. By Buyer by written notice to Seller if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Section 6.1 or 6.2.

                  (c) Conditions to Seller's Performance Not Met. By Seller by written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in Section 6.1 or 6.3.

                  (d) Material Breach. By Buyer or Seller if there has been a material misrepresentation or other material breach by the other party (or, in the case of Buyer, by

         Seller or Company) in its representations, warranties and covenants set forth herein; provided, however, that if such breach is susceptible to cure, the breaching party shall have ten business days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach.

                  (e) Retention of Key Employees. By Buyer by written notice to Seller if Buyer is not reasonably satisfied with arrangements made to ensure that following the Closing Company will retain the services of each of not more than ten employees of the Business identified to Seller by Buyer in writing not later than 7 days after the date hereof; provided, however, that Buyer's termination right set forth in this clause (f) shall expire and be of no further force and effect as of 5:00 p.m. San Francisco Time on the day that is two weeks after the date hereof.

                  (f) Customer and Supplier Relations. By Buyer by written notice to Seller if (1) Buyer, after having been afforded the opportunity to conduct a comprehensive review of Seller's and Company's relations with customers and suppliers of the Business, shall have become aware of information not previously disclosed by Seller or Company which Buyer reasonably believes has or is likely to have a material adverse effect on the Business or is materially adversely inconsistent with information disclosed to Buyer prior to the date hereof; provided, however, that Buyer's termination right set forth in this clause (f)(1) shall expire and be of no further force and effect as of 5:00 p.m. San Francisco Time on the day that is two weeks after the date hereof (unless extended pursuant to the provisions of clause
         (f)(2) below); or (2) if Buyer shall not be satisfied with the arrangements made by Seller to afford Buyer the opportunity to conduct a comprehensive review of Seller's and Company's relations with customers and suppliers of the Business; provided, however, that Buyer's termination right set forth in this clause (f)(2) shall expire and be of no further force and effect as of 5:00 p.m. San Francisco Time on the day that is two weeks after the date hereof (unless extended pursuant to the provisions of this clause (f)(2)); and provided, further, that in the event Buyer shall notify Seller prior to such expiration of the termination right set forth in this clause
         (f)(2) of Buyer's determination to terminate this Agreement pursuant to this clause (f)(2), such notice shall not be effective if Seller shall notify Buyer in writing within 24 hours of Seller's receipt of such notice that Seller has extended the duration of

         Buyer's termination rights set forth in both clauses (f)(1) and (f)(2) for an additional two weeks.

                  (g) Supplemental Deposit/Financing Commitment. By Seller or by Buyer by written notice to the other pursuant to Section 1.8(b).

                  (h) Schedules By Buyer by written notice to Seller pursuant to Section 9.20.

                  7.2      Effect of Termination.

                  In the event that this Agreement shall be terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Sections 1.8, 9.12 and 9.19 shall survive any such termination. A termination under Section 7.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                  7.3      Survival of Representations and Warranties.

                  The representations and warranties contained in or made pursuant to this Agreement shall expire on the second anniversary of the Closing except that (i) the representations and warranties contained in Sections 2.1(a), 2.2, 2.6(c), 2.19, 3.1 and 3.4 shall survive the Closing and shall remain in full force and effect indefinitely, (ii) the representations and warranties contained in Section 2.22 shall survive the Closing and shall remain in full force and effect until the tenth anniversary of the Closing, (iii) the representations and warranties contained in Sections 2.6(b) shall survive the Closing and shall remain in full force and effect until the end of the day that is sixth months following the Closing, (iv) the representations and warranties contained in Section 2.20 shall survive the Closing and shall remain in full force and effect until the final determination of the Adjustment Amount pursuant to Section 1.6, (v) the representations and warranties contained in Section 2.4 shall continue through the expiration of the applicable statute of limitations as the same may be extended (or, if a claim has been asserted prior to such expiration, until the date of its final resolution), and (vi) if a claim or notice is given under Article VIII with respect to any representation or warranty prior to the applicable expiration date, such representation or warranty shall continue indefinitely until such claim is finally resolved.

                  7.4      Limitation on Obligations of Company.

                  Company's representations, warranties, and covenants hereunder are solely for the benefit of Buyer. Notwithstanding anything to the contrary contained herein, after the Closing Company shall have no obligations hereunder, nor shall it be jointly or severally liable with Seller in connection with any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Seller in or pursuant to this Agreement. Any such inaccuracy in representations of or any breach by Company shall have no effect on the obligations of Seller to Buyer hereunder.


                                  ARTICLE VIII
                                 INDEMNIFICATION

                  8.1      Obligations of Seller.


                  Seller agrees to indemnify and hold harmless Buyer, Company and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Buyer or Company, directly or indirectly, as a result of, or based upon or arising from:

                  (a) any inaccuracy in or breach of any of the representations and warranties made by Seller or Company in or pursuant to this Agreement;

                  (b) any breach or nonperformance of any of the covenants or agreements made by Seller or Company in or pursuant to this Agreement;

                  (c) any matter as to which Seller in other provisions of this Agreement has agreed to indemnify Buyer or Company;

                  (d)  the Excluded Liabilities;

                  (e) any third party claim or demand regarding the conduct prior to the Closing of the Business;

                  (f) any violation of Law, prior to the Closing, by Seller or Company including, without limitation, any Law dealing with health, safety or environmental protection, including, but not limited to, any action required to correct any condition that exists as of the Closing that is in violation of any Law, which condition continues after the Closing;

                  (g) the generation, use, transportation, treatment, storage, release or disposal, before the

         Closing, of Hazardous Substances by, or at any property or facility of, Seller or Company;

                  (h) the presence of Hazardous Substances at any property or facility other than those of Company for which Company is responsible by reason of events antedating the Closing; and

                  (i) the threatened or pending Orders, Actions and Labor Matters referred to in Schedule 2.9.

                  8.2      Obligations of Buyer.

                  Buyer agrees to indemnify and hold harmless Seller from and against any Losses of Seller, directly or indirectly, as a result of, or based upon or arising from:


                  (a) any inaccuracy in or breach of any of the representations and warranties made by Buyer in or pursuant to this Agreement;

                  (b) any breach or nonperformance of any of the covenants or agreements made by Buyer in or pursuant to this Agreement;

                  (c) any matter as to which Buyer in other provisions of this Agreement has agreed to indemnify Seller;

                  (d)  the Assumed Obligations;

                  (e) any third party claim or demand regarding the conduct following the Closing of the Business; and

                  (f) any violation of Law following the Closing by Buyer or Company (except for any violation of Law with respect to which Seller is obligated to provide indemnity under this Agreement).

                  8.3      Certain Tax Matters.

                  (a) Seller Indemnity. Seller agrees to indemnify, defend and hold harmless Buyer and Company against (i) any Tax payable by or on behalf of Seller or any of its Affiliates or Company for any taxable period ending on or prior to the Closing Date and any Pre-Closing Partial Period, (ii) any deficiencies in any Tax payable by or on behalf of Seller or any of its Affiliates or Company resulting from any audit by any taxing agency or authority of any period ending on or prior to the Closing Date and any Pre-Closing Partial Period, (iii) Taxes of any member of a consolidated or combined tax group of which Seller or any of its Affiliates is, or was at any time, a member, for which

Company is jointly or severally liable as a result of its inclusion in such group, (iv) any claim or demand for reimbursement or indemnification resulting from any transfer by Seller prior to the Closing of any Tax benefits or credits to any other person, provided, however that Seller does not agree to indemnify, defend or hold harmless Buyer and Company with respect to Tax indemnification obligations of Company under the leases listed in Schedule 8.3(a), (v) any Tax liabilities arising out of the Contribution or the transfer of the Stock (including, but not limited to, any sales Taxes), and (vi) with respect to any Taxes due for Tax periods ending after the Closing Date, a pro-rata share of such tax, calculated pursuant to Section 5.3. Seller further agrees to indemnify Buyer from and against any Losses or Taxes Buyer may suffer or incur resulting from, arising out of, relating to, in the nature of, or caused by any liability of any of Seller, Company and their respective subsidiaries by contract or as a transferee or successor.



                  (b) Audit Matters. Seller, on the one hand, and Buyer, on the other hand, agree to give prompt notice to the other of any proposed adjustment to Taxes for any period ending on or prior to the Closing Date or any Pre-Closing Partial Period. Seller shall have the responsibility for, and the right to control, at Seller's expense, the audit (and disposition thereof) of any Tax Return relating to periods ending on or prior to the Closing Date and to participate in the disposition of the audit of any Tax Return relating to the periods ending after the Closing Date if such audit or disposition thereof could give rise to a claim for indemnification hereunder. Buyer, at Buyer's expense, shall have the right directly or through its designated representatives, to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any Governmental Entity relating to periods ending on or prior to the Closing Date and any Pre-Closing Partial Period or Post-Closing Partial Period for which Seller has responsibility if such audit or appeal will or might reasonably be expected to result in Buyer or Company having liability for the Taxes at issue and to approve the disposition of any audit adjustment with respect to such periods if such disposition will or might reasonably be expected to result in an increase in Taxes of Buyer or Company for any period beginning at or after the Closing Date, such consent not to be unreasonably withheld.

                  (c) Buyer agrees to indemnify, defend and hold harmless Seller against any tax apportionable to Buyer pursuant to Section 5.3(c).



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



                  8.4      Procedure.

                  (a) Notice. Written notice to the Indemnifying Party of any Loss or the existence of a third-party claim shall be given by the Indemnified Party within 30 days after such Loss is suffered or receipt of a written assertion of liability from the third party. The Indemnified Party shall not be foreclosed by any failure to provide timely notice of any Loss or the existence of a third party claim to the Indemnifying Party except to the extent that the Indemnifying Party incurs an out-of-pocket expense or otherwise has been materially prejudiced as a direct result of such delay.

                  (b)  Defense. Other than with respect to Taxes, as to which
Section 8.3 controls to the extent inconsistent with this Section, if any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity. The Indemnifying Party shall have the right to control the defense of any Indemnifiable Claim; provided, however, that the Indemnified Party shall have the right to control the defense of a claim under either of the following circumstances: (i) the Indemnifying Party fails to assume the defense of an Indemnifiable Claim within 15 days after receiving written notice of the existence of the claim or fails to diligently conduct the defense of any such claim; or (ii) the Indemnified Party shall reasonably conclude that there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such claim or there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, in either of which events the Indemnifying Party shall pay the fees and disbursements of counsel to each of the Indemnifying Party and the Indemnified Party. If the Indemnifying Party does not assume such defense or the Indemnified Party has the right to control the defense of the claim, the Indemnified Party may compromise or settle the claim on behalf of and for the account and risk of the Indemnifying Party, who shall be bound by the result. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any Indemnifiable Claim or permit a default or consent to entry of any judgment unless the claimant and the Indemnifying Party provide to the Indemnified Party an unqualified release from all liability in respect of the Claim. In all cases, the party without the right to control the defense of an Indemnifiable Claim may participate in the defense at its own expense.

                  (c) Cooperation. The parties shall cooperate in the defense of all third party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense any books, records or other documents within its control and access to employees that are reasonably requested in the course of such defense.

                  8.5 Limitations on Indemnification. Seller shall not be required to indemnify any other Person under Section 8.1(a) unless the aggregate of all amounts for which indemnity would otherwise be payable by Seller exceeds $500,000, and, in such event, Seller shall be responsible only for the amount in excess of such $500,000. Buyer shall not be required to indemnify any other Person under Section 8.2(a) unless the aggregate of all amounts for which indemnity would otherwise be payable by Buyer exceeds $500,000, and in such event, Buyer shall be responsible only for the amount in excess of such $500,000. Seller's indemnity obligations under Section 8.1(a) (except with respect to any inaccuracy in or breach of any of the representations and warranties contained in Sections 2.1(a), 2.2, 2.4, 2.6(c), 2.19 and 2.22) shall be limited, in the aggregate, to an amount equal to $20 million. Buyer's indemnity obligations under Section 8.2(a) shall be limited, in the aggregate, to an amount equal to $20 million.

                  8.6 Tax Adjustments. Any amounts payable by an Indemnifying Party to or on behalf of an Indemnified Party in respect of a Loss shall be adjusted as follows:

                  (a) If such Indemnified Party is liable for any additional Taxes as a result of the payment of amounts in respect of a Loss, the Indemnifying Party will pay to the Indemnified Party in addition to such amounts in respect of the Loss within 10 days after being notified by the Indemnified Party of the payment of such liability (x) an amount equal to such additional Taxes (the "Tax Reimbursement Amount") plus (y) any additional amounts required to pay additional Taxes imposed with respect to the Tax Reimbursement Amount and with respect to amounts payable under this clause (y), with the result that the Indemnified Party shall have received from the Indemnifying Party, net of the payment of Taxes, an amount equal to the Loss.

                  (b) The Indemnified Party shall reimburse the Indemnifying Party an amount equal to the net reduction in any year in the liability for Taxes (that are based upon or measured by income) of the Indemnified Party or any member of a consolidated or combined tax group of which the Indemnified Party is, or was at any time, part, which reduction is actually realized with respect to any period after the Closing Date and which reduction would not have been realized but for the amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of an Indemnifiable Claim, or amounts paid by the Indemnified Party pursuant to this paragraph (a "Net Tax Benefit"). The amount of any Net Tax Benefit shall be paid not later than 15 days after the date on which such Net Tax Benefit shall be realized. Any expenses associated with the realization of a Net Tax Benefit or any contest or proceeding with respect to a Net Tax Benefit shall be deemed to reduce such Net Tax Benefit. Buyer agrees to provide Seller or its designated representatives with such assistance and such documents and records reasonably requested by them that are relevant to their ability to determine whether a Net Tax Benefit has been realized including but not limited to copies of Tax Returns, estimated tax payments, schedules, and related supporting documents.


                                   ARTICLE IX
                                     GENERAL

                  9.1      Amendments; Waivers.

                  This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.


                  9.2      Schedules; Exhibits; Integration.

                  Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith including, but not limited to, that certain Confidentiality Agreement dated April 30, 1997 by and between Buyer and Seller.

                  9.3      Best Efforts; Further Assurances.

                  Each party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such events or matters. As used in this Agreement, the term "best efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professionals.

                  9.4      Governing Law.

                  This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, including, but not limited to, the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of incorporation of the respective parties.

                  9.5      Assignment.


                  Neither this Agreement nor any rights or obligations under it are assignable except that Buyer may assign its rights hereunder (including but not limited to its rights under Article VIII) to any Affiliate of Buyer.

                  9.6      Headings.

                  The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.



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



                  9.7      Counterparts.

                  This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

                  9.8      Publicity and Reports.

                  Seller and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except to the extent required by Law or applicable stock exchange rules or required in connection with Buyer's efforts to obtain financing necessary for it to pay the Total Purchase Price and adequately capitalize itself upon the consummation of the transactions contemplated hereby, no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of the other parties hereto. Buyer and Seller shall each consult with the other with respect to the form and content of any application or report made to any Governmental Entity which relates to this Agreement or the transactions contemplated hereby.

                  9.9      Parties in Interest.

                  This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for the provisions of Article VIII (which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons). Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person to (or to confer any right of subrogation or action over against) any party to this Agreement.


                  9.10     Performance by Subsidiaries.

                  Each party agrees to cause its subsidiaries to comply with any obligations hereunder relating to such subsidiaries and to cause its subsidiaries to take any other action which may be necessary or reasonably requested by the other party in order to consummate the transactions contemplated by this Agreement.



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



                  9.11     Notices.

                  Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism (provided that any notice so given is also mailed or delivered as provided in clause (c)) or (c) mailed by certified or registered mail, postage prepaid, receipt requested or delivered by reputable overnight courier service as follows:


                  If to Buyer, addressed to:

                  TSMD Acquisition Corp.
                  c/o Mentmore Holdings, Inc.
                  1430 Broadway, 13th Floor
                  New York, NY  10018-3308
                  Facsimile: 212-382-1559
                  Attn: Michael D. Schenker, Esq.

                  With a copy to:

                  O'Melveny & Myers
                  Embarcadero Center West
                  275 Battery Street
                  San Francisco, CA  94111-3305
                  Facsimile: 415-984-8701
                  Attn: George A. Riley, Esq.

                  If to Company (prior to the Closing) or Seller, addressed to:

                  Watkins-Johnson Company
                  Stanford Research Park
                  3333 Hillview Avenue
                  Palo Alto, CA  94304-1223
                  Facsimile: 415-813-2502
                  Attn: W. Keith Kennedy

                  With a copy to:


                  Heller Ehrman White & McAuliffe
                  525 University Avenue
                  Palo Alto, CA  94301-1900
                  Facsimile: 415-324-0638
                  Attn: Sarah A. O'Dowd, Esq.


or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when


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



transmitted to the applicable number so specified in (or pursuant to) this
Section 9.11 and an appropriate answerback is received, (ii) if given by mail or by overnight delivery, three days after such communication is deposited in the mails with first class postage prepaid or delivered to the overnight courier, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

                  9.12     Expenses.

                  Seller, Company and Buyer shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective investment bankers, accountants and counsel. Any such expenses of Company shall be paid by Seller prior to the Closing.

                  9.13     Remedies; Waiver.

                  To the extent permitted by Law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

                  9.14     Attorney's Fees.

                  In the event of any Action by any party arising under or out of, in connection with or in respect of, this Agreement including any participation in bankruptcy proceedings to enforce against a party a right or claim in such proceedings, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action. Attorney's fees incurred in enforcing any judgement in respect of this Agreement are recoverable as a separate item. The parties intend that the preceding sentence be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

                  9.15     Knowledge Convention.

                  Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to knowledge" or "to best knowledge" or words of similar intent or effect, such statement shall refer to the actual knowledge of those persons listed on Schedule 9.15, after due inquiry, and each such statement shall be deemed to include a representation that such inquiry has been made.

                  9.16     Representation By Counsel; Interpretation.

                  Seller, Company and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

                  9.17     Specific Performance.

                  Seller and Buyer each acknowledge that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

                  9.18     Severability.

                  If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the essential terms and conditions of this Agreement for Buyer and Seller remain valid, binding and enforceable.

                  9.19     Confidentiality.

                  (a) Seller and Company agree to, and shall cause their agents, representatives, Affiliates, employees, officers and directors to: (i)

treat and hold as confidential (and not disclose or provide access to any Person to) all Intangible Property and information relating to product development, price, distributor and customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business, except as may be required by applicable Law, in which event Seller and Company agree to, and shall cause their agents, representatives, Affiliates, employees, officers and directors to, furnish only that portion of such confidential information which they reasonably believe is legally required to be provided and exercise their reasonable efforts to obtain assurances that confidential treatment will be afforded such information, and
(ii) in the event that Seller, Company or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide Buyer with prompt written notice of such requirement so that Buyer may, at the expense of Buyer, seek a protective order or other remedy. This Section 9.19(a) shall not apply to any information that, at the time of disclosure, is known to the receiving party before disclosure thereof, is independently developed by the receiving party, is or becomes publicly available through no fault of the receiving party, is obtained by the receiving party from a third party not known by the receiving party to be under any obligation not to disclose such information and which the receiving party has no reason to believe is not otherwise publicly available (provided, however, that once Seller is advised that information obtained under such circumstance is indeed confidential hereunder, this Section 9.19(a) shall thereafter apply to such information) or is reasonably necessary in order for Seller to litigate any claim against Buyer pursuant to this Agreement. Seller agrees and acknowledges that remedies at law for any breach of its obligations under this Section 9.19(a) are inadequate and that in addition thereto Buyer shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. Notwithstanding the foregoing, (x) Seller may make such disclosures to the independent public accountants of Seller as may be necessary in connection with their auditing of the books and records of Seller and its Affiliates; provided, however, that such independent public accountants shall enter into a confidentiality and nondisclosure agreement on substantially the same terms as set forth in this Section 9.19(a), and (y) Seller, with the consent of Buyer (which consent shall not be unreasonably withheld) may make such disclosures in connection with defending any claim brought against Seller or any of its Affiliates by any third person as may be reasonably necessary in order for Seller to conduct its defense thereof; provided, however, that Seller agrees to, and agrees to cause its agents, representatives, Affiliates, employees, officers and directors to, exercise their reasonable efforts to obtain assurances that confidential treatment will be afforded such information and to seek a protective order or other remedy to preserve the confidentiality of such information.


                  (b) During the period starting at the execution of this Agreement and ending on the earlier of (A) the

Closing Date or (B) April 10, 2000, Buyer agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all Intangible Property, and information relating to product development, price, distributor and customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business, except as may be required by applicable Law, in which event Buyer agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to, furnish only that portion of such confidential information which Buyer reasonably believes is legally required to be provided and exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and (ii) in the event that Buyer or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide Seller with prompt written notice of such requirement so that Seller may, at the expense of Seller, seek a protective order or other remedy. This Section 9.19(b) shall not apply to any information that, at the time of disclosure, is known to the receiving party before disclosure thereof, is independently developed by the receiving party, is or becomes publicly available through no fault of the receiving party, or is obtained by the receiving party from a third party not known by the receiving party to be under any obligation not to disclose such information and which the receiving party has no reason to believe is not otherwise publicly available (provided, however, that once Buyer is advised that information obtained under such circumstance is indeed confidential hereunder, this Section 9.19(b) shall thereafter apply to such information) or is reasonably necessary in order for Buyer to litigate any claim against Seller pursuant to this Agreement. Buyer agrees and acknowledges that remedies at law for any breach of its obligations under this Section 9.19(b) are inadequate and that in addition thereto Seller shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. Notwithstanding the foregoing, (x) Buyer may make such disclosures to the independent public accountants of Buyer as may be necessary in connection with their auditing of the books and records of Buyer, Company and their Affiliates; provided, however, that such independent public accountants shall enter into a confidentiality and nondisclosure agreement on substantially the same terms as set forth in this Section 9.19(b), and (y) Buyer, with the consent of Seller (which consent shall not be unreasonably withheld) may make such disclosures in connection with defending any claim brought against Buyer or any of its Affiliates by any third person as may be reasonably necessary in order for Buyer to conduct its defense thereof; provided, however, that Buyer agrees to, and agrees to cause its agents, representatives, Affiliates, employees, officers and directors to, exercise their reasonable efforts to obtain assurances that confidential treatment will be afforded such information and to seek a protective order or other remedy to preserve the confidentiality of such information.

                  9.20     Schedules.

                  The parties acknowledge that the Schedules (including, but not limited to, the Disclosure Schedule) other than Schedule 3.3 are incomplete as of the date hereof (such incomplete Schedules (other than Schedule 6.2(d)) being "Seller's Incomplete Schedules"). Seller shall deliver to Buyer and its counsel for their review a complete and accurate version of each of Seller's Incomplete Schedules not later than 5:00 p.m. San Francisco time on September 4, 1997. Seller shall also provide Buyer with copies of any supporting documents and such access to those officers and other employees of Seller and to Seller's legal counsel as may be reasonably requested by Buyer and its legal counsel in connection with their review of Seller's Incomplete Schedules. Buyer shall have the right to terminate this Agreement by written notice to Seller as described below in the event that Buyer is not satisfied with Seller's Incomplete Schedules, as so revised; provided, however, that Buyer shall not be arbitrary or capricious in determining to terminate this Agreement pursuant to this
Section 9.20. Not later than two business days after all such supporting documents and access shall have been provided to Buyer, Buyer shall either (i) advise Buyer that Seller's Incomplete Schedules, as revised by Seller, are acceptable to Buyer and deliver to Seller Schedule 6.2(d), whereupon Seller's Incomplete Schedules, as so revised, and Schedule 6.2(d), as so delivered, shall become Schedules hereto, or (ii) advise Buyer that Buyer has determined to terminate this Agreement pursuant to the provisions of this Section 9.20.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first above written.



                             TSMD ACQUISITION CORP.


                             By: /s/ BRADLEY A. JAY
                                 -----------------------
                             Name: Bradley A. Jay
                             Title: Vice-President


                             WATKINS-JOHNSON COMPANY


                             By: /s/ W.K. KENNEDY
                                 -----------------------
                             Name: W.K. Kennedy
                             Title: President


                             W-J TSMD INC.


                             By: /s/ W.K. KENNEDY
                                 -----------------------
                             Name: W.K. Kennedy
                             Title: President

                                    EXHIBIT A

         An executed copy of this Exhibit, the GaAs/Thin Film Supply Agreement, is filed separately as Exhibit 10.9.

                                    EXHIBIT B

         An executed copy of this Exhibit, the Cross License Agreement, is filed separately as Exhibit 10.11.

                                    EXHIBIT C

                         MARKETING AGREEMENT TERM SHEET

This agreement will pertain to products for which the owner of the intellectual property and the manufacturer of the product is the same, but where it is to the mutual advantage of both parties that sales and marketing efforts be provided by the other party.

An example is a TO-8 amplifier, which is a product owned and built by TSMD, but where the sales effort to Nortel is best handled by W-J. A second example is the sale of W-J owned and built MMIC chips to a defense customer.

Key Terms:

o Prices to the customer are set by the builder/owner, following consultation with the marketing partner.

o The products are branded by the builder/owner, and shipment, collections, warranty efforts, and design responsibility all rest with builder/owner.

o The marketing partner shall receive a commission of 10% for sales to these customers, except that for sales to each customer in excess of $1,000,000 in a given year, the commission shall be 8% of sales price.

o TSMD products will be marketed by W-J sales to the following customers: Lucent, Nortel, Nokia and Ericsson (non-defense).

o        W-J Telecom products will be marketed by TSMD to all defense customers.

                                    EXHIBIT D

         An executed copy of this Exhibit, the MIM/Glass Seal/Hybrid Assembly Supply Agreement, is filed separately as Exhibit 10.10.

                                  EXHIBIT E

                Terms for Sub-sublease (one for each building)

Premises:                               A portion of Building 3 and a portion of Building 6 collectively comprising no more than 120,000 square feet.

Ground Lessor:                          Stanford University.

Master Lessor:                          Building 6 - Morrco Properties Company
                                        Building 3 - Lindco Properties Company (Assigned to Taylor
                                        Woodrow)

Ground Lease:                           Building 6 - 9/1/72
                                        Building 3 - 11/1/59

Master Lease:                           Building 6 - 10/31/75
                                        Building 3 - 4/22/69

Term:                               Three years following closing of stock acquisition.  No renewal rights or purchase options.

Permitted Uses:                     Premises shall be used for the purpose of carrying out the purchased business, and for no other purpose.

Base Rent:                          $2.03 per square foot per month.

Additional Rent:                    An amount to be determined for telephone service. (Sub-sublease is a gross lease, except that Sub-sublessor shall provide telephone service to
                                    Premises through the existing telephone switch, and, as additional rent,
                                    Sub-sublessee shall pay its share of the costs of telephone service, in an equitable amount to be agreed upon by the parties.)  Sub-sublessor shall pay all taxes, assessments and real property insurance premiums.

Warranties:                         Premises are suitable for the operation of the Business (as such term is defined in the Stock Purchase Agreement).

Maintenance:                        Sub-sublessor shall physically maintain all of the premises and the landscaping, and shall provide janitorial services and shall pay all costs associated therewith.


Alterations:                        Any tenant improvements shall be performed by Sub-sublessee at Sub-
                                    sublessee's cost.  Sub-sublessee shall not be permitted to make any alterations without Sub-sublessor's prior written approval, which may be given or withheld in Sub-sublessor's reasonable discretion.  Any alterations approved by Sub-sublessor shall also be subject to the approval of Stanford and Master Lessor, if required by the Ground Lease or the
                                    Master Lease.  If so required, Sub-sublessor shall coordinate with
                                    Stanford and/or the Master Lessor to obtain such approvals.  Sub-
                                    sublessee shall be responsible for ensuring that any approved alterations comply with law.  Sub-sublessee shall also be responsible for all wiring and installations necessary to put the premises into a condition for use by
                                    Sub-sublessee's employees.

Taxes:                              Sub-sublessor shall pay all real property taxes assessed against the
                                    Premises.

Security Deposit:                   None.

Environmental:                      The environmental representations and indemnifications set forth in the
                                    Stock Purchase Agreement shall be restated in the Sub-sublease, by Sub-
                                    sublessor in favor of Sub-sublessee.

                                    In addition, the environmental provisions attached hereto as Schedule 1 shall be incorporated into the Sub-sublease.

Quiet Enjoyment/
Non-disturbance:                    Sub-sublessor shall obtain all necessary consents to the Sub-sublease as a condition precedent to the execution of the Sub-sublease.  Sub-sublessor shall perform all of its obligations under the Ground Lease and Master
                                    Lease.  Sub-sublessor shall indemnify Sub-sublessee for all damages resulting from Sub-sublessor's default under the Ground Lease or Master
                                    Lease, unless such default is a direct result of Sub-sublessee's default under the Sub-sublease.  Sub-sublessor to comply with all applicable laws and CC&Rs affecting the premises.  Sub-sublessor covenants to exercise all renewal options to extend the term of the Ground Lease and the Master
                                    Lease through the expiration of the term of the Sub-sublease.

Insurance:                          Sub-sublessor shall maintain the insurance required by the Ground Lease and Master
                                    Lease. Sub-sublessee shall maintain (i) insurance on its personal property, equipment and trade fixtures and (ii) commercial general liability insurance issued by insurers, with endorsements and in amounts customary in the industry, naming
                                    Sub-sublessor, Stanford and Master Lessor as additional insureds.

Assignment
/Subletting:                        Sub-sublessee shall have no rights to assign the Sub-sublease or sublet all or any portion of its interest in the premises, without Sub-sublessor's prior written consent, which may be given or withheld in Sub-sublessor's sole discretion, provided that Sub-sublessee may assign to affiliates without
                                    Sub-sublessor's consent.  Sub-sublessee may assign Sub-sublease, without
                                    Sub-sublessor's consent, for financing purposes.  The foregoing rights shall be subject to Sub-sublessor's obligations under the Ground Lease and the Master Lease.

DD&C:                               If the Ground Lessor or the Master Lessor terminates the Ground Lease or the Master
                                    Lease in connection with an event of damage, destruction or condemnation, the
                                    Sub-sublease shall also terminate, provided that Sub- sublessor shall in no event exercise any rights of termination it may have under the Ground Lease or Master
                                    Lease on account of such damage, destruction or condemnation, without the direction or prior written consent of Sub-sublessee.  Sub-sublessee shall be entitled to seek condemnation award provided that such award does not affect Sub-sublessor's award.

Signage:                            Subject to Sub-sublessor's reasonable approval (as well as any required approval from Stanford or Master Lessor), Sub-sublessee shall be permitted to place sings on the Premises that are consistent with Sub-sublessor's existing signage.

Holdover:                           If Sub-sublessee holds over after the expiration of the term, Sub-sublessee shall pay for each month that the holdover continues Base Rent equal to 100% of the Base
                                    Rent in effect immediately prior to the expiration of the term.  Additionally,
                                    Sub-sublessee shall indemnify Sub-sublessor for all losses suffered by Sub-sublessor as a result of such holdover, including without limitation, lost revenues due to
                                    Sub-sublessor's inability to relet the Premises.

Incorporation of
Ground Lease and
Master Lease:                       The Sub-sublease shall restate in their entirety those provisions of the Master
                                    Lease that shall apply to the Premises, provided that such provisions shall be revised as necessary to properly describe the relationship between Sub-sublessor and
                                    Sub-sublessee, in light of the fact that the Sub-sublease is a fully gross, space lease.

Termination
Option:                             Sub-sublessee shall have the right to terminate the Sub-sublease as to (i) the entire Premises, (ii) the entire portion of the Premises that are located in
                                    Building 3, and/or (iii) the entire portion of the Premises that are located in Building 6, upon six (6) months prior written notice to Sub-sublessor.

Surrender:                          On the expiration of the Sub-sublease, Sub-sublessee will surrender the sub-subleased premises back to Sub-sublessor in substantially the condition received, reasonable wear and tear and damage by casualty excepted.


There shall be two separate Sub-subleases; one of the portion of the Premises located in Building 6, and one for the portion of the Premises located in Building 3.

                                  Schedule 1

                        Hazardous Substances Provision

                           (a) Tenant's Use. Tenant shall have the right to store, use and handle Hazardous Substances on the Premises, provided that (i) such Hazardous Substances are used in the operation of Tenant's business or are brought onto the Premises in the ordinary course of Tenant's business and used in compliance with applicable laws and Landlord's reasonable procedures for the acquisition, use, storage, handling and disposal of Hazardous Substances, (ii) Tenant shall not cause to be brought upon the Premises any Hazardous Substances that have not been previously stored or used at the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and (iii) Landlord shall instruct Tenant on compliance procedures necessary to ensure that such Hazardous Substances are stored, used, handled and disposed of in compliance with all applicable laws. In connection with its oversight and coordination of the compliance procedures, Landlord shall (x) have access to all of Tenant's operations within the Premises at all times, following reasonable notice (or in the case of emergency, without notice) for the purpose of monitoring Tenant's compliance with Landlord's compliance procedures with respect to Hazardous Substances, (y) have Tenant's reasonable cooperation in complying with such procedures, (z) promptly notify Tenant of any release or discovery of Hazardous Substances at the Premises not in compliance with applicable laws and Landlord's procedures. Tenant shall indemnify, defend and hold Landlord harmless from any and all Claims which arise during the Lease Term solely as a result of Tenant's use of Hazardous Substances at the Premises during the Lease Term. Further, notwithstanding anything to the contrary in this Lease, but without limiting Tenant's monetary obligations under the foregoing indemnity, Tenant is not permitted to maintain, repair, remediate or otherwise conduct work with respect to the following portions of the Premises: (i) structural elements of the Premises, the building systems and portions of the Buildings containing insulation or fireproofing material on or in exterior walls, columns, beams, ceilings, pipes, ducts and other similar elements of the Buildings;
         (ii) any portion of the Premises more than six (6) feet below ground surface; or (ii) any portions of the Premises, the Buildings, the Project or the Land that are contaminated with Hazardous Substances, as of the Commencement Date, including, without limitation, any and all portions of the Premises, the Buildings, the Project or the Land that are designated as part of the [SUPERFUND SITE: WE NEED TO FURTHER DEFINE THE CONTAMINATED AREAS].

                           (b) Environmental Communications. Landlord and Tenant shall promptly after receipt or transmittal thereof, deliver to the other copies of all material written communications given to or received from any governmental agency, environmental consultant, or other person or entity relating to Hazardous Substances in or removed from the Premises, including, without limitation, copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to Hazardous Substances in, on, under or about the Premises.

                                  EXHIBIT F

                         TRADEMARK LICENSE AGREEMENT


                  THIS TRADEMARK LICENSE AGREEMENT, dated as of ____________, is made by and among WATKINS-JOHNSON COMPANY, a California Corporation ("Watkins-Johnson"); STELLEX MICROWAVE SYSTEMS, INC., formerly known as W-J TSMD INC., a California corporation and a wholly-owned subsidiary of Watkins-Johnson ("W -J TSMD"); and TSMD ACQUISITION CORP., a Delaware corporation ("TSMD Acquisition").

                  WHEREAS, the parties have entered into that certain Stock Purchase Agreement, dated as of August__, 1997 (the "Purchase Agreement"), whereby TSMD Acquisition has agreed to purchase, and Watkins-Johnson has agreed to sell, all of the outstanding stock of W-J TSMD; and

                  WHEREAS, in partial consideration for the Purchase Agreement and in contemplation of the sale of W-J TSMD stock to TSMD Acquisition, Watkins-Johnson will license to W-J TSMD and TSMD Acquisition the trademarks and registrations thereto, and the notices, logo designs, marks, names, service marks, tradenames, and trade dresses listed or described on Schedule 1 ("Marks"); and

                  WHEREAS, Watkins-Johnson is the owner of the Marks; and

                  WHEREAS, in partial consideration of the Purchase Agreement, Watkins-Johnson desires to grant W-J TSMD and TSMD Acquisition use of the Marks in connection with the Business, on the terms and conditions set forth herein; and

                  NOW, THEREFORE, for and in consideration of the foregoing and of the covenants, conditions, undertakings and mutual promises hereinafter set forth, it is agreed by and among the parties as follows:

1.       DEFINITIONS

                  For all purposes of this Trademark License Agreement, except as otherwise expressly provided:

                  (a) the terms defined in this Section 1 have the meanings assigned to them in this Section 1 and include the plural as well as the singular;

                  (b) all references in this Trademark License Agreement to designated "Sections," "Paragraphs" and other subdivisions are to the designated Sections, Paragraphs and other subdivisions of the body of this Trademark License Agreement;

                  (c) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Trademark License Agreement as a whole and not to any particular Section, Paragraph or other subdivision.

                  As used in this Trademark License Agreement and the Schedules and Exhibits delivered pursuant to this Trademark License Agreement, the following definitions shall apply:

                  "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                  "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a specified Person.

                  "Business" means Business as that term is defined in the Purchase Agreement.

                  "Closing" means the consummation of the purchase and sale of stock under the Purchase Agreement.

                  "Effective Date" means the date of Closing.

                  "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "Inventory" means all finished products, work in progress, parts, components and raw materials.

                  "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

                  "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

                  "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

                  "Territory" means all countries of the world and throughout the universe.

                  "Trademark License Agreement" means this Trademark License Agreement by and among Watkins-Johnson, W-J TSMD and TSMD

Acquisition as amended or supplemented together with all Schedules and Exhibits attached or incorporated by reference.

                  "TSMD Group" means W-J TSMD and TSMD Acquisition, collectively.

2.       GRANT OF LICENSES

                  2.1 With respect to Inventory, sales materials, brochures, and catalogues in existence on the Effective Date, Watkins-Johnson grants to TSMD Acquisition and to W-J TSMD non-exclusive, royalty-free licenses in the Territory to use the Marks in connection with the Business. The licenses granted in this Paragraph 2.1 shall continue in force and effect for the life of Watkins-Johnson's property interest in the Marks, unless sooner terminated as provided for herein.

                  2.2 With respect to all other products, materials and services, Watkins-Johnson grants to TSMD Acquisition and to W-J TSMD nonexclusive, royalty-free licenses in the Territory to use the Marks in connection with the Business, provided that the Marks are used in combination with W-J TSMD's registered, unregistered, or applied for trademark, notice, label, logo design, mark, name, service mark, trade name, or trade dress. The licenses granted in this Paragraph 2.2 shall continue in force and effect for two years from the Effective Date of this Trademark License Agreement, unless sooner terminated as provided for herein.

3.       REPRESENTATIONS AND WARRANTIES OF WATKINS-JOHNSON

                  3.1 Watkins-Johnson has the full right, power and authority to enter into this Trademark License Agreement and to grant all licenses and rights granted herein, and is under no legal prohibition, restraint, or restriction with respect thereto.

                  3.2 No consents of any third parties are required for Watkins-Johnson to enter into this Trademark License Agreement or to license the rights licensed herein to TSMD Acquisition and W-J TSMD.

                  3.3 Watkins-Johnson owns, has the exclusive right to use, sell, license or dispose of, and has the exclusive right to bring actions for the infringement of, all trademarks and registrations thereof listed in
Schedule 1.

                  3.4 Watkins-Johnson has taken all appropriate actions and made all applicable applications and filings pursuant to applicable Laws to perfect or protect its interest in all trademarks and registrations thereof listed in
Schedule 1.

Watkins-Johnson shall, at Watkins-Johnson's expense, take all necessary actions to preserve the trademarks and registrations thereof listed in Schedule 1.

4.       REPRESENTATIONS AND WARRANTIES OF THE TSMD GROUP

                  4.1 The TSMD Group has the full right, power and authority to enter into this Trademark License Agreement, and it is under no legal prohibition, restraint or restriction with respect thereto.

5.       OWNERSHIP OF MARKS

                  5.1 The TSMD Group acknowledges the ownership of the Marks in Watkins-Johnson and agrees that it will do nothing inconsistent with such ownership. The TSMD Group agrees to assist Watkins-Johnson in recording this Trademark License Agreement with appropriate government authorities. The TSMD Group agrees that nothing in this Trademark License Agreement shall give the TSMD Group any right, title, or interest in the Marks other than the right to use the Marks in accordance with this Trademark License Agreement.

6.       QUALITY STANDARDS AND MAINTENANCE

                  6.1 The TSMD Group agrees to cooperate with Watkins-Johnson in facilitating Watkins-Johnson's control of the nature and quality of the Marks. The TSMD Group is familiar with the quality standards of Watkins-Johnson. The TSMD Group shall use the Marks licensed to it by Watkins-Johnson hereunder only in accordance with those same reasonable standards of quality currently used by Watkins-Johnson, which standards shall be equal to, but which shall not exceed, the standards of quality currently used by Watkins-Johnson, and such standards of quality are acceptable to Watkins-Johnson. Watkins-Johnson shall have the right once per year, upon reasonable advance written notice (at least ten (10) business days in advance), to receive from the TSMD Group specimens of the TSMD Group's use of the Marks, as may be reasonably necessary in order to confirm that such quality control standards are being observed.

7.       FORM OF USE

                  7.1 The TSMD Group agrees to use the Marks only in the form and manner and with appropriate legends as illustrated in Exhibit A or as reasonably prescribed from time to time by Watkins-Johnson.

8.       PROTECTION AND MAINTENANCE OF MARKS

                  8.1 In the event that Watkins-Johnson or the TSMD Group learns of an infringement, imitation, or other unauthorized use of the Marks by others, the party discovering such unauthorized use shall notify the other party in writing, and either or both of the parties shall have the right to bring action against such person, firm or entity to stop such unauthorized use in accordance with the following procedures:

                  (a) Watkins-Johnson may institute suit and, at its option or as may be required by law, join TSMD Acquisition and W-J TSMD as plaintiffs.

Watkins-Johnson may select counsel of its choice, shall control the litigation, shall bear the entire cost of such action, and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree or settlement.

                  (b) If Watkins-Johnson determines not to institute suit, which determination shall be communicated to TSMD Acquisition and W-J TSMD by notice in writing given not more than sixty (60) days after Watkins-Johnson's receipt of written notification of such infringement or unfair competition, TSMD Acquisition and/or W-J TSMD may institute suit, and, at their option or as may be required by law, join Watkins-Johnson as plaintiff. TSMD Acquisition and W-J TSMD may select counsel of their choice, shall control the litigation, shall bear the entire costs of such litigation and shall be entitled to retain the entire amount by way of judgment, award, decree or settlement.

                  (c) Each party shall cooperate with the other party in any such actions against third parties, and may if such party desires, elect to be represented by counsel of its choice, but at its own expense.

                  8.2 Watkins-Johnson shall bear all costs and expenses in pursuing any existing applications for registration of the Marks and maintaining and, if applicable, renewing any existing registrations for the Marks. In the event Watkins-Johnson elects not to pursue any existing applications or maintain or renew a registration pursuant to this Paragraph 8.2, then at the TSMD Group's option and expense, the TSMD Group shall have the right (but not the obligation) to assume responsibility for said application or registration.

                  8.3 TSMD Acquisition and W-J TSMD shall have the right (but not the obligation) to seek trademark or other intellectual property protection for the Marks in Watkins-Johnson's name. Any and all expenses incurred in connection with the foregoing shall be borne by TSMD Acquisition and W-J TSMD. Watkins-Johnson shall, at the TSMD Group's expense, furnish the TSMD Group with all reasonably requested information, assistance and documentation to assist the TSMD Group in obtaining such registrations including, without limitation, filing a joint application in those jurisdictions where registration of a user or of a licensee is permitted or required by law. Such registrations shall be deemed to be included in the grant of the licenses set forth in Section 2 hereof.

9.       SUBLICENSE AND TRANSFER

                  9.1 TSMD Acquisition and W-J TSMD shall have the right to sublicense the licenses granted in Section 2 to any Affiliate of W-J TSMD or TSMD Acquisition, upon the condition that such Affiliates are bound by the terms and conditions of this Trademark License Agreement.

                  9.2 The licenses granted in Section 2 may be transferred upon the sale of all or substantially all of the assets of W-J TSMD or TSMD Acquisition.


                  9.3 Any assignment, sale or other disposition of any Mark by Watkins-Johnson shall not affect the license rights acquired herein to such Mark, and any such assignment, sale or other disposition shall be subject to such license rights.

10.      TERMINATION FOR CAUSE

                  10.1 If either party materially fails to perform or violates any obligation pursuant to this Trademark License Agreement, then, upon thirty
(30) days written notice to the breaching party specifying such default ("Default Notice"), the non-breaching party may terminate this Trademark License Agreement, unless:

                  (a) The breach specified in the Default Notice has been cured within the thirty (30) day period; or

                  (b) The default reasonably requires more than thirty (30) days to correct, and the defaulting party has begun substantial corrective action to remedy the default within such thirty (30) day period and diligently pursues such action, in which event, termination shall not be effective unless ninety
(90) days have expired from the date of the Default Notice without such corrective action being completed and the default remedied.

11.      EFFECT OF TERMINATION

                  11.1 Upon expiration or termination of this Trademark License Agreement pursuant to Paragraph 2.2 or Section 10, the TSMD Group agrees to discontinue all use of the Marks; provided, however, that if on the effective date of the expiration or termination of this Trademark License Agreement, the TSMD Group shall be in possession of or own products utilizing the Marks, the licenses granted hereunder shall be deemed to have been extended for such reasonable period of time as will enable the TSMD Group to dispose of such products in the ordinary course of business. Upon the disposition of the last of such products, the TSMD Group shall discontinue the use of the Marks and shall cooperate with Watkins-Johnson or its appointed agent to apply to the appropriate authorities to cancel recording of this Trademark License Agreement from all government records.

12.      EFFECTIVE DATE

                  12.1 This Trademark License Agreement shall be effective as of the Effective Date.

13.      MISCELLANEOUS


                  13.1 Amendments; Waivers.

                  This Trademark License Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Trademark License Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

                  13.2 Schedules; Exhibits; Integration.

                  Each schedule and exhibit delivered pursuant to the terms of this Trademark License Agreement shall be in writing and shall constitute a part of this Trademark License Agreement, although schedules and exhibits need not be attached to each copy of this Trademark License Agreement. This Trademark License Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, except for the Purchase Agreement.

                  13.3     Governing Law.

                  This Trademark License Agreement, the legal relations between the parties, and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Trademark License Agreement, including, but not limited to, the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity or enforceability of this Trademark License Agreement, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of incorporation of the respective parties.

                  13.4     Headings.

                  The descriptive headings of the Sections and Paragraphs of this Trademark License Agreement are for convenience only and do not constitute a part of this Trademark License Agreement.

                  13.5     Counterparts.

                  This Trademark License Agreement and any amendments hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.


                  13.6     Notices.

                  Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism (provided that any notice so given is also mailed or delivered as provided in clause (c)) or (c) mailed by certified or registered mail, postage prepaid, receipt requested or delivered by reputable overnight courier service as follows:

                  If to TSMD Acquisition or W-J TSMD, addressed to:

                  TSMD Acquisition Corp.
                  c/o Mentmore Holdings, Inc.
                  1430 Broadway, 13th Floor
                  New York, NY  10018-3308
                  Facsimile: 212-382-1559
                  Attn: Michael D. Schenker, Esq.

                  With a copy to:

                  O'Melveny & Myers
                  Embarcadero Center West
                  275 Battery Street
                  San Francisco, CA  94111-3305
                  Facsimile: 415-984-8701
                  Attn: George A. Riley, Esq.

                  If to Watkins-Johnson, addressed to:

                  Watkins-Johnson Company
                  Stanford Research Park
                  3333 Hillview Avenue
                  Palo Alto, CA  94304-1223
                  Facsimile: 415-813-2578
                  Attn: Vice President and Chief Financial Officer

                  With a copy to:

                  Heller Ehrman White & McAuliffe
                  525 University Avenue
                  Palo Alto, CA  94301-1900
                  Facsimile: 415-324-0638
                  Attn: Sarah A. O'Dowd, Esq.

or to such other address or to such other person as any party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 13.6 and an appropriate answerback is received, (ii) if given by mail or by overnight delivery, three days after such communication is deposited in the mails with first class postage prepaid or delivered to the overnight courier, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

                  13.7     Expenses.

                  Watkins-Johnson and the TSMD Group shall each pay their own expenses incident to the negotiation, preparation and performance of this Trademark License Agreement and the transactions contemplated hereby.

                  13.8     Remedies; Waiver.

                  To the extent permitted by Law, all rights and remedies existing under this Trademark License Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

                  13.9    Attorney's Fees.

                  In the event of any Action by any party arising under, out of, in connection with or in respect of this Trademark License Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action.

                  13.10   Representation By Counsel; Interpretation.

                  Watkins-Johnson and the TSMD Group each acknowledge that each party to this Trademark License Agreement has been represented by counsel in connection with this Trademark License Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Trademark License Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Trademark License Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

                  13.11 Specific Performance.

                  Watkins-Johnson and the TSMD Group each acknowledge that, in view of the uniqueness of the transactions contemplated by this Trademark License Agreement, each party would not have an adequate remedy at law for money damages in the event that this Trademark License Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.


                  13.12 Severability.

                  If any provision of this Trademark License Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Trademark

License Agreement shall remain in full force and effect provided that the essential terms and conditions of this Trademark License Agreement for Watkins-Johnson and the TSMD Group remain valid, binding and enforceable.

         IN WITNESS WHEREOF, the parties hereto have caused this Trademark License Agreement to be executed as of the day and year first above written.

WATKINS-JOHNSON COMPANY

By: __________________________________

Name: ________________________________

Title: _______________________________

W-J TSMD INC.

By: __________________________________

Name: ________________________________

Title: _______________________________

TSMD ACQUISITION CORP.

By: __________________________________

Name: ________________________________

Title: _______________________________

                                  SCHEDULE 1

                                  EXHIBIT A

      Watkins-Johnson(TM) is a trademark of the Watkins-Johnson Company.

                                  EXHIBIT G

                           Matters to be Covered in
                   Opinion of Counsel to Seller and Company

                  1. Each of Seller and Company has been duly incorporated and is validly existing in good standing under the laws of the State of California, with corporate power to own its properties and assets, to enter into the Agreement and the Ancillary Agreements and to perform its obligations under the Agreement and the Ancillary Agreements.

                  2. The execution, delivery and performance of the Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of each of Seller and Company, and the Agreement and the Ancillary Agreements have been duly executed and delivered by each of Seller and Company.

                  3. The Agreement and each of the Ancillary Agreements constitutes the legally valid and binding obligation of each of Seller and Company, enforceable against each of Seller and Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  4. The execution and delivery of, and performance of its obligations on or prior to the date of this opinion under, the Agreement and the Ancillary Agreements by each of Seller and Company do not (i) violate Seller's or Company's Articles of Incorporation or Bylaws, (ii) violate, breach, or result in a default under any existing obligation of or restriction on the Seller or the Company under any agreement listed as an exhibit to Seller's most recent annual report on Form 10-K or (iii) breach or otherwise violate any existing obligation of or restriction on Seller or Company under any order, judgment or decree of any California or federal court or governmental authority known to us binding on Seller or Company.

                  5. No order, consent, permit or approval of any California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to Seller or Company or to transactions of the type contemplated by the Agreement and the Ancillary Agreements is required on the part of Seller or Company for the execution and delivery of, and performance of its obligations on or prior to the date of this opinion under, the Agreement and the Ancillary Agreements, except for such as have been obtained or made.

                  6. The authorized capital stock of Company consists of 1,000 shares of Common Stock. The outstanding shares of the capital stock of Company have been duly authorized by all necessary corporate action on the part of Company and are validly issued, fully paid and non-assessable. Based solely upon a review of records certified to us as the charter documents of Company and its corporate minute books since _____ ___, 1997, the authorized but unissued shares of capital stock of Company are not subject to any warrants, options, rights or commitments granted by Seller or Company, and neither Company nor any subsidiary of Company is obligated to issue, purchase or redeem any shares of Company's capital stock. Upon payment for and delivery of the Stock in accordance with the Agreement (assuming Buyer is a protected purchaser within the meaning of the Uniform Commercial Code) acquiring the Stock in good faith without notice of any adverse claim, Buyer will own the Stock free and clear of any adverse claim (as defined in Article 8 of the Uniform Commercial Code).

                                  EXHIBIT H

             Matters to be Covered in Opinion of Counsel to Buyer

                  1. Buyer has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with corporate power to own its properties and assets, to enter into the Agreement and the Ancillary Agreements and to perform its obligations under the Agreement and the Ancillary Agreements.

                  2. The execution, delivery and performance of the Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Buyer, and the Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer.

                  3. Each of the Agreement and each of the Ancillary Agreements constitutes the legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  4. The execution and delivery of, and performance of its obligations on or prior to the date of this opinion under, the Agreement and the Ancillary Agreements by Buyer do not (i) violate Buyer's Certificate of Incorporation or Bylaws, (ii) violate, breach, or result in a default under any existing obligation of or restriction on Buyer under any other agreement identified to us by Buyer in a certificate executed by Buyer's Vice President and General Counsel as being a material contract of Buyer or (iii) breach or otherwise violate any existing obligation of or restriction on Buyer under any order, judgment or decree of any California or federal court or governmental authority known to us binding on Buyer.

                  5. No order, consent, permit or approval of any California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to Buyer or to transactions of the type contemplated by the Agreement and the Ancillary Agreements is required on the part of Buyer for the execution and delivery of, and performance of its obligations on or prior to the date of this opinion under, the Agreement and the Ancillary Agreements, except for such as have been obtained.

                             DISCLOSURE SCHEDULE

         This disclosure schedule ("Disclosure Schedule") is being delivered by Watkins-Johnson Company, a California corporation ("Seller"), and W-J TSMD Inc., a California corporation and a wholly owned subsidiary of Seller ("Company"), in connection with the Stock Purchase Agreement (the "Agreement") dated as of August 29, 1997 by and among TSMD Acquisition Corp., a Delaware corporation ("Buyer"), Seller and Company. Capitalized terms used herein without definition shall have the same meanings given to them in the Agreement.

Section 2.4(c)

         Seller and Company are making the following disclosure with respect to the last sentence of the representations contained in Section 2.4(c). With respect to the leased personal property listed in Schedule 2.6(a), the following agreements provide for Seller and Company to pay or indemnify the equipment lessor for taxes incurred by the lessor:

         1. Master lease agreement with Comdisco, Inc. dated January 14, 1985 and related purchase order number 9726-1.

         2. Purchase order number 20831-1 with Scott Speciality Gas.

         3. Purchase order number D-2645500-l with VPSI.

         4. Purchase order number 15765 and 8115 with Electro Rent Corporation.

         5. Purchase order number 8090 with Continental Resources, Inc.

         6. Financing Agreement 4124-50788 and related Product Schedule and Payment Agreement with Hewlett-Packard dated April 12, 1997 and related purchase order number 24752.

Section 2.5

         With regard to the second sentence of Section 2.5 of the Agreement, please be advised that Seller and Company are parties to certain contracts the disclosure of which are prohibited either contractually or legally. Accordingly, Seller or Company have not yet made copies of such agreements available to Buyer.

Section 2.6(a)

         With regard to the third sentence of Section 2.6(a) of the Agreement, inventory liens by Raytheon on prepaid contracts for AMRAAM products under the following purchase orders: 72-RYOO-68-7552, 72-RYOO-68-7515, 72-RYOO-68-7760,
72-RYO 1-68-2157, 72-WP02-68-0417, 72-WPO2-68-0419 and 72-WP02-68-0394.

Section 2.7

         Schedule 2.7 does not provide a list of copyrighted material owned by

Seller (with respect to the Business) or Company. Such list is unavailable because Seller does not track such copyrights even though Seller has, by publishing certain materials, certain rights under copyright laws even though the copyright is not registered.

Section 2.16

         (a)(1) Each employee of Seller and Company receives an offer letter which outlines the terms of their employment. Seller and Company have made available to Buyer copies of the form of such letters, a copy of which is attached as Exhibit B to Schedule 2.16. Seller represents and warrants that all of the offer letters are substantially in the form attached as Exhibit B to
Schedule 2.16. Seller enters into non-disclosure, invention and assignment agreements with all of its employees. Seller has provided Buyer with forms of such agreements. Seller represents and warrants that all of the non-disclosure, inventions and assignment agreements between Seller and its employees are substantially in the forms provided to Buyer.

Section 2.17

         Kevin Hunter and Timothy Boland have executed promissory notes in favor of Seller for the aggregate principal amount of $85,000. Exhibit A to Schedule 2.5(1) sets forth the details relating to such promissory notes.

Section 2.18

         Seller (with respect to the Business) and Company are party to certain customer contracts with Seller's units not within the Business. A list of such contracts is set forth on Exhibit B to Schedule 2.5(1).

                                 SCHEDULE 1.1
                               Excluded Assets

1.  Accounts Receivable.

2.  Deferred Tax Assets.

3.  Other Current Assets - Prepaids.

4.  All licensed intellectual property identified as such in Schedule 2.7.

5.  All excluded patents identified on Exhibit A to this Schedule 1.1.

                          SCHEDULE 1.1 EXCLUDED ASSETS

           EXCLUDED PATENTS/PATENT APPLICATIONS/INVENTION DISCLOSURES


The following are excluded from license or transfer to TSMD:
(a)

====================================================================================================================================
                                                                                 Serial No./                          Patent No./
Reference No.                 Title/First Named Inventor                         Filing Date                          Issue Date
------------------------------------------------------------------------------------------------------------------------------------
A-16178-6/AJT       LOW TEMPERATURE CHEMICAL VAPOR DEPOSITION OF SILICON        USSN 07/068,727                     US 4,845,054
                    DIOXIDE                                                     Filed 06/29/87                      Issued 07/04/89
------------------------------------------------------------------------------------------------------------------------------------
A-16178-7/AJT       CVD REACTOR AND GAS INJECTION SYSTEM                        USSN 07/044,326                     US 4,834,022
                                                                                Filed 10/27/87                      Issued 05/30/89
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-44048/AJT         ATMOSPHERIC PRESSURE CHEMICAL VAPOR DEPOSITION              USSN 07/128,806                     US 4,834,020
                    APPARATUS AND METHOD; Bartholomew                           Filed 12/04/87                      Issued 05/03/89
------------------------------------------------------------------------------------------------------------------------------------
A-44153/AJT         CLEAN ROOM ROBOT; Stevens                                   USSN 07/089,591                     US 4,787,813
                                                                                08/26/87                            Issued 11/29/88
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 1 TO PATENT CROSS LICENSE AGREEMENT
EXCLUDED PATENTS/PATENT APPLICATIONS/INVENTION DISCLOSURES                                        October 30, 1997

* Indicates that certain material has been omitted pursuant to a request for confidential treatment. Such material is contained in a copy of this document provided to the Securities and Exchange Commission.

====================================================================================================================================
                                                                                 Serial No./                          Patent No./
Reference No.                 Title/First Named Inventor                         Filing Date                          Issue Date
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------

A-52244/AJT         ELECTRICALLY INSULATED PIPE COUPLING APPARATUS; Gralenski   USSN 07/570,122                     US 5,088,773
                                                                                Filed 08/17/90                      Issued 02/18/92
------------------------------------------------------------------------------------------------------------------------------------
A-52353/AJT/WSG     INJECTOR AND METHOD FOR DELIVERING GASEOUS CHEMICALS TO     USSN 07/542,243                     US 5,136,975
                    A SURFACE; Bartholomew                                      Filed 06/21/90                      Issued 08/11/92
------------------------------------------------------------------------------------------------------------------------------------
A-52354/AJT/WSG     SELF CLEANING ORIFICE; Kamian                               USSN 07/513,807                     US 5,113,789
                                                                                Filed 04/24/90                      Issued 05/19/92
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-53836/AJT         LIQUID SOURCE BUBBLER; Richie                               USSN 07/601,270                     US 5,078,922
                                                                                Filed 10/22/90                      Issued 01/07/92
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-53859/AJT         LIQUID LEVEL SENSOR ASSEMBLY; Goodrich                      USSN 07/601,408                     US 5,029,471
                                                                                Filed 10/23/90                      Issued 07/09/91
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 1 TO PATENT CROSS LICENSE AGREEMENT
EXCLUDED PATENTS/PATENT APPLICATIONS/INVENTION DISCLOSURES                                        October 30, 1997

====================================================================================================================================
                                                                                 Serial No./                          Patent No./
Reference No.                 Title/First Named Inventor                         Filing Date                          Issue Date
------------------------------------------------------------------------------------------------------------------------------------
A-56598/AJT         HEATER FOR PROCESSING GASES; Collins                        USSN 07/971,490                     US 5,377,300
                                                                                Filed 11/04/92                      Issued 12/27/94
------------------------------------------------------------------------------------------------------------------------------------
A-56818/AJT         LOW PHASE NOISE REFERENCE OSCILLATOR; Nardi                 USSN 08/091,615                     US 5,341,110
                                                                                Filed 07/14/93                      Issued 08/23/94
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-58019/AJT         CHEMICAL VAPOR DEPOSITION OF SILICON DIOXIDE USING          USSN 08/071,516                     US 5,304,398
                    HEXAMETHYLDISILAZANE; Krusell                               Filed 06/03/93                      Issued 04/19/94
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 1 TO PATENT CROSS LICENSE AGREEMENT

EXCLUDED PATENTS/PATENT APPLICATIONS/INVENTION DISCLOSURES                                        October 30, 1997

                                       3

====================================================================================================================================
                                                                                 Serial No./                          Patent No./
Reference No.                 Title/First Named Inventor                         Filing Date                          Issue Date
------------------------------------------------------------------------------------------------------------------------------------
*

------------------------------------------------------------------------------------------------------------------------------------
A-60164 /AJT/MSS    METHOD OF PLANARIZING A LAYER OF MATERIAL; Fry              USSN 08/447,809                     US 5,668,063
                                                                                Filed 5/23/95                       Issued 09/16/97
------------------------------------------------------------------------------------------------------------------------------------
A-60785/AJT/MSS     METHOD OF FORMING A FLUORINATED SILICON OXIDE LAYER         USSN 08/386,647                     US 5,571,576
                    USING PLASMA CHEMICAL VAPOR DEPOSITION; Qian                Filed 02/10/95                      Issued 11/05/96
------------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 1 TO PATENT CROSS LICENSE AGREEMENT
EXCLUDED PATENTS/PATENT APPLICATIONS/INVENTION DISCLOSURES                                        October 30, 1997

====================================================================================================================================
                                                                                 Serial No./                          Patent No./
Reference No.                 Title/First Named Inventor                         Filing Date                          Issue Date
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 1 TO PATENT CROSS LICENSE AGREEMENT
EXCLUDED PATENTS/PATENT APPLICATIONS/INVENTION DISCLOSURES                                        October 30, 1997

====================================================================================================================================
                                                                                 Serial No./                          Patent No./
Reference No.                 Title/First Named Inventor                         Filing Date                          Issue Date

------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 1 TO PATENT CROSS LICENSE AGREEMENT
EXCLUDED PATENTS/PATENT APPLICATIONS/INVENTION DISCLOSURES                                        October 30, 1997

                                 SCHEDULE 2.1
                             Officers & Directors


Officers

President:         W. Keith Kennedy, Jr.

Secretary:         Claudia D. Kelly

Treasurer:         Scott G. Buchanan


Directors

Dean A. Watkins

H. Richard Johnson

W. Keith Kennedy, Jr.

                               SCHEDULE 2.5(g)
                         Certain Extensions of Credit

None

                               SCHEDULE 2.5(h)
                         Restrictions on Competition


1.  Strategic Agreement and FOTT Agreement with Hughes dated May 23, 1996

2.  Teaming Agreement with Kaman Sciences Corporation dated August 13, 1996

3.  Stock Purchase Agreement with Condor Systems, Inc. dated as of April 28,
    1995

                               SCHEDULE 2.5(i)
                            Guarantees/Indemnities


Exhibit A attached to Schedule 2.5(i) is a copy of the indemnity agreement between Seller and Keith D. Gilbert dated May 31, 1988.

                                  EXHIBIT A

                             INDEMNITY AGREEMENT

                    This Indemnity Agreement ("Agreement") is made as of May 31, 1988 by and between Watkins-Johnson Company, a California corporation ("Company"), and Keith D. Gilbert ("Indemnitee"), an officer of the Company.

                                   RECITALS

                  A. The Indemnitee is currently serving or has agreed to serve as an officer of the Company and in such capacity has rendered or will render valuable services to the Company.

                  B. The Company has investigated the availability and sufficiency of liability insurance and California statutory indemnification provisions to provide its directors, officers, employees, and agents with adequate protection against various legal risks and potential liabilities to which such individuals are subject due to their positions with the Company and has concluded that such insurance and statutory provisions may provide inadequate and unacceptable protection to certain individuals requested to serve as directors, officers, employees, and agents.

                  C. In order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve as officers of the Company, the Board of Directors has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu hereof, that this Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its shareholders.

                                  AGREEMENT

                  NOW, THEREFORE, in consideration of the services of the Indemnitee and in order to induce the Indemnitee to serve as an officer, the Company and the Indemnitee do hereby agree as follows:

                  1.  Definitions. As used in this Agreement

                      (a) The term "Proceeding" shall include any threatened,
                  pending or completed action, suit or proceeding, formal or informal, whether brought in a civil, criminal or administrative or investigative nature, by reason of the fact that the Indemnitee is or was an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, including service with respect to employee benefit plans, whether or not he or she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

                      (b) The term "Expenses' includes, without limitation,
                  attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings and appeals, amounts paid in settlement by or on behalf of Indemnitee, and any expenses of establishing a right to indemnification, pursuant to this Agreement or otherwise, including reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which he or she is not otherwise compensated by the Company or any third party. The term "Expenses" does not indude the amount of judgments, fines, penalties or ERISA excise taxes actually levied against the Indemnitee.

                  2. Agreement to Serve. The Indemnitee agrees to serve as an officer of the Company at the will of the Company for so long as he or she is duly elected or appointed or until such time as he or she tenders his or her resignation in writing or is removed as an officer.

                  3. Indemnification in Third Party Actions. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, including service with respect to employee benefit plans, against all Expenses, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such a Proceeding, to the fullest extent permitted by California law and the Company's Articles of Incorporation; provided that any settlement of a Proceeding be approved in writing by the Company.

                  4. Indemnification in Proceedings By or In the Name of the Company. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee was or is an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, including service with respect to employee benefit plans, against all Expenses, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such a Proceeding, to the fullest extent permitted by California law and the Company's Articles of Incorporation.

                  5. Conclusive Presumption Regarding Standards of Conduct. The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct, if any, as defined by California law, for indemnification pursuant to this Agreement, unless a determination is made that the Indemnitee has not met such standards (i) by the Board of Directors by a majority vote of a quorum thereof consisting of directors who were not parties to the Proceeding due to which a claim is made under this Agreement, (ii) by the shareholders of the Company by majority vote of a quorum thereof consisting of shareholders who are not parties to the Proceeding due to which a claim is made under this Agreement, (iii) in a written opinion by independent counsel, selection of whom has been approved by the Indemnitee in writing, or (iv) by a court of competent jurisdiction.

                  6. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter therein, on the merits or otherwise, including the dismissal of a Proceeding without prejudice or the settlement of a Proceeding without an admission of liability, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith to the fullest extent permitted by California law.

                  7. Advances of Expenses. The Expenses incurred by the Indemnitee in any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by California law; provided that the Indemnitee shall undertake in writing to repay any advances if it is ultimately determined that the Indemnitee is not entitled to indemnification.

                  8. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by him or her in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount of his or her Expenses, judgments, fines, penalties or ERISA excise taxes, the Company shall nevertheless indemnity the Indemnitee for the portion of Expenses, judgments, fines, penalties or ERISA excise taxes to which the Indemnitee is entitled.

                  9. Indemnification Procedure; Determination of Right to Indemnification.

                      (a) Promptly after receipt by the Indemnitee of notice
                  of the commencement of any Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof in writing. The omission to so notify the Company will not relieve it under this Agreement unless the Company shall have lost to the defense of any Proceeding as a result of such omission to so notify.


                      (b) If a claim for indemnification or advances under this
                  Agreement is not paid by the Company within 30 days of receipt of written notice, the rights provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The burden of providing by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the directors or shareholders of the Company or its independent legal counsel to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, if any, nor an actual determination by the directors or shareholders of the Company or independent legal counsel that the Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption for the purpose of an action that the Indemnitee has not me: the applicable standard of conduct.

                      (c) The Indemnitee's Expenses incurred in connection
                  with any proceeding concerning his right to indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by the Company regardless of the outcome of such a proceeding.

                      (d) With respect to any Proceeding for which
                  indemnification is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than as provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. The Indemnitee shall have the right to employ his or her own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company,
                  (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or
                  (iii) the Company shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of the Indemnitee's counsel shall be advanced by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or behalf of the Company or as to which the Indemnitee has concluded that there may be a conflict of interest between the Company and the Indemnitee.

                  10. Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:

                      (a) To indemnify or advance funds to the Indemnitee for
                  Expenses with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under California law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

                      (b) To indemnify the Indemnitee for any Expenses,
                  judgments, fines, penalties or ERISA excise taxes sustained in any Proceeding for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                      (c) To indemnify the Indemnitee for any Expenses,
                  judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law; and

                      (d) If a court of competent jurisdiction finally
                  determines that any indemnification hereunder is unlawful.

                  11. Maintenance of Liability Insurance.

                      (a) The Company hereby covenants and agrees that, as
                  long as the Indemnitee continues to serve as an officer of the Company and thereafter as long as the Indemnitee may be subject to any possible Proceeding, the Company, subject to subsection (c), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.


                      (b) In all D&O Insurance policies, the Indemnitee shall
                  be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's officers.

                      (c) Notwithstanding the foregoing, the Company shall
                  have no obligation to obtain or maintain D&O Insurance if the Company determines, in its sole discretion, that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

                  12. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any agreement, vote of shareholders or disinterested directors, provision of California law, or otherwise, both as to action in his or her official capacity and as to action in another capacity on behalf of the Company while holding such office.

                  13. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of the Indemnitee and his or her heirs, executors, administrators and assigns, whether or not Indemnitee has ceased to be a director or officer, and the Company and its successors and assigns; provided that the obligations of the Company under this Agreement shall not be assigned or delegated without the prior written consent of the Indemnitee except that in the event that the Company shall merge or consolidate with any other corporation or all or substantially all the Company's business or assets shall be transferred in any manner to any other person, such successor shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the Company hereunder.

                  14. Separability. Each and every paragraph, sentence, term and provision of this Agreement is separate and distinct so that if any paragraph, sentence, term or provision thereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under California law.

                  15. Savings Clause. If this Agreement or any paragraph, sentence, term or provision hereof is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee as to any Expenses, judgments, fines, penalties or ERISA excise taxes incurred with respect to any Proceeding to the full extent permitted by any applicable paragraph, sentence, term or provision of this Agreement that has not been invalidated or by any other applicable provision of California law.

                  16. Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of the State of California.

                  17. Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Articles of Incorporation, Bylaws or by other agreements, including D&O Insurance policies.

                  18. Counterparts. This Agreement may be expected in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

                  19. Notices. Any notice required to be given under this Agreement shall be directed to Watkins-Johnson Company, 3333 Hillview Avenue, Palo Alto, California 94304-1204, Attention: General Counsel, and to Indemnitee at 3333 Hillview Avenue, Palto Alto, CA 94304 or such other address as either shall designate in writing.

                  IN WITNESS WHEREOF, the parties have executed this Indemnity Agreement as of the date first written above.

                            INDEMNITEE

                            /s/ Keith D. Gilbert
                            ---------------------------------------------
                            WATKINS-JOHNSON COMPANY


                       By:  /s/ W. Keith Kennedy
                            ---------------------------------------------


                       Its: President
                            ---------------------------------------------

                               SCHEDULE 2.5(j)
                          Power of Attorney & Agency

Because of geographical considerations, distributors and representatives of Seller disclosed on Exhibit A to Schedule 2.5(f) have been granted agency authority to negotiate on behalf of Seller as specified therein.

Freight forwarders have powers of attorney to execute customs documents to ship Seller and Company products.

                               SCHEDULE 2.5(k)
                            Right of First Refusal

None

                               SCHEDULE 2.5(l)
                             Certain Obligations

1. Exhibit A attached to Schedule 2.5(I) sets forth a list of notes receivable by Seller from certain affiliates of Seller.

2. Exhibit B attached to Schedule 2.5(1) sets forth a list of open orders placed by the Seller with its affiliates as such orders relate to the business.

                                  EXHIBIT A




                           WATKINS-JOHNSON COMPANY

                         ANALYSIS OF NOTES RECEIVABLE

                                 APRIL, 1997

1.  Note receivable, Timothy Boland per agreement 12/16/94        $100,000.00

             1st year forgiveness (95)                             (25,000.00)
             2nd year forgiveness (96)                             (25,000.00)
             3rd year forgiveness (97)                              (8,654.00)


2.  Note receivable, Kevin Hunter per agreement 8/23/96            $35,000.00

             1st year forgiveness (96)                              (3,533.00)
             2nd year forgiveness (97)                              (3,028.00)

                                  EXHIBIT B

                    OPEN ORDERS PLACED BY WATKINS-JOHNSON

                                Purchase    Sales    Ordered
Customer                          Order     Order     Date      Total Amount
--------                        --------   -------   -------    ------------

WATKINS-JOHNSON/GAITHERSBURG     29849     2010379   5/22/97       558.00
                                 26156-15  2010469   5/31/97       920.00
                                 26156-18  2010660   6/14/97     6,409.00
                                 26156-18  2010717   6/19/97    57,817.00
                                 30679     2010745   6/21/97       415.00
                                 26156-21  2010804   6/26/97    21,199.00
                                 31282     2010994   7/14/97       400.00
                                 26156-23  2010998   7/14/97       480.00
                                 28156-22  2011021   7/16/97     8,381.00
                                 26156-24  2011068   7/23/97     2,593.00
                                 26156-26  2011174   7/31/97       922.00
                                 26156-25  2011175   7/31/97     1,605.00
                                 26156-27  2011338   8/19/97       344.00
                                 26156-28  2011367   8/21/97     8,081.00

WATKINS-JOHNSON EUROPE, LIMITED  033739    2008742   12/20/96      540.00
                                 033741    2008804   12/31/96      540.00
                                 033744    2008813   12/31/96      540.00
                                 101178    2010783   6/24/97     1,147.50
                                 100461    2011220   8/6/97     46,086.39
                                 100676    2011221   6/6/97     56,422.98
                                 100457    2011222   8/6/97     47,234.88
                                 101490    2011337   8/1/97     20,493.00
                                 101570    2011365   8/21/97     5,310.00

                               SCHEDULE 2.5(o)
                        Non-Ordinary Course Contracts

None

                               SCHEDULE 2.6(a)
                       Real Property/Personal Property

Real Property

Set forth below is a list of real property leases that are material to the
Business:

1.   Real property lease relating to Building 3.

2.   Real property lease relating to Building 6.


Personal Property

Set forth below is a list of personal property that is material to the Business:

1. Master lease agreement with Comdisco, Inc. Dated January 14, 1985 and related purchase order number 9726-1.

2.   Purchase order number 20831-1 with Scott Specialty Gas.

3.   Purchase order number D-2645500-1 with VPSI.

4.   Purchase order numbers 15765 and 8115 with Electro Rent Corporation.

5.   Purchase order number 8090 with Continental Resources, Inc.

6. Financing Agreement 4124-50788 and related Product Schedule and Payment Agreement with Hewlett-Packard dated April 12, 1997 and related purchase order number 24752.

This Schedule 2.6(a) also incorporates by reference the contents of the velo-bound "Asset List Summary".

                                  SCHEDULE 2.7

                              Intellectual Property

     Schedule 2.7 does not list Seller's (with respect to the Business) or Company's Intellectual Property Rights because listing all such rights would be unduly burdensome. Nonetheless, Seller acknowledges and agrees that each and every Intellecutal Property Right used in the conduct of, connected with or comprising the Business is a Purchased Asset. The parties agree that the Intellectual Property Rights related to the fabrication and processing of Thin Film parts will be transferred to Company and will be included as a Purchased Asset. Subject to the terms and conditions of the GaAs/Thin Film Agreement and the License Agreement, Seller will be licensed to such Intellectual Property Rights. The parties further agree that the Intellectual Property Rights related to the fabrication and processing of Gallium Arsenide parts remains the property of Seller. Subject to the terms and conditions of the GaAs/Thin Film Agreement and the License Agreement, Buyer and Company will be licensed to such Intellectual Property.



                                        1

0087704.01

                       SCHEDULE 2.7 to Purchase Agreement

  TRANSFERRED Patents/Pending Patent Applications/Invention Disclosures to TSMD

====================================================================================================================================
                                                                               Serial No./       Patent No./            Foreign
Reference No.                Title/Inventors                                   Filing Date       Issue Date            Countries
------------------------------------------------------------------------------------------------------------------------------------
G-16178-1/AJT        VARIABLE LINE EXTENDER FOR WAVE                      USSN 721,333         US 4,677,400
                     GUIDE/Griffith, et al.                               Filed 04/08/85       Issued 06/30/87
------------------------------------------------------------------------------------------------------------------------------------
G-16178-2/AJT        HIGH FREQUENCY CONVERTER                             USSN 668,718         US 3,584,306
                                                                          Filed                Issued 06/08/71
                                                                                               Expired
------------------------------------------------------------------------------------------------------------------------------------
G-16178-3/AJT        HIGH FREQUENCY CONVERTER/Robert Griffith, et al      USSN 851,923         US 3,638,126
                                                                          Filed                Issued 01/25/72
                                                                                               Expired
------------------------------------------------------------------------------------------------------------------------------------

G-16178-4/AJT        MILLIMETER-WAVE ODD HARMONIC                         USSN 278,815         US 4,394,632
                     FREQUENCY MULTIPLIER/ Hu                             Filed 06/29/81       Issued 07/19/83
------------------------------------------------------------------------------------------------------------------------------------
G-16178-5/AJT        MILLIMETER-WAVE STRIPLINE PLANAR                     USSN 364,289         US 4,412,354
                     MIXER/ Hu                                            Filed 04/01/82       Issued 10/25/83
------------------------------------------------------------------------------------------------------------------------------------
A-25007/AJT          PERIODIC PERMANENT MAGNET FOCUSED                    USSN 120,466         US 3,684,914
                     TRAVELING WAVE TUBE/  Purnell                        Issued 03/30/71      Issued 08/15/72
                                                                                               Expired
------------------------------------------------------------------------------------------------------------------------------------
A-31892/AJT/SCS      THIN FILM MICROWAVE VOLTAGE                          USSN 851,458         US 4,156,211
                     CONTROLLED OSCILLATOR/Buswell, Evers, Heichel        Filed 11/14/77       Issued 05/22/79
                                                                                               Expired
------------------------------------------------------------------------------------------------------------------------------------
A-36756/AJT          Controlled Voltage Yttrium Iron Garnet (YIG)         USSN 291,618         USSN 4,420,731
                     Resonator Apparatus                                  Filed 8/10/81        Issued 12/13/83
                     Schiebold, Green                                                          Expired
------------------------------------------------------------------------------------------------------------------------------------

                                                                  1

--------
*  Indicates that certain material has been omitted pursuant to a request for confidential treatment.  Such material is contained in a copy of this document provided to the Securities and Exchange Commission.


Schedule 2.7 to Purchase Agreement                                                                                 September 3, 1997
Transferred Patents/Patent Applications/Invention Disclosures


====================================================================================================================================
                                                                               Serial No./       Patent No./            Foreign
Reference No.                Title/Inventors                                   Filing Date       Issue Date            Countries
------------------------------------------------------------------------------------------------------------------------------------
FA-36756-JP/AJT      Controlled Voltage Yttrium Iron Garnet (YIG)         Appl. 139083/1982    JP 1470456           Japan
                     Resonator Apparatus                                  Filed 08/10/82       Issued 12/14/88
                     Schiebold, Green
------------------------------------------------------------------------------------------------------------------------------------
A-37012/AJT          RF Amplifier Circuit Employing FET Devices           USSN 316,130         US 4,423,388
                     Crescenzi, Wilser, Oglesbee, Gold                    Filed 10/29/81       Issued 12/27/83
                                                                                               Expired
------------------------------------------------------------------------------------------------------------------------------------
A-37341/AJT          HOUSING FOR MICROWAVE ELECTRONIC                     USSN 06/326,757      US 4,455,448
                     DEVICES; Bertolina                                   Filed 12/02/81       Issued 06/19/84
------------------------------------------------------------------------------------------------------------------------------------
A-40351/AJT          Microwave Circuit Structure and Method of Mounting   USSN 593,908         US 4,547,755
                     Roberts                                              Filed 03/27/84       Issued 10/15/85

------------------------------------------------------------------------------------------------------------------------------------
A-43820/AJT          WIDEBAND MICROWAVE MATRIX AMPLIFIER                  USSN 015,908         US 4,752,746
                     Niclas                                               Filed 02/18/87       Issued 06/21/88
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-45171/AJT          CONNECTOR ASSEMBLY FOR MICROWAVE                     USSN 38,539          US 4,737,123         All foreign
                     INTEGRATED CIRCUITS                                  Filed 04/15/87       Issued 04/12/88      cases expired
                     Paler, Johnson, Buchholz, Galli                                           Expired
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-50202/AJT          MICROWAVE NOTCH FILTER SUING PIN                     USSN 360,312         US 4,965,539
                     DIODE SHUNTED YIG RESONATOR                          Filed 06/02/89       Issued 10/23/90
                     Korber
------------------------------------------------------------------------------------------------------------------------------------
A-50847/AJT          APPARATUS FOR LOW STRESS POLISHING                   USSN 455,182         US 4,965,967
                     OF SPHERICAL OBJECTS                                 Filed 12/22/89       Issued 10/30/90
                     London
------------------------------------------------------------------------------------------------------------------------------------

                                                                  2

Schedule 2.7 to Purchase Agreement                                                                                 September 3, 1997
Transferred Patents/Patent Applications/Invention Disclosures


====================================================================================================================================
                                                                               Serial No./       Patent No./            Foreign
Reference No.                Title/Inventors                                   Filing Date       Issue Date            Countries
------------------------------------------------------------------------------------------------------------------------------------
A-51965/AJT          SURFACE MOUNT PACKAGE FOR RF DEVICES                 USSN 570,121         US 5,117,068
                     Ledford, Seieroe                                     Filed 08/17/90       Issued 05/26/92
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-54458/AJT          RF GLASS FEEDTHROUGH SEAL AND METHOD                 USSN 756,462         US 5,170,142
                     Bier                                                 Filed 09/09/91       Issued 12/08/92
                                                                                               Expired
------------------------------------------------------------------------------------------------------------------------------------
A-56617/AJT          HIGH FREQUENCY LIMITER AND SWITCH                    USSN 940,072         US 5,300,900
                     LIMITER CIRCUIT HAVING IMPROVED RECOVERY             Filed 09/03/92       Issued 04/05/94
                     TIME
                     Bellantoni
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-57396/AJT          DUAL MODE LOGARITHMIC AMPLIFIER                      USSN 016,073         US 5,414,313

                     HAVING CASCADED STAGES                               Filed 02/10/93       Issued 05/09/95
                     Bamford, Crescrenzi, O'Mahoney, Wandinger
------------------------------------------------------------------------------------------------------------------------------------
A-58859/AJT          PROCESS FOR FORMING SOLID                            USSN 181,665         US 5,454,928
                     CONDUCTIVE VIAS IN SUBSTRATES                        Filed 01/14/94       Issued 10/03/95
                     Besser, Novice, Rogers, Washburn, White
------------------------------------------------------------------------------------------------------------------------------------
FA-58859-IL/AJT      PROCESS FOR FORMING SOLID                            Appl. 112294         IL 112294            Israel
                     CNDUCTIVE VIAS IN SUBSTRATES                         Filed 01/10/95       Issued 02/02/97
                     Besser, Novice, Rogers, Washburn, White
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------

                                                                  3

Schedule 2.7 to Purchase Agreement                                                                                 September 3, 1997
Transferred Patents/Patent Applications/Invention Disclosures


====================================================================================================================================
                                                                               Serial No./       Patent No./            Foreign
Reference No.                Title/Inventors                                   Filing Date       Issue Date            Countries
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
SS-578-01            MICROWAVE INTEGRATED CIRCUIT                         USSN 542,724         US 5,102,029
                     PACKAGE TO ELIMINATE ALUMINA SUBSTRATE               Filed 06/22/90       Issued 04/07/92
                     CRACKING
                     Brody, Richardson, Richardson
------------------------------------------------------------------------------------------------------------------------------------
SS-578-01/DIV        MICROWAVE INTEGRATED CIRCUIT                         USSN 809,699         US 5,175,611
                     PACKAGE TO ELIMINATE ALUMINA SUBSTRATE               Filed 12/16/91       12/29/92
                     CRACKING
------------------------------------------------------------------------------------------------------------------------------------
SS-578-01/J          MICROWAVE INTEGRATED CIRCUIT                                              JP 2544031           Japan
                     PACKAGE TO ELIMINATE ALUMINA                                              Issued 07/25/96
                     SUBSTRATE CRACKING
                     Brody, Richardson, Richardson
------------------------------------------------------------------------------------------------------------------------------------
SS-578-01/UK         MICROWAVE INTEGRATED CIRCUIT                                              UK 2246470           UK
                     PACKAGE TO ELIMINATE ALUMINA                                              Issued 10/05/94
                     SUBSTRATE CRACKING
                     Brody, Richardson, Richardson
------------------------------------------------------------------------------------------------------------------------------------

                                                                  4


Schedule 2.7 to Purchase Agreement                                                                                 September 3, 1997
Transferred Patents/Patent Applications/Invention Disclosures


====================================================================================================================================
                                                                               Serial No./       Patent No./            Foreign
Reference No.                Title/Inventors                                   Filing Date       Issue Date            Countries
------------------------------------------------------------------------------------------------------------------------------------
SS-578-02            DC-40 GHZ MODULE INTERFACE                           USSN 578,668         US 5,065,124
                     Chrzan                                               Filed 09/04/90       Issued 11/12/91
------------------------------------------------------------------------------------------------------------------------------------
SS-578-02/F          DC-40 GHZ MODULE INTERFACE                                                FR 91 10348          France
                     Chrzan                                                                    Issued 12/12/93
------------------------------------------------------------------------------------------------------------------------------------
SS-578-02/J          DC-40 GHZ MODULE INTERFACE                                                JP 2097472           Japan
                     Chrzan                                                                    Issued 10/02/96
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
SS-578-09            WIDE PERCENTAGE BANDWIDTH                            USSN 778,303         US 5,175,518
                     MICROWAVE FILTER NETWORK AND METHOD OF               Filed 10/15/91       Issued 12/29/92
                     MANUFACTURING SAME/
                     Swanson
------------------------------------------------------------------------------------------------------------------------------------
SS-578-09/J          WIDE PERCENTAGE BANDWIDTH MICROWAVE                                       JP 2558419           Japan
                     FILTER NETWORK AND METHOD OF                                              Issued 09/05/96
                     MANUFACTURING SAME/
                     Swanson
------------------------------------------------------------------------------------------------------------------------------------
SS-578-09/UK         WIDE PERCENTAGE BANDWITH                                                  UK 2260646           U.K.
                     MICROWAVE FILTER NETWORK AND METHOD                                       Issued 01/10/96
                     OF MANUFACTURING SAME/                                                    Singapore
                     Swanson                                                                   Registration No.
                                                                                                  9690452.9
------------------------------------------------------------------------------------------------------------------------------------

                                                                  5

Schedule 2.7 to Purchase Agreement                                                                                 September 3, 1997
Transferred Patents/Patent Applications/Invention Disclosures


====================================================================================================================================

                                                                               Serial No./       Patent No./            Foreign
Reference No.                Title/Inventors                                   Filing Date       Issue Date            Countries
------------------------------------------------------------------------------------------------------------------------------------
SS-578-09/UK-DIV     WIDE PERCENTAGE BANDWIDTH MICROWAVE                                       UK 2266195           U.K.
                     FILTER NETWORK AND METHOD OF                                              Issued 01/10/96
                     MANUFACTURING SAME/                                                       Singapore
                     Swanson                                                                   Registration No.
                                                                                               9690453.7
------------------------------------------------------------------------------------------------------------------------------------
N/A                  HOUSING FOR MICROWAVE ELECTRONIC                     USSN 326,757         US 4,455,448         Japan
                     DEVICES                                              Filed 12/02/81       Issued 06/19/84
                     Bertolina                                                                 Expired
------------------------------------------------------------------------------------------------------------------------------------
A-28035              ELECTRON BOMBARDED SIMICONDUCTOR                                          US 4,328,466
                     DEVICE WITH DOUBLY-DISTRIBUTED DEFLECTION                                 Issued: 05/04/82
                     MEANS/ Bates
------------------------------------------------------------------------------------------------------------------------------------
A-31006              YIG-TUNED BULK SEMICONDUCTOR OSCILLATOR/                                  US 4,048,588
                     Wilser                                                                    Issued: 9/13/77
------------------------------------------------------------------------------------------------------------------------------------
A-30451              ELECTRON BOMBARDED SEMICONDUCTOR                                          US 4,045,705
                     DEVICE/ Knight                                                            Issued: 08/30/77
------------------------------------------------------------------------------------------------------------------------------------
A-28757              METHOD OF FABRICATING AN ARRAY OF                                         US 4,040,169
                     SEMICONDUCTOR DEVICES/ Rose                                               Issued: 08/09/77
------------------------------------------------------------------------------------------------------------------------------------
A-29539              INTERCONNECTING CIRCUIT FOR EBS                                           US 4,001,600
                     DIODES AND METHOD/ Carter                                                 Issued: 01/04/77
------------------------------------------------------------------------------------------------------------------------------------
A-27209              RECTANGULAR BEAM LAMINAR FLOW ELECTRON                                    US 3,980919
                     GUN/ Bates                                                                Issued: 09/14/76
------------------------------------------------------------------------------------------------------------------------------------

                                                                  6

Schedule 2.7 to Purchase Agreement                                                                                 September 3, 1997
Transferred Patents/Patent Applications/Invention Disclosures


                       SCHEDULE 2.7 to Purchase Agreement

   LICENSED Patents/Pending Patent Applications/Invention Disclosures to TSMD

====================================================================================================================================
                                                                               Serial No./       Patent No./            Foreign
Reference No.                Title/Inventors                                   Filing Date       Issue Date            Countries
------------------------------------------------------------------------------------------------------------------------------------

A-49500/AJT          LINEARIZED ATTENUATOR; Fisher                        Closed
------------------------------------------------------------------------------------------------------------------------------------
A-50064/AJT          METHOD OF FABRICATING MICROWAVE FET                  USSN 388,627         US 4,935,377
                     HAVING GATE WITH SUBMICRON LENGTH;                   Filed 08/01/89       Issued 06/19/90
                     GALLIUM-ARSENIC, ALUMINUM AND
                     FLUORINATED POLYMER
                     Strifler, Cantos
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-57779-AJT          METHOD OF FABRICATING GROUP III-IV                   USSN 37,074          US 5,374,328
                     COMPUND SENICONDUCTOR DEVICES USING                  Filed 03/25/93       Issued 12/20/94
                     SELECTIVE ETCHING/Brunemeier, Remba,                                      UNDER REISSUE
                     Resenblatt, Schmukler, Strifler
------------------------------------------------------------------------------------------------------------------------------------
FA-57779-IL/AJT      ETCH STOP MMIC PROCESS/Brunemeier,                   Appl. 108762         IL 108762            Israel
                     Remba, Resenblatt, Schmukler, Strifler               Filed 02/24/94       Issued 02/28/96
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------

                                                                  1

Schedule 2.7 to Purchase Agreement                                                                                 September 3, 1997
Licensed Patents/Patent Applications/Invention Disclosures


====================================================================================================================================
                                                                               Serial No./       Patent No./            Foreign
Reference No.                Title/Inventors                                   Filing Date       Issue Date            Countries
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-58046/AJT          BIASED FET MIXER /                                   USSN 149,671         US 5,513,390
                     Vice                                                 Filed 11/09/93       Issued 04/30/96
------------------------------------------------------------------------------------------------------------------------------------
A-58410/AJT          FET MIXER HAVING TRANSMISSION LINE                   USSN 08/004,234      US 5,361,409
                     TRANSFORMER/Vice                                     Filed 01/14/93       Issued 11/01/94
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-58410-2/AJT/RMA    BALANCED REFLECTION TRANSFORMER/Vice                 USSN 08/376,126      US 5,551,074
                                                                          Filed 01/19/95       Issued 08/07/96
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------

                                                                  2


Schedule 2.7 to Purchase Agreement                                                                                 September 3, 1997
Licensed Patents/Patent Applications/Invention Disclosures


====================================================================================================================================
                                                                               Serial No./       Patent No./            Foreign
Reference No.                Title/Inventors                                   Filing Date       Issue Date            Countries
------------------------------------------------------------------------------------------------------------------------------------

*
------------------------------------------------------------------------------------------------------------------------------------

                                                                  3

Schedule 2.7 to Purchase Agreement                                                                                September 3, 1997
Licensed Patents/Patent Applications/Invention Disclosures


====================================================================================================================================
                                                                               Serial No./       Patent No./            Foreign
Reference No.                Title/Inventors                                   Filing Date       Issue Date            Countries
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-62592/AJT/MSS      METHOD OF CHARACTERIZING GROUP III-V                 USSN 08/571,518      US 5,639,343
                     EPITAXIAL SEMICONDUCTOR WAFERS                       Filed 12/13/95       Issued 06/17/97
                     INCORPORATING AN ETCH STOP LAYER
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-63334/AJT          Co-Planar Waveguide Coupler/Frick                    USSN 08/643,852      US 5,629,654
                                                                          Filed May 6, 1996    Issued 05/13/97
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-63348/AJT/MSS      METHOD OF FABRICATING SUB-MICRON                     USSN 08/638,950      US 5,652,179
                     GATE ELECTRODE BY ANGLE AND DIRECT                   Filed April 24, 1996 Issued 07/29/97
                     EVAPORATION; Strifler, Lee, Hitchens, Remba
------------------------------------------------------------------------------------------------------------------------------------

                                                                  4


Schedule 2.7 to Purchase Agreement                                                                                 September 3, 1997
Licensed Patents/Patent Applications/Invention Disclosures


====================================================================================================================================
                                                                               Serial No./       Patent No./            Foreign
Reference No.                Title/Inventors                                   Filing Date       Issue Date            Countries
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------
A-62726/AJT          CONNECTOR ASSEMBLY FOR DETACHABLY                    USSN 08/563,299      US 5,613,859
                     CONNECTING A PRINTED WIRING BOARD TO                 Filed 11/28/95       Issued 03/25/97
                     A COAXIAL TRANSMISSION LINE /Tobias,
                     Bellantoni
------------------------------------------------------------------------------------------------------------------------------------
*
------------------------------------------------------------------------------------------------------------------------------------

                                                                  5

Schedule 2.7 to Purchase Agreement                                                                                 September 3, 1997
Licensed Patents/Patent Applications/Invention Disclosures

                       SCHEDULE 2.7 to Purchase Agreement

                   TRANSFERRED TRADEMARK REGISTRATIONS TO TSMD

====================================================================================================================================
                                                            Serial No./         Registration No/
  Reference No.                    Trademark                Filing Date            Issue Date        Country       Next Renewal Date
------------------------------------------------------------------------------------------------------------------------------------
TA-21828-15/AJT              MINPAC                        Appl. 194830         Reg. 1175891        US             Nov. 3, 2001
                                                           Filed 11/24/78       Issued 11/03/91
------------------------------------------------------------------------------------------------------------------------------------
TA-21828-16/AJT              MINPAC & Design               Appl. 194831         Reg. 1170981        US             Sept. 29, 2001
                                                           Filed 11/24/78       Issued 09/29/81
------------------------------------------------------------------------------------------------------------------------------------
TA-21828-19/AJT              VERSA-AMP                     Appl. 73/736890      Reg. 1527959        US             Mar. 7, 2009
                                                           Filed 06/27/88       Issued 03/07/89
------------------------------------------------------------------------------------------------------------------------------------

FTA-21828-15/AJT             MINPAC                        Appl. 1114802        Reg. 1114802        UNITED
                                                           Filed 05/23/79       Issued 05/23/79     KINGDOM
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-15/AJT             MINPAC                        Appl. 38407/1979     Reg. 1510177        JAPAN
                                                           Filed 05/22/79       Issued 04/30/82
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-16-AJT             MINPAC & DESIGN               Appl. 1114803        Reg. B1114803       UNITED
                                                           Filed 05/23/79       Issued 05/23/79     KINGDOM
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-16/AJT             MINPAC & DESIGN               Appl. 38408/1979     Reg. 1510178        JAPAN
                                                           05/22/79             Issued 4/30/82
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-19/AJT             VERSA-AMP                     Appl. 616970         Reg. 372628         CANADA
                                                           Filed 10/12/88       Issued 08/31/90
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-19/AJT             VERSA-AMP                     Appl. 962966         Reg. 1495606        FRANCE
                                                           Field 10/25/88       Issued 10/25/88
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-19/AJT             VERSA-AMP                     Appl. 24709C/88      Reg. 543452         ITALY
                                                           Filed 10/07/88       Issued 04/12/91
------------------------------------------------------------------------------------------------------------------------------------

                                        1

Schedule 2.7 to Purchase Agreement
September 3, 1997
Transferred Trademark Registrations to TSMD

====================================================================================================================================
                                                            Serial No./         Registration No/
  Reference No.                    Trademark                Filing Date            Issue Date        Country       Next Renewal Date
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-19/AJT             VERSA-AMP                     Appl. W38546/9WZ     Reg. 1137904        GERMANY
                                                           Filed 10/05/88       Issued 04/17/89
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-19/AJT             VERSA-AMP                     Appl. 1359376        Reg. 1359376        UNITED
                                                           Filed 09/30/88       Issued 09/30/88     KINGDOM
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-19/AJT             VERSA-AMP                     Appl. 719847         Reg. 448982         BENELUX
                                                           Filed 09/27/88       Issued 03/06/89
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-19/AJT             VERSA-AMP                     Appl. 63-111480      Reg. 2385429        JAPAN
                                                           Filed 09/29/88       Issued 02/28/92
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-19/AJT             VERSA-AMP                     Appl. 88-08249       Reg. 218261         SWEDEN
                                                           Field 09/29/88       Issued 08/03/90
------------------------------------------------------------------------------------------------------------------------------------

FTA-21828-19/AJT             VERSA-AMP                     Appl. 70558          Reg. 70558          ISRAEL
                                                           Filed 10/06/88       Issued 10/06/88
------------------------------------------------------------------------------------------------------------------------------------

                                        2

Schedule 2.7 to Purchase Agreement
September 3, 1997
Transferred Trademark Registrations to TSMD

                       SCHEDULE 2.7 to Purchase Agreement

                   TRANSFERRED TRADEMARK REGISTRATIONS TO TSMD


====================================================================================================================================
                                                            Serial No./         Registration No/
  Reference No.                    Trademark                Filing Date            Issue Date        Country       Next Renewal Date
------------------------------------------------------------------------------------------------------------------------------------
TA-21828-001/AJT             WJ & DESIGN                   Appl.                Reg. 856401         US             09/10/2008
                                                           Filed                Issued 09/10/68
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-001/002/AJT        WJ & DESIGN                   Appl. 301929         Reg. 154299         Canada         11/24/2012
                                                           Filed 01/10/67       Issued 11/24/97
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-001/007/AJT        WJ & DESIGN                   Appl. 2507/1967      Reg. 1237636        Japan          06/03/2006
                                                           Filed 01/17/67       Issued 12/03/76
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-001/008/AJT        WJ & DESIGN                   Appl. 5502/66        Reg. 120792         Sweden         08/25/2007
                                                           Filed 12/28/66       Issued 08/25/67
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-001/009/AJT        WJ & DESIGN                   Appl. 2212           Reg. 356515         Switzerland    04/10/2007
                                                           Filed 04/11/67       Issued 04/10/87
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-001/010/AJT        WJ & DESIGN                   Appl. 544980         Reg. 053238         Benelux        09/03/2006
                                                           Filed 09/03/71       Issued 09/03/86
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-001011/AJT/MSS     WJ & DESIGN                   Appl. 312973         Reg. 312973         India          03/08/2004
                                                           Filed 03/08/76       Issued 03/08/76
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-001/012/AJT        WJ & DESIGN                   Appl. 65504          Reg. 44579          Iran           03/14/2006
                                                           Filed 03/14/76       Issued 03/14/76
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-001/013/AJT/MSS    WJ & DESIGN                   Appl. 41726          Reg. 41726          Israel         01/11/2011

                                                           Filed 01/11/76       Issued 01/11/76
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-001/FR/AJT         WJ & DESIGN                   Appl. 844849         Reg. 1398886        France         03/16/2007
                                                           Filed 03/16/87       Issued 03/16/87
------------------------------------------------------------------------------------------------------------------------------------

Licensed Trademarks

====================================================================================================================================
                                                            Serial No./         Registration No/
  Reference No.                    Trademark                Filing Date            Issue Date        Country       Next Renewal Date
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-001/IT/AJT         WJ & DESIGN                   Appl. 33747C/87      Reg. 537687         Italy          04/03/2007
                                                           Filed 04/03/87       Issued 12/21/90
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-001/JP/007/AJT/MSS WJ & DESIGN                   Appl. 08-136910      Reg.                Japan
                                                           Filed 12/04/96       Issued
------------------------------------------------------------------------------------------------------------------------------------
TA-21828-002/AJT             WATKINS-JOHNSON               Appl. 259870         Reg. 866185         US             03/11/2009
                                                           Filed                Issued 03/11/69
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-002/001/AJT        WATKINS-JOHNSON               Appl.                Reg. 111239         Belgium
                                                           Filed                Issued 04/12/67
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-002/002/AJT        WATKINS-JOHNSON               Appl. 301932         Reg. 164962         Canada         09/05/1999
                                                           Filed 01/10/67       Issued 09/05/69
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-002/004/AJT        WATKINS-JOHNSON               Appl. W19000/22BWZ   Reg. 879087         Germany        01/02/2007
                                                           Filed 01/02/67       Issued 01/02/67
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-002/009/AJT        WATKINS-JOHNSON               Appl. 5499/1966      Reg.                Sweden
                                                           Filed 10/28/66       Issued
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-002/009/AJT        WATKINS-JOHNSON               Appl. 2493           Reg. 356476         Switzerland    04/11/2007
                                                           Filed 04/11/67       Issued 04/11/67
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-002/010/AJT        WATKINS-JOHNSON               Appl. 544981         Reg. 053239         Benelux        09/03/2006
                                                           Filed 09/03/71       Issued 09/03/86
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-002/011/AJT/MSS    WATKINS-JOHNSON               Appl. 312974         Reg. 312974         India          03/08/2004
                                                           Filed 03/08/76       Issued 03/08/76
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-002/013/AJT/MSS    WATKINS-JOHNSON               Appl.  41727         Reg. 41727          Israel         01/10/2011
                                                           Filed 01/11/76       Issued 01/11/76
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-002/FR/AJT         WATKINS-JOHNSON               Appl. 844848         Reg. 1398885        France         03/16/2007

                                                           Filed 03/16/87       Issued 03/16/87
------------------------------------------------------------------------------------------------------------------------------------


                                        2

Licensed Trademarks

====================================================================================================================================
                                                            Serial No./         Registration No/
  Reference No.                    Trademark                Filing Date            Issue Date        Country       Next Renewal Date
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-002/IT/AJT         WATKINS-JOHNSON               Appl. 33746C/87      Reg. 506363         Italy          04/03/2007
                                                           Filed 04/03/87       Issued 03/22/89
------------------------------------------------------------------------------------------------------------------------------------
TA-21828-003/AJT             WATKINS-JOHNSON WJ (AND       Appl.                Reg. 866186         US             09/10/2008
                             DESIGN)                       Filed                Issued 03/11/69
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-003/001/AJT        WATKINS-JOHNSON WJ (AND       Appl.                Reg. 11241          Belgium
                             DESIGN)                       Filed                Issued 04/12/67
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-003/002/AJT        WATKINS-JOHNSON WJ (AND       Appl. 301930         Reg. 167687         Canada         01/30/2000
                             DESIGN)                       Filed 01/10/67       Issued 01/30/70
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-003/004/AJT        WATKINS-JOHNSON WJ (AND       Appl. W19002/22BWZ   Reg. 878116         Germany        01/02/2007
                             DESIGN)                       Filed 01/02/67       Issued 01/02/87
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-003/008/AJT/MSS    WATKINS-JOHNSON WJ (AND       Appl. 5500/66        Reg. 121677         Sweden         12/01/2007
                             DESIGN)                       Filed 12/28/66       Issued 12/01/67
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-003/009/AJT        WATKINS-JOHNSON WJ (AND       Appl. 2213           Reg. 356517         Switzerland    04/11/2007
                             DESIGN)                       Filed 04/11/67       Issued 04/11/67
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-003/010/AJT        WATKINS-JOHNSON WJ (AND       Appl. 544982         Reg. 053240         Benelux        09/03/2006
                             DESIGN)                       Filed 09/03/71       Issued 09/03/86
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-003/011/AJT/MSS    WATKINS-JOHNSON WJ (AND       Appl. 312975         Reg. 312975         India          03/08/2004
                             DESIGN)                       Filed 03/08/76       Issued 03/08/76
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-003/013/AJT        WATKINS-JOHNSON WJ (AND       Appl. 41728          Reg. 41728          Israel         01/11/2001
                             DESIGN)                       Filed 01/11/76       Issued 01/11/76
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-003/FR/AJT         WATKINS-JOHNSON WJ (AND       Appl. 844847         Reg. 1398884        France         03/16/2007
                             DESIGN)                       Filed 03/16/87       Issued 03/16/87
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-003/IT/AJT         WATKINS-JOHNSON WJ (AND       Appl. 33745C/87      Reg. 537688         Italy          04/03/2007
                             DESIGN)                       Filed 04/03/87       Issued 12/21/90

------------------------------------------------------------------------------------------------------------------------------------


                                        3

Licensed Trademarks

====================================================================================================================================
                                                            Serial No./         Registration No/
  Reference No.                    Trademark                Filing Date            Issue Date        Country       Next Renewal Date
------------------------------------------------------------------------------------------------------------------------------------
TA-21828-004/AJT             WATKINS-JOHNSON WJ (AND       Appl. 259872         Reg. 856400         US             09/10/1998
                             DESIGN)                       Filed 12/02/66       Issued 09/10/68
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-004/001/AJT        WATKINS-JOHNSON WJ (AND       Appl.                Reg. 11240          Belgium
                             DESIGN)                       Filed                Issued 04/12/67
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-004/002/AJT        WATKINS-JOHNSON WJ (AND       Appl. 301931         Reg. 167688         Canada         01/30/2000
                             DESIGN)                       Filed 01/10/67       Issued 01/30/70
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-004/004/AJT        WATKINS-JOHNSON WJ (AND       Appl. W18999/22BWZ   Reg. 879086         Germany        01/02/2007
                             DESIGN)                       Filed 01/02/67       Issued 01/02/67
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-004/008/AJT/MSS    WATKINS-JOHNSON WJ (AND       Appl. 5501/66        Reg. 121678         Sweden         12/012007
                             DESIGN)                       Filed 12/28/66       Issued 12/01/67
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-004/009/AJT        WATKINS-JOHNSON WJ (AND       Appl. 2214           Reg. 356516         Switzerland    04/10/2007
                             DESIGN)                       Filed 04/11/67       Issued 04/11/67
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-004-010/AJT        WATKINS-JOHNSON WJ (AND       Appl. 544983         Reg. 053241         Benelux        09/03/2006
                             DESIGN)                       Filed 09/03/71       Issued 09/03/86
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-004/FR/AJT         WATKINS-JOHNSON WJ (AND       Appl. 844846         Reg. 1398883        France         03/16/2007
                             DESIGN)                       Filed 03/16/87       Issued 03/16/87
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-004/IT/AJT         WATKINS-JOHNSON WJ (AND       Appl. 33748C/87      Reg. 506362         Italy          04/03/2007
                             DESIGN)                       Filed 04/03/87       Issued 03/22/89
------------------------------------------------------------------------------------------------------------------------------------
TA-21828-008/AJT             W-J DES                       Appl.                Reg. 1041669        US             06/22/2006
                                                           Filed                Issued 06/22/96
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-008/KR/AJT         WJ & DESIGN (WHITE ON         Appl. 28521/92       Reg. 281023         South Korea    12/08/2003
                             BLACK)                        Filed 10/12/92       Issued 12/08/93
------------------------------------------------------------------------------------------------------------------------------------
TA-21828-009/AJT             WATKINS JOHNSON               Appl.                Reg. 1041670        US             06/22/2006
                                                           Filed                Issued 06/22/96
------------------------------------------------------------------------------------------------------------------------------------



                                        4
Licensed Trademarks


====================================================================================================================================
                                                            Serial No./         Registration No/
  Reference No.                    Trademark                Filing Date            Issue Date        Country       Next Renewal Date
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-009/KR/AJT         WATKINS-JOHNSON               Appl. 28522/92       Reg. 281024         South Korea    12/08/2003
                                                           Filed 10/12/92       Issued 12/08/93
------------------------------------------------------------------------------------------------------------------------------------
TA-21828-010/AJT             WJ & DESIGN                   Appl.                Reg. 1042169        US             06/29/2006
                                                           Filed                Issued 06/29/96
------------------------------------------------------------------------------------------------------------------------------------
FTA-21828-010/KR/AJT         WJ WATKINS-JOHNSON &          Appl. 28520/92       Reg. 281022         South Korea    12/08/2003
                             DESIGN                        Filed 10/12/92       Issued 12/02/93
------------------------------------------------------------------------------------------------------------------------------------

                                        5
Licensed Trademarks

                                 SCHEDULE 2.8
                     Seller/Company Approval and Permits

Approva1s

1.   Expiration of applicable waiting period under Hart-Scott Rodino.

2.   Facility Security Clearance.

3.   Third-Party Consents on Contracts.


All Customer Contracts listed on Schedule 2.5(a) require consent prior to assignment. Supplier Contracts that require consents prior to assignment are the Oracle software license (PO 22802), the Comdisco lease (PO 9726), and the Sun Finance lease (PO 9602). The nondisclosure/teaming agreements disclosed on
Schedule 2.5(h) require consents prior to assignment.

                                 SCHEDULE 2.9
                                  LITIGATION

1. The California EPA issued an order finding that Seller is a responsible party for groundwater contamination which flows through Seller's Palo Alto Plant site and on the site itself. A number of other companies in the area as well as Stanford University, the land owner, have been included in the order which required the responsible parties to conduct an investigation into the cause of the contamination. The order further required the parties to submit recommendations on the actions to remediate the contamination. This regional order applies to what has been designated by the State as the "Hillview/Porter site." The primary sources of contamination were found to have migrated onto Seller's property from off-site. Subsequent to a mediation among the responsible parties to the Hillview/Porter site, a formula for allocation of costs for investigation and remediation based on a determination of liability for such costs was developed. The parties are in compliance with orders relating to this cleanup effort. In 1991 Seller established a reserve for expected costs associated with this effort, and nothing has occurred since that time which would cause Seller to change that reserve.

2. The California EPA also ordered responsible or potentially responsible parties to the Hillview/Porter site, in addition to participating in the total site remediation, to investigate and remediate contamination that is specific to their properties ("site specific"). The State has, in that regard, ordered Seller to take necessary measures to clean up certain contamination which the State believes was caused by Seller and not by contaminants flowing on-site from other sources. Seller has likewise established a reserve for expected costs associated with this effort, and nothing has occurred since that time which would cause Seller to change that reserve.

3. On February 26, 1992 the DCAA held an exit conference with representatives of Seller to present preliminary audit findings on Purchase Order No. 6-991010-B-F2 issued by Hughes Aircraft Company and Purchase Order Nos. 75-R###-##-#### and 2561 issued

LITIGATION SCHEDULE
Page 2

by Raytheon Corporation. Both of these contracts are for Lot III data links and RF processors in the AMRAAM missile program.

         The DCAA contends that Seller failed to provide data that was current, complete and accurate as of the date of final agreement on price between the government and the prime contractors, Hughes and Raytheon. The preliminary findings indicated claims in the amount of $141,168 on the Hughes contract and $566,541 on the Raytheon contract. The Raytheon amount was later finalized by DCAA at $520,211. Seller filed a reply to the findings issued by DCAA. A contracting officer's final decision has not thereafter been received.

4. A dispute with the Naval Air Warfare Center ("NAWC"), Pt. Mugu, CA, has

arisen under Contract N00123-87-C-0059. For several years NAWC had taken the position that certain frequency monitoring and direction-finding equipment that Seller had supplied to NAWC in 1991 had failed to demonstrate compliance with Contract requirements. On August 25, 1994 NAWC issued a Contracting Officer's final decision terminating the Contract for default. On September 6, 1994 Seller submitted a certified claim to NAWC for payment of the balance due under the Contract in the amount of $620,030. On November 9, 1994 Seller filed an appeal from the default termination decision with the Armed Services Board of Contract Appeals ("ASBCA"). NAWC has thereafter issued a final decision in response to Seller's September 6, 1994 claim denying the claim and Seller also filed an appeal with the ASBCA from that final decision. NAWC filed a claim against Seller for return of the progress payments made to Seller under the Contract in the amount of $l,699.802. Discovery is pending.

5. By letter dated October 8, 1996, counsel for Synergy Microwave Corporation of Paterson, NJ, claimed that Seller's use of the designation "SMJ" for its surface-mount J-lead devices constituted a violation of Synergy Microwave's rights of use to the initials "SMJ." Seller replied on November 22, 1996 that those initials are merely used for identification and that Seller's use is legally permitted. Synergy Microwave did not reply to the Seller's November 22, 1996 letter. No suit has been filed.

LITIGATION SCHEDULE
Page 3

6. By letter dated October 16, 1996, an attorney for Mini-Circuits, Inc. of New York, alleged that Seller had violated Mini-Circuits' rights by recruiting one named and other unnamed employees from Mini-Circuits' employ. Mini-Circuits had threatened litigation based on unspecified violations of New York law. In response, Seller has denied any wrongdoing in connection with the employment of former Mini-Circuits' employees. No suit has been filed.

7. By letter dated September 30, 1996, PolyPhaser Corporation of Minden, NV asserted that a Watkins-Johnson 1800 MHz amplifier infringes two PolyPhaser patents. Following investigation of the claim, Seller responded stating that there is no basis for a claim of infringement. No suit has been filed.

8. In 1991 Seller entered into a fixed price contract, MPO Contract No. MDA 904-91-C-3061 with the Maryland Procurement Office at Fort George G. Meade, Maryland for forty-five (45) digitally refreshed displays (DRD's), with an option to purchase twenty-three (23) additional units. The option was exercised fully and the total contract value was $2,102,575. A certificate of current cost or pricing data was executed on January 31, 1991 and was transmitted to the government on that date. Based upon a post-award audit, the DCAA issued two reports dated September 24 and November 10, 1993, recommending a price adjustment to the contract of $558,317.00, and alleging noncompliance with the provisions of the Truth in Negotiations Act ("TINA") 10 U.S. Code Section 2306(s). The basis of the alleged noncompliance was the Seller's decision to purchase certain parts used in the manufacture of the DRD's from outside vendors rather than fabricating them internally. The Seller responded that while the decision to purchase the parts resulted in a cost savings to Seller, there was no knowledge of such potential savings because Seller had received no responses to requests for quotation at the time the cost data was prepared and certified. As of this date, the procurement office has not issued a final decision in the matter.

9. Richard Lassen, an employee resident in Massachusetts, filed a complaint with the Massachusetts Commission Against Discrimination and the EEOC in April 1996 alleging age and disability discrimination in connection with his termination as a

LITIGATION SCHEDULE
Page 4

sales representative for Seller in March 1996. Mr. Lassen sought compensatory damages for emotional suffering and damages for loss of future wages. Seller responded to his complaint. The Commission has determined that there was no cause to pursue Mr. Lassen's claim. He has not thereafter filed suit, but has sought a review, by the Commission of its finding.

10. Acevedo v. Watkins-Johnson Company was filed on April 26, 1996 as Case No. CV 757641 in the Santa Clara County Superior Court. The plaintiffs are 49 former employees of Seller's Microwave Surveillance Systems Department who accepted offers of employment by Condor Systems, Inc., when Condor purchased this unit in May 1995. The original complaint sought damages of not less than $25,000 per plaintiff plus punitive damages for alleged invasion of privacy, intentional and negligent infliction of emotional distress, fraud and negligent misrepresentation and intentional and negligent interference with prospective economic advantage. In addition to Seller, the complaint named W. Keith Kennedy, Jr., and Richard G. Bell, as defendants. On July 6, 1996, an amended complaint was filed, adding a cause of action for benefits under the Severance Pay Plan for Reduction in Force or Layoff adopted by Seller in July 1991, together with interest and attorney's fees. On August 27, 1996, a motion was filed on behalf of defendants to compel 32 of the plaintiffs to submit their claims to arbitration before The American Arbitration Association. These plaintiffs had signed agreements with Seller providing for arbitration of employment disputes. The motion also sought to stay the court proceedings as to the remaining plaintiffs. On January 21, 1997, the court entered an order granting the motion to compel arbitration, but denying the motion to stay proceedings as to the 17 plaintiffs who are not party to arbitration agreements. A responsive pleading with respect to these plaintiffs was thereafter filed. Settlement with all plaintiffs has been reached but release documents have not been executed by the parties.

                                SCHEDULE 2.12
                                  Insurance


See attached.

WATKINS-JOHNSON COMPANY
Summary of Insurance
Date: 29 Aug 1997                                                    Page 1 of 3


                                           Carrier        Limits                   Deductible        Expires
                                           -------        ------                   ----------        -------
Commercial General Liability               Chubb          $1 mil/occur                 $0             4/1/98
                                                          $2 mil gen agg           ($50,000 WJE)
                                                          $2 mil products
                                                          $1 mil PI/Advert
                                                          $1 mil Fire

Business Auto Liability                    Chubb          $1 mil liability         $250 compreh.      4/1/98
                                                          $1 mil uninsured         $500 collision
                                                          PD: listed vehicles
                                                           (only)

Umbrella (over CGL, auto, foreign GL       National       $10 mil xs primary            None          4/1/98
 and auto, EL (domestic & foreign))        Union

Excess Liability (follow form Umbrella)    Chubb          $25 mil xs $10 mil            None          4/1/98

Workers' Comp/Employers' Liability         Lumbermens     WC: Statutory                 None          4/1/98
 (For coverage outside California)                        EL: $1 mil

Excess Workers' Comp & EL                  National       WC: Statutory excess          None          4/1/00
 (California excess over self-ins.)        Union           of $250,000 self-ins.
                                                          EL: $1 mil

D&O Liability                              Chubb          $10 mil                  $0 Individual     10/15/97
                                                                                   $500,000 Corp

Fidicuiary & Employee Benefits             Chubb          $10 mil                     $10,000        10/15/97
 Liability

Special Accident Coverage                  Chubb          $5 mil                        None         10/15/97


 (California excess over self-ins.)


                                           Carrier        Limits                   Deductible        Expires
                                           -------        ------                   ----------        -------
Errors and Omissions (WJ Environ)          London         $1 mil/occur             $100,000          1/1/98
                                                          $2 mil aggreg

Foreign CGL/Auto/Workers' Comp             Chubb          $1 mil                      None           4/1/98
 (controlled master program)

Foreign Property/BI/B&M                    Chubb          $10 mil/occur: PD&BI     $  1,000          4/1/98
 (controlled master program)                              $1 mil OPP               $5,000 EQ
                                                          $1 mil Contin BI          24 hr BI
                                                          $250,000 Tenants

Marine Cargo                               Firemans       $5 mil/conv - Int'l      $ 10,000          Until
                                           Fund           $2 mil/conv - USA                          Cancellation

Aviation Products Liability                USAIG          $20 mil aggregate           None           4/1/98

Business Travel Accident                   AIG Life       $300,000/accident           None           1/1/99
                                                          $3 mil aggregate

Crime - Employee Recr Ass'n                Hartford       $40,000/occur               None           Until
                                                                                                     Cancellation

CGL/Auto - Employee Recr Ass'n             Chubb          $1 mil/occur                None           4/1/97
                                                          $2 mil gen aggr

Notary Bonds (various)                     Safeco         $10,000                    None            Various

U.S. Customs-Importer/Broker Bond          St. Paul       $100,000                   None            5/2/98

Fidelity and Crime                         Arkwright      $2 mil employee theft    $25,000           7/1/98
                                                          $2 mil forgery and
                                                           alteration




                                           Carrier        Limits                   Deductible        Expires
                                           -------        ------                   ----------        -------
Domestic Property Insurance                Arkwright      $500 mil/occur: PD&BI    $50,000            7/1/98
                                                          $100 mil/occur: Flood
                                                          $100 mil/occur: EQ
                                                           (but $0 EQ in Calif)
                                                          $1 mil MUL
                                                          $5 mil Svc Interruption
                                                          $3 mil CTE
                                                          $10 mil extra expense


                                SCHEDULE 2.20
                             Inventory Valuation


See attached.

Inventory shall be valued as determined in accordance with generally accepted accounting principles (GAAP) consistently applied and practices normally used by Seller in preparing its frnancial statements using the lower of cost or market.

Finished Goods inventory on production catalog orders is valued based on actual physical count multiplied by a unit price based either on historical actuals or a cost roll-up of the bill of material.

Raw Material inventory (prior to stockroom receipt) is valued based on purchase order receipts multiplied by purchase order price.

Stockroom inventory is valued based on actual physical count multiplied by a unit price based either on historical actuals, a cost roll-up of the bill of material, or weighted moving average.

Work in process inventory on production fixed-price catalog orders is valued based on actual costs incurred on outstanding work orders.

Work in process inventory on non-catalog fixed-price short-term contracts is valued based on actual costs incurred and anticipated cost estimates-to-complete in meeting contractual commitments or required milestones. Any anticipated losses on contracts are charged to earnings when identified. Seller's estimates have been consistently applied in accordance with GAAP, and are based on the most recent cost input data at the time of the estimate. Buyer should note that changes in business conditions and/or operational structure and other unanticipated technical issues arising after the date of the estimate may cause the actual total costs to vary substantially.

Long-term fixed-price contract costs and cost-plus-fixed-fee (CPPF) contract costs are excluded from inventory.

                                 SCHEDULE 3.3

                         Buyer Approvals and Permits


1. Buyer's ultimate parent entity will be required to file under the Hart-Scott-Rodino Act. Buyer's purchase of the Stock will be subject to the applicable waiting period (and any other restrictions) thereunder.

2. Buyer plans to make a voluntary filing with the Committee on Foreign Investment in the United States under the Exon-Florio Amendment to the Defense Production Act of 1950.

                                 SCHEDULE 6.2(d)

[N.B.: This list covers third-party (i.e., non-governmental) consents only.
Section 6.1(b) of the Stock Purchase Agreement provides that all Permits and Approvals (other than Government Contract Novations) required to be obtained from any Governmental Entity (including the facility security clearances, environmental and other permits, export licenses, consent to the transfer of the Government Furnished Items, etc.) shall have been obtained on or prior to the Closing Date and the HSR waiting period shall have expired or been terminated.]


1. Consents to assignment/change in control with respect to any and all contracts with the following (and any subsidiaries or other affiliates thereof):

         a. Hughes (including, but not limited to, Hughes Missile Systems Company and Hughes Aircraft Co.).

         b. Lockheed Martin (including, but not limited to, Lockheed Martin Federal Systems, Lockheed Martin Aerospace, Martin Marietta, Martin Marietta Millimeter Technologies, etc.).

         c. Raytheon (including, but not limited to, Raytheon Co. and Raytheon TI Systems (RTIS), and including all consents/ documentation necessary to transfer the liened AMRAAM inventory).

         d.       EDL Communications Ltd.

         e.       Motorola Inc.

         f.       E-Systems.

         9.       Nortel Ltd.

         h.       Litton Systems, Inc.

         i.       Boeing (including, but not limited to, Boeing North America)

2.       "Split" of Oracle license/new Oracle license to Company.

3.       Consent to assignment/change in control of Calif. Eastern Labs.

4.       Consent to assignment/change in control of Hana Semiconductor.

5.       Consent to assignment/change in control of MP World Electronic
         Corporation.

6.       Consent to assignment/change in control of Pacific Microwave
         Corporation.

7.       Consent to assignment/change in control of Fastech Microelectronics.

8.       Consent to assignment/change in control of Comdisco.

9. Flatirons Labs Inc. shall have unconditionally assigned to Seller all rights to the Jointly Owned Technology (as defined in the Technology Development Agreement dated June 16, l994, as amended on September 2,
         1997), which rights shall be transferred to Company or to Buyer at the Closing. [Under review.]

10. Consent to assignment/change in control/release of collateral/negative pledge of ABN-AMRO Bank, N.V., as Agent under Credit Agreement with Seller dated November 30, 1995.

11. Consent to assignment/change in control of the counterparties to all Nondisclosure/Proprietary/Teaming Agreements with any of the parties referred to in Item 1 above.

 12. [Representative/Distributor Agreements.] [Need to discuss with Vogel.]

13. Consent to assignment/change in control of Stanford (ground lessor) and Taylor-Woodrow (master lessor) re: Buildings 3, 5 and 6 leases.

                                    SCHEDULE 8.3(a)

None.

The parties acknowledge that the Buyer is responsible for payment of Taxes due for Tax periods ending after the Closing Date that apply to property leased by the Company (subject to (a) the Tax allocation provisions of the Agreement including, but not limited to, Section 5.3(c) of the Agreement and (b) any indemnification by the Seller with respect thereto provided for under the Agreement including, but not limited to, indemnification under Section 8.3(a)(vi) of the Agreement).